Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:

A123 SYSTEMS, INC., et al.,

Debtors.(1)

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x : : : : : x	Chapter 11 Case No. 12-12859 (KJC) Jointly Administered

DISCLOSURE STATEMENT WITH RESPECT TO

JOINT PLAN OF LIQUIDATION OF A123 SYSTEMS, INC., ET AL.

LATHAM & WATKINS LLP D. J. Baker Rosalie Walker Gray Adam S. Ravin Annemarie V. Reilly 885 Third Avenue New York, NY 10022-4834 (212) 906-1200 -and-	RICHARDS, LAYTON & FINGER, P.A. Mark D. Collins Michael J. Merchant 920 N. King Street Wilmington, DE 19801 (302) 651-7700 Counsel for Debtors
Caroline A. Reckler Matthew L. Warren Suite 5800 233 South Wacker Drive Chicago, IL 60606 (312) 876-7700
Counsel for Debtors Dated: February 6, 2013

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS RESERVE THE RIGHT TO MODIFY OR SUPPLEMENT THIS DISCLOSURE STATEMENT PRIOR TO SUCH APPROVAL.

(1)           The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: A123 Systems, Inc. (3876); A123 Securities Corporation (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o A123 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

IMPORTANT INFORMATION FOR YOU TO READ

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT FOR THE PURPOSE OF SOLICITING VOTES TO ACCEPT THE JOINT PLAN OF LIQUIDATION OF A123 SYSTEMS, INC., ET AL. (THE “PLAN”).  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY PERSON OR ENTITY FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  SUCH STATEMENTS CONSIST OF ANY STATEMENT OTHER THAN A RECITATION OF HISTORICAL FACT AND CAN BE IDENTIFIED BY THE USE OF FORWARD LOOKING TERMINOLOGY SUCH AS “MAY,” “EXPECT,” “BELIEVE,” “PREDICTS,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.  THE READER IS CAUTIONED THAT ALL FORWARD LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND THERE ARE CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE REFERRED TO IN SUCH FORWARD LOOKING STATEMENTS.  THE LIQUIDATION ANALYSIS, FINANCIAL PROJECTIONS, AND OTHER INFORMATION CONTAINED HEREIN AND ATTACHED HERETO ARE ESTIMATES ONLY.  THE TIMING AND AMOUNT OF ACTUAL DISTRIBUTIONS TO AND RECOVERIES BY HOLDERS OF ALLOWED CLAIMS, AND IF ALL ALLOWED CLAIMS ARE PAID IN FULL WITH INTEREST, ALLOWED INTERESTS, MAY BE AFFECTED BY MANY FACTORS THAT CANNOT BE PREDICTED.  FACTORS THAT COULD CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM EXPECTATIONS INCLUDE THOSE FACTORS DESCRIBED IN PART VIII HEREIN TITLED “RISK FACTORS”.  THEREFORE, ANY ANALYSES, ESTIMATES OR RECOVERY PROJECTIONS MAY OR MAY NOT TURN OUT TO BE ACCURATE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW.  THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF A123 SYSTEMS, INC. OR ANY OF THE DEBTORS IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

NO LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IS PROVIDED TO YOU BY THIS DISCLOSURE STATEMENT.  THE DEBTORS URGE EACH HOLDER OF A CLAIM OR AN INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN AND EACH OF THE PROPOSED DISTRIBUTIONS AND OTHER ACTIONS CONTEMPLATED THEREBY.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER.  RATHER, THIS DISCLOSURE STATEMENT SHALL CONSTITUTE A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS RELATED TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED LITIGATION OR ACTIONS.

NO RELIANCE SHOULD BE PLACED ON THE FACT THAT A PARTICULAR ESTATE CAUSE OF ACTION OR PROJECTED OBJECTION TO A PARTICULAR CLAIM OR INTEREST IS, OR IS NOT, IDENTIFIED IN THIS DISCLOSURE STATEMENT, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN A FINAL ORDER OF THE BANKRUPTCY COURT.  THE DEBTORS, PRIOR TO THE EFFECTIVE DATE, OR THE LIQUIDATION TRUST, AFTER THE EFFECTIVE DATE, MAY SEEK TO INVESTIGATE, FILE AND PROSECUTE ANY ESTATE CAUSES OF ACTION OR OBJECTIONS TO CLAIMS AND INTERESTS, AND MAY DO SO AFTER THE CONFIRMATION DATE OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THE DISCLOSURE STATEMENT IDENTIFIES SUCH ESTATE CAUSES OF ACTION OR OBJECTIONS.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN ANTICIPATED EVENTS IN THE DEBTORS’ CHAPTER 11 CASES AND CERTAIN DOCUMENTS RELATED TO THE PLAN THAT ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.  ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THE

SUMMARIES DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH EVENTS.  IN THE EVENT OF ANY CONFLICT, INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN AND CONTROL FOR ALL PURPOSES.  EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED, FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT.  THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.  ALL HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE ENCOURAGED TO REVIEW THE DISCLOSURE STATEMENT AND PLAN, INCLUDING ALL EXHIBITS ATTACHED HERETO AND THERETO, IN THEIR ENTIRETY BEFORE CASTING THEIR VOTES TO ACCEPT OR REJECT THE PLAN.

THE DEBTORS’ MANAGEMENT HAS REVIEWED THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT.  ALTHOUGH THE DEBTORS HAVE USED THEIR REASONABLE GOOD FAITH EFFORTS TO ENSURE THE ACCURACY OF THIS FINANCIAL INFORMATION, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED (UNLESS EXPRESSLY PROVIDED HEREIN).

THE DEBTORS ARE GENERALLY MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED.  ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO.  HOLDERS OF CLAIMS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THE DATE OF THE DISCLOSURE STATEMENT OR SUCH EARLIER DATE AS MAY BE SPECIFICALLY NOTED.  THE DEBTORS HAVE NOT AUTHORIZED ANY PERSON OR ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS, THE PLAN OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN MUST RELY ON THEIR OWN EVALUATION OF THE DEBTORS AND THEIR OWN ANALYSES OF THE TERMS OF THE PLAN IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.  IMPORTANTLY, PRIOR TO DECIDING WHETHER AND HOW TO VOTE ON THE PLAN, EACH HOLDER OF A CLAIM IN A VOTING CLASS SHOULD REVIEW THE PLAN IN ITS ENTIRETY AND CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT AND ANY EXHIBITS HERETO, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL IN PART VIII HEREIN TITLED “RISK FACTORS.”

THE PLAN HAS BEEN NEGOTIATED WITH AND AGREED TO BY THE OFFICIAL CREDITORS’ COMMITTEE.

THE DEBTORS AND THE OFFICIAL CREDITORS’ COMMITTEE SUPPORT CONFIRMATION OF THE PLAN.  THE DEBTORS AND THE OFFICIAL CREDITORS’ COMMITTEE URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PLAN.

THE VOTING DEADLINE IS [    ]:00 EASTERN TIME ON [                ], [                ], 2013,  UNLESS THE DEBTORS, WITH CONSENT OF THE OFFICIAL CREDITORS’ COMMITTEE, EXTEND THE VOTING DEADLINE.

TO BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE PLAN, THE VOTING AGENT MUST ACTUALLY RECEIVE YOUR BALLOT ON OR BEFORE THE VOTING DEADLINE.

ii

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TABLE OF CONTENTS

(continued)

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TABLE OF APPENDICES

Appendix A          Plan of Liquidation

Appendix B          Organizational Chart

Appendix C          Liquidation Analysis

THE DEBTORS HEREBY ADOPT AND INCORPORATE EACH APPENDIX ATTACHED TO THIS
DISCLOSURE STATEMENT BY REFERENCE AS THOUGH FULLY SET FORTH HEREIN.

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DISCLOSURE STATEMENT WITH RESPECT TO
JOINT PLAN OF LIQUIDATION OF A123 SYSTEMS, INC., ET AL.

I.
INTRODUCTION

A.                                    PURPOSE OF DISCLOSURE STATEMENT

The Debtors submit this Disclosure Statement with Respect to Joint Plan of Liquidation of A123 Systems, Inc., et al. (as it may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”) in connection with the solicitation of votes to accept or reject the Joint Plan of Liquidation of A123 Systems, Inc., et al. (the “Plan”). A copy of the Plan is attached to this Disclosure Statement as Appendix A.  All capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meanings set forth in the Plan.  To the extent of any conflict between the terms or conditions of this Disclosure Statement and the Plan, the terms and conditions of the Plan shall control and govern.

The purpose of this Disclosure Statement is to provide sufficient information to enable the creditors of the Debtors entitled to vote on the Plan to make an informed decision on whether to accept or reject the Plan.  This Disclosure Statement includes, without limitation, information about:

•                                          the Debtors’ prepetition operating and financial history;

•                                          the events leading to the filing of Chapter 11 Cases;

•                                          events during the Chapter 11 Cases;

•                                          a summary of the terms and provisions of the Plan;

•                                          the process for confirming the Plan;

•                                          certain risk factors relating to the Debtors and confirmation and consummation of the Plan;

•                                          certain tax consequences of the consummation of the Plan;

•                                          alternatives to confirmation and consummation of the Plan; and

•                                          the solicitation and voting procedures for the Plan.

Additional copies of this Disclosure Statement are available, free of charge, upon request made to (i) the office of the Debtors’ counsel at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attn: Annemarie Reilly, (212) 906-1849 (telephone), (212) 751-4864 (facsimile) or annemarie.reilly@lw.com (email) or (ii) the Voting Agent, Logan & Company, Inc., at 546 Valley Road, Upper Montclair, New Jersey 07043, (973) 509-3190 (telephone), (973) 509-1131 (facsimile) or A123@loganandco.com (email).

In addition, a ballot for voting to accept or reject the Plan (the “Ballot”) is enclosed with this Disclosure Statement for holders of Claims who are entitled to vote to accept or reject the Plan.  If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the procedures for voting on the Plan, please promptly contact Logan & Company, Inc.

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the other appendices attached hereto and the instructions accompanying the Ballots in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims for voting purposes and the tabulation of votes.

THIS INTRODUCTION IS BEING PROVIDED AS AN OVERVIEW OF THE MATERIAL ITEMS ADDRESSED IN THIS DISCLOSURE STATEMENT AND THE PLAN, WHICH IS QUALIFIED BY REFERENCE TO THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN.  THIS INTRODUCTION SHOULD NOT BE RELIED UPON FOR A COMPREHENSIVE DISCUSSION OF THE DISCLOSURE STATEMENT AND/OR THE PLAN OR IN LIEU OF REVIEWING THE DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY.

B.                                    OVERVIEW OF THE PLAN

The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan.  For a more detailed description of the terms and provisions of the Plan, see Part III of this Disclosure Statement, entitled “The Plan.”

The Plan provides for the liquidation of Assets of the Estates, including the investigation and prosecution of Estate Causes of Action, by a Liquidation Trust to be formed pursuant to the Plan and a Liquidation Trust Agreement.  The Plan defines “Assets” as (a) all assets and properties of every kind, nature, character and description (whether real, personal, or mixed, whether tangible and intangible, including contract rights, wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by the Debtors as of the Effective Date and that constitute property of the Estates within the purview of Bankruptcy Code Section 541 including, without limitation, any and all claims, Estate Causes of Action or rights of the Debtors under federal, state, or foreign law, letters of credit issued for the benefit of the Debtors and the monies deposited to secure the performance of any contract or lease by the Debtors or any affiliate thereof; and (b) the proceeds, products, rents and profits of any of the foregoing.  For the avoidance of doubt, Assets include the rights of the Debtors under the Navitas Asset Purchase Agreement, the Wanxiang Asset Purchase Agreement, and the Sale Orders.

The Liquidation Trust is to be managed by a Liquidation Trustee under the oversight of a Liquidation Trust Oversight Committee selected by the Official Creditors’ Committee.  The Liquidation Trust will be responsible for liquidating the Assets and making Distributions to holders of Allowed Claims and, if applicable, Allowed Interests, as well as all other administrative tasks necessary for ultimate resolution of the Chapter 11 Cases, pursuant to the terms of the Plan and the Liquidation Trust Agreement.

The Plan is premised on deemed consolidation of the Estates of each of the Debtors.  The Plan serves as the Debtors’ request, in lieu of a separate motion to the Bankruptcy Court, that it deems the Debtors’ Estates consolidated for all purposes related to the Plan and Distribution.

The following is an overview of certain additional material terms of the Plan:

•                                          The Debtors will be liquidated pursuant to the Plan and all liquid Assets, after deductions for overhead relating to the implementation of the Plan and the administration of the Liquidation Trust, will be available for Cash Distributions in the order of priority discussed in the Plan.

•                                          Claims and Interests are treated generally in accordance with the priorities established under the Bankruptcy Code.

•                                          Holders of Allowed Administrative Claims, Fee Claims and Priority Tax Claims will be paid in full as required by the Bankruptcy Code, unless otherwise agreed by the holders of such Claims.

•                                          Holders of Allowed Remaining Secured Claims, Priority Non-Tax Claims and Convenience Claims (which are Claims (i) in the amount of $10,000 or less or (ii) in an amount greater than $10,000 but reduced to $10,000 as described in the Plan) will be paid in full.

•                                          After payment in full of, or adequate reserve for, Claims entitled to payment in full, Allowed General Unsecured Claims, Senior Notes Claims and Subordinated Notes Claims will each receive Distributions of Available Cash in an amount equal to their respective Pro Rata shares of the Available Cash remaining in the LT Distribution Account. If there is sufficient Available Cash to pay these Claims in full, as well as Allowed Subordinated Other Claims in full, the Plan also provides for postpetition interest payments to the holders of Claims in such Classes.  Holders of General Unsecured Claims, Senior Notes Claims and Subordinated Notes Claims will be entitled to vote to accept or reject the Plan.

•                                          It is not expected that there will be Available Cash remaining for Subordinated Other Claims, Subordinated Stock Claims or A123 Interests. Nevertheless, the Plan provides that in the event there is remaining Available Cash, Allowed Subordinated Other Claims will be entitled to share in it and, if Allowed Subordinated Other Claims are paid in full and postpetition interest is paid as provided for in the Plan for such Claims and all prior Claims, then Allowed Subordinated Stock Claims and A123 Interests will be entitled to share in such remaining Available Cash.  Because these Classes are not likely to receive any recovery under the Plan, they are deemed to reject the Plan and will not be voting.

•                                          A123 Systems, Inc. Common Stock will be cancelled.

•                                          Holders of Subsidiary Interests will receive no distributions under the Plan.

•                                          All executory contracts and unexpired leases will be rejected unless otherwise disposed of before the Effective Date.

•                                          The Liquidation Trustee will be responsible for the dissolution of all Debtor entities on or after the Effective Date.

1.                                       Summary of Plan Classification, Treatment and Voting Rights

Under the Plan, a Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.  A Claim or Interest may be bifurcated and classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

To implement the treatment of Claims and Interests in accordance with legal priorities, the Plan places each Class of Claims and Interests into one of five tiers according to the seniority of the Claims.  Administrative Claims, Fee Claims, Priority Tax Claims, Priority Non-Tax Claims, Remaining Secured Claims and Convenience Claims, whether Allowed or Disputed are First Tier Claims.  General Unsecured Claims, Senior Notes Claims and Subordinated Notes Claims, whether Allowed or Disallowed, are Second Tier Claims.  Subordinated Other Claims, whether Allowed or Disallowed, are Third Tier Claims.  Postpetition interest (as provided for under the Plan) on account of Priority Tax Claims, Priority Non-Tax Claims, Remaining Secured Claims, Convenience Claims, General Unsecured Claims, Senior Notes Claims, Subordinated Notes Claims and Subordinated Other Claims are Fourth Tier Claims.  Subordinated Stock Claims and A123 Interests are Fifth Tier Claims/Interests.  Claims and Interests in lower ranked tiers will not receive any Distributions under the Plan until all Claims in any higher ranked tiers are paid, or reserved for, in full.

The following table summarizes the classification of Claims and Interests and the treatment of, estimated recovery for and voting rights of each Class under the Plan.  The estimated recovery for General Unsecured Claims in Class 4, Senior Notes Claims in Class 5 and Subordinated Notes Claims in Class 6 assumes aggregate amounts for such Classes based upon the amounts of Claims included in the Schedules plus the Face Amount of Proofs of Claim filed against the Debtors, excluding amounts for unliquidated and contingent Claims and excluding potential additional amounts for rejection damages or other Claims asserted in Proofs of Claim that may be subject to a later Bar Date.  The aggregate amount of Allowed Claims finally entitled to receive Distributions under the Plan may be higher or lower than the assumed aggregate amounts as a result of disallowances in whole or part of the Face Amounts of Proofs of Claim or the allowance of amounts for Proofs of Claim filed as unliquidated and/or contingent, including in either case the disallowance or allowance of Proofs of Claim that may be subject to a later Bar Date.  It should also be noted that certain Claims entitled to be paid in full ahead of Classes 4, 5 and 6, including Priority Tax Claims subject to the later Governmental Unit Bar Date, Administrative Claims subject to the Administrative Claims Bar Date, and postpetition Claims for taxes that are not subject to any Bar Date, may be asserted and Allowed in amounts that significantly diminish the amount of Available Cash that could be distributed to Classes 4, 5 and 6.  Thus, the final recovery for such Classes may be lower or higher than the estimated recovery.

In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims, Fee Claims and Priority Tax Claims have not been classified but appear in the table to summarize their respective treatment.

SUMMARY OF TREATMENT AND EXPECTED RECOVERIES

(All capitalized terms used but not otherwise defined below will have the meanings set forth in the Plan.)

Class	Claim/Interest	Description, Treatment and Projected Recovery for Claim/Interest	Estimated Percentage Recovery(2)

N/A	Administrative Claims

An Administrative Claim is an obligation of the Debtors under Bankruptcy Code Section 503(b) entitled to priority in payment under Bankruptcy Code Section 507(a), including but not limited to: (a) a 503(b)(9) Claim; (b) the actual and necessary costs and expenses incurred after the Petition Date for preserving the Estates and/or operating the Debtors’ businesses; (c) cure costs associated with the assumption or assumption and assignment of executory contracts and unexpired leases pursuant to Bankruptcy Code Section 365 (other than Wanxiang Cure Costs); and (d) all Statutory Fees. As used in the Plan, the term “Administrative Claim” excludes Fee Claims.

100%

(2)          In view of certain pending bar dates, estimated percentage recovery to be updated prior to the Disclosure Statement Hearing.

Class	Claim/Interest	Description, Treatment and Projected Recovery for Claim/Interest	Estimated Percentage Recovery(2)

The Plan provides that Administrative Claims are First Tier Claims. Under the Plan, unless the holder of an Allowed Administrative Claim agrees to receive other less favorable treatment, each holder of an Allowed Administrative Claim will be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that Allowed Administrative Claims of the United States Trustee for Statutory Fees will be paid on the Effective Date and thereafter, as such fees may thereafter accrue and be due and payable, by the Liquidation Trustee pursuant to Section 7.06 of the Plan in accordance with the applicable schedule for payment of such fees.

Administrative Claims are not classified and are treated as required by the Bankruptcy Code. The holders of such Claims are not entitled to vote on the Plan.

N/A	Fee Claims

A Fee Claim is a Claim: (a) of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to Bankruptcy Code Sections 327, 328, 330, or 331 (other than ordinary course professionals of the Debtors); and (b) of any professional or other party-in-interest seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code Section 503(b).

The Plan provides that all Final Fee Applications for payment of Fee Claims must be filed by the Fee Claims Bar Date pursuant to the procedures set forth in Section 4.02 of the Plan, as described in Section V(C)(1)(b) of this Disclosure Statement.

The Plan further provides that Fee Claims are First Tier Claims. Under the Plan, unless the holder of an Allowed Fee Claim agrees to receive other less favorable treatment, each holder of an Allowed Fee Claim will be paid 100% of the unpaid amount of such Claim in Cash no later than five (5) Business Days after the date that such Claim is Allowed by order of the Bankruptcy Court.

Fee Claims are not classified and are treated as required by the Bankruptcy Code. The holders of such Claims are not entitled to vote on the Plan.

100%

N/A	Priority Tax Claims

A Priority Tax Claim is a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Section 507(a)(8).

The Plan provides that Priority Tax Claims are First Tier Claims. Under the Plan, unless the holder of an Allowed Priority Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Tax Claim will be entitled to receive 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim.

Priority Tax Claims are not classified and are treated as required by the Bankruptcy Code. The holders of such Claims are not entitled to vote on the Plan.

100%

1	Remaining Secured Claims

A Remaining Secured Claim is a Secured Claim arising prior to the Petition Date against any of the Debtors, other than the Prepetition Lender’s Claim, the Mass-CeC Claim, or any Secured Claim satisfied pursuant to the Wanxiang Sale Order.

Under the Plan, a Secured Claim is Claim (a) that is secured by a valid, perfected and enforceable Lien that is not subject to an Avoidance Action, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder’s interest in such property as of the relevant determination date or (b) that is subject to an offset right pursuant to Bankruptcy Code Section 553, to the extent of the amount subject to a valid setoff; which Claim will be in an amount, including postpetition interest and any reasonable fees, costs or charges to the extent permitted under Bankruptcy Code Section 506(b), that is agreed to in writing by the holder and the Debtors or the Liquidation Trustee or is determined by the Bankruptcy Court pursuant to Bankruptcy Code Section 506(a).

The Plan provides that Remaining Secured Claims are First Tier Claims. Under the Plan, unless a holder of an Allowed Remaining Secured Claim agrees to receive other less favorable treatment, each holder of an Allowed Claim in this Class will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that if the holder of an Allowed Remaining Secured Claim holds Cash with a right of setoff, such holder will be entitled to effect the setoff and thereby satisfy the Claim in lieu of

100%

Class	Claim/Interest	Description, Treatment and Projected Recovery for Claim/Interest	Estimated Percentage Recovery(2)

receiving payment.

The Plan requires that certain conditions be met before a holder of a Remaining Secured Claim is entitled to receive the foregoing treatment. First, except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (a) each holder of a Remaining Secured Claim, regardless of whether such Claim has been listed in the Schedules or asserted in a Proof of Claim: (1) will turn over and release to the Estates and the Liquidation Trust any and all property of the Estates that secures or purportedly secures such Claim and any such Lien arguably securing such Claim will automatically, and without further action by the Estates or the Liquidation Trust, be deemed released; provided, however, that if such property is Cash, in lieu of payment, the holder will be deemed to have setoff the Cash to the extent of the Allowed amount of the Claim, and will be obligated to turn over and release the balance of Cash and any other property that was held to secure the Claim; and (2) execute such documents and instruments as the Liquidation Trust require(s) to evidence such holder’s release of such property or Lien, and if such holder violates the Confirmation Order and the Plan by refusing to execute appropriate documents or instruments, the Liquidation Trust may, in its discretion, file a copy of the Confirmation Order which will serve to release any holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property will revert, vest or revest in accordance with the Plan, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, or other encumbrances of any kind; provided, however, that the physical turnover of property described in (a)(1) above, is necessary and required only to the extent the holder is in possession or control of the property that secures or purportedly secures such Claim.

Additionally, without limiting the automatic release provisions of the immediately preceding Paragraph, the Plan provides that: (a) no distribution thereunder will be made to or on behalf of any holder unless and until such holder executes and delivers to the Estates or the Liquidation Trust such release of Liens or otherwise turns over and releases any property in such holder’s possession; (b) any holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date (or such other date as may be agreed by the Liquidation Trust and such holder) will be subject to whatever sanction is deemed appropriate by the Bankruptcy Court; and (c) the Liquidation Trust, which will be deemed to be appointed as attorney-in-fact for all such holders of Remaining Secured Claims for the purpose of releasing such Liens, will be authorized to use, and all authorities will be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

Remaining Secured Claims are Unimpaired. The holders of such Claims are deemed to accept the Plan will not vote.

2	Priority Non-Tax Claims	A Priority Non-Tax Claim is a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Sections 507(a)(3), (4), (5), (6) or (7).	100%

The Plan provides that Priority Non-Tax Claims are First Tier Claims. Under the Plan, unless the holder of an Allowed Priority Non-Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Non-Tax Claim will be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

		Priority Non-Tax Claims are Unimpaired. The holders of such Claims are deemed to accept the Plan and will not vote.

3	Convenience Claims

A Convenience Claim is any Claim that is not an Administrative Claim, a Priority Tax Claim, a Fee Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim that is (a) in an amount of ten thousand dollars ($10,000) or less or (b) in an amount greater than ten thousand dollars ($10,000) but which is reduced to ten thousand dollars ($10,000) (i) by an irrevocable written election by the holder of such Claim made by completing, executing and delivering by the Voting Deadline an Election to Reduce Claim or (ii) pursuant to a settlement agreement between the Debtors and the holder of such Claim entered into after the Voting Deadline. Convenience Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

			100%

Each holder of an Allowed Convenience Claim will be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

		Convenience Claims are Unimpaired. The holders of such Claims are deemed to accept the Plan

Class	Claim/Interest	Description, Treatment and Projected Recovery for Claim/Interest	Estimated Percentage Recovery(2)

and will not vote.

4	General Unsecured Claims

A General Unsecured Claim is a Claim in an amount greater than $10,000 that is not an Administrative Claim, a Fee Claim, a Priority Tax Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim. General Unsecured Claims are Second Tier Claims under the Plan. Accordingly, General Unsecured Claims will be entitled to be paid under the Plan as soon as practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claim Bar Date.

[65.7]%

The Plan provides that, unless the holder of an Allowed General Unsecured Claim agrees to receive other less favorable treatment, each holder of an Allowed General Unsecured Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 5 and 6) of the Unsecured Allocation. In lieu of the foregoing, each holder of a General Unsecured Claim will have the option to reduce the amount of such holder’s Claim to ten thousand dollars ($10,000) and, thus, become the holder of a Convenience Claim in Class 3 by completing, executing and delivering to the Claims Agent by the Voting Deadline an Election to Reduce Claim.

General Unsecured Claims are Impaired. The holders of such Claims are entitled to vote to accept or reject the Plan.

5	Senior Notes Claims

A Senior Notes Claim is the Claim of any Senior Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date. Senior Notes Claims are Second Tier Claims under the Plan. Accordingly, Senior Notes Claims will be entitled to be paid under the Plan as soon as practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claim Bar Date.

[100]%

Under the Plan, each holder of an Allowed Senior Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive (a) commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 6) of the Unsecured Allocation, and (b) until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount (which is the aggregate of Allowed Senior Notes Claims plus postpetition interest through the Effective Date), the Pro Rata share of the Unsecured Allocation that would otherwise be distributed to the holders of Claims in Class 6.

IT IS EXPECTED THAT ALLOWED SENIOR NOTES CLAIMS WILL BE PAID IN FULL AS A RESULT OF THE PLAN’S ENFORCEMENT OF THEIR SENIOR RIGHTS VIS A VIS THE SUBORDINATED NOTES CLAIMS.

Senior Notes Claims are Impaired. The holders of such Claims are entitled to vote to accept or reject the Plan.

6	Subordinated Notes Claims

A Subordinated Notes Claim is the Claim of any Subordinated Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date. This term specifically excludes any Subordinated Notes Indenture Trustee Expense. Subordinated Notes Claims are Second Tier Claims under the Plan. Accordingly, Subordinated Notes Claims will be entitled to be paid under the Plan as soon as practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claim Bar Date.

[65.0]%

Under the Plan, each holder of an Allowed Subordinated Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 5) of the Unsecured Allocation, provided, however, that, until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount, any such Distributions that would otherwise have been received by the Subordinated Noteholders will be reallocated and distributed to the Senior Noteholders on account of the Senior Notes.

Subordinated Notes Claims are Impaired. The holders of such Claims are entitled to vote to accept or reject the Plan.

Class	Claim/Interest	Description, Treatment and Projected Recovery for Claim/Interest	Estimated Percentage Recovery(2)

7	Subordinated Other Claims

A Subordinated Other Claim is (a) any Claim, other than a Subordinated Stock Claim, asserted against any of the Debtors that is subordinated pursuant to either Bankruptcy Code Section 510(b) or Bankruptcy Code Section 510(c); or (b) any Claim for any fine, penalty, or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including, without limitation, any such Claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, willful intellectual property infringement, fraud, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise), and any such Claim asserted by a Governmental Unit in connection with a tax or other obligation owing to such unit. Subordinated Other Claims are Third Tier Claims under the Plan and, accordingly, will not receive any Distribution until payment in full of, or adequate reserve for, all First Tier Claims and Second Tier Claims.

0%

The Plan provides that, subject to the provisions of Section 5.11 of the Plan and as described below in Section V.C.III, no holder of a Subordinated Other Claim will receive or retain any property under the Plan or the Liquidation Trustee Agreement on account of such holder’s Claim.

Subordinated Other Claims are Impaired. The holders of such Claims are deemed to have rejected the Plan and will not vote.

8	Subordinated Stock Claims

A Subordinated Stock Claim is any Claim against any of the Debtors that is subordinated pursuant to Bankruptcy Code Section 510(b) arising from the rescission of a purchase or sale of any Interest, any Claim for damages arising from the purchase or sale of any Interest, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim. Subordinated Stock Claims are Fifth Tier Claims/Interests under the Plan and, accordingly, will not receive any Distribution until payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims, Third Tier Claims or Fourth Tier Claims.

0%

The Plan provides that, subject to Section 5.11 of the Plan and as described below in Section V.C.III, no holder of a Subordinated Stock Claim will receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

Subordinated Stock Claims are Impaired. The holders of such Claims are deemed to have rejected the Plan and will not vote.

9	A123 Interests

An A123 Interest is any equity security, within the meaning of Bankruptcy Code Section 101(16), issued by A123 and outstanding prior to the Effective Date including, without limitation, any preferred stock, common stock, stock unit, stock options or other right to purchase the stock of A123, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in A123 prior to the Effective Date. A123 Interests are Fifth Tier Claim/Interests under the Plan and, accordingly, will not receive any Distribution until payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims, Third Tier Claims or Fourth Tier Claims.

0%

The Plan provides that all A123 Interests will be cancelled as of the Effective Date. Subject to the provisions of Section 5.11 of the Plan and as described below in Section V.C.III, no holder of an A123 Interest will receive or retain any property under the Plan or the Liquidation

A123 Interests are Impaired. The holders of such Interests are deemed to have rejected the Plan and will not vote.

10	Subsidiary Interests	Subsidiary Interests means, collectively, all of the issued and outstanding shares of stock or membership interests of A123 Securities and Grid Storage.	0%

The Plan provides that holders of Subsidiary Interests will not receive or retain any property under the Plan on account of such Interests.

Subsidiary Interests are Impaired. The holders of such Interests are deemed to have rejected the Plan and will not vote.

C.                                    THE VOTING PROCESS

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a plan of reorganization are entitled to vote to accept or reject a proposed plan. Generally, a claim or equity interest is impaired under a plan if the holder’s legal, equitable or contractual rights are altered under such plan. Classes of claims or equity interests under a chapter 11 plan in which such claims or equity interests are unimpaired are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. In addition, classes of claims or equity interests under a chapter 11 plan in which such claims or equity interests will not receive or retain any property are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. In connection with the Plan, therefore:

•                                          Claims in Classes 4, 5 and 6 (together, the “Voting Classes”) are Impaired. As a result, the votes of the holders of Claims in such Classes will be solicited.

•                                          Claims in Classes 1, 2 and 3 are Unimpaired. As a result, the votes of the holders of Claims in such Classes will not be solicited.

•                                          Claims in Classes 7 and 8 and Interests in Classes 9 and 10 are Impaired and the holders of such Claims and Interests are not expected to receive any Distribution on account of such Claims and Interests. As a result, the holders of Claims and Interests in those Classes are deemed to have rejected the Plan and the votes of holders of such Claims and Interests will not be solicited.

In consultation with the Official Creditors’ Committee, the Debtors established 5:00 p.m. Eastern Time on [                        ], [                     ], 2013 (the “Voting Record Date”) as the time and date for determining which holders of Claims are entitled to receive a copy of this Disclosure Statement and to vote to accept or reject the Plan. Accordingly, only holders of record that are otherwise entitled to vote on the Plan will receive a ballot or master ballot and may vote on the Plan.

The Debtors have retained Logan & Company, Inc. to, among other things, act as their voting agent (the “Voting Agent”). Specifically, the Voting Agent will assist the Debtors with: (a) mailing this Disclosure Statement and the applicable ballots (including beneficial owner ballots and master ballots in the case of the Subordinated Notes in Class 6), (b) soliciting votes on the Plan, (c) receiving, tabulating, and reporting on ballots cast for or against the Plan, (d) responding to inquiries from creditors and stakeholders relating to the Plan, the Disclosure Statement, the ballots and matters related thereto including, without limitation, the procedures and requirements for voting to accept or reject the Plan and objecting to the Plan, (e) if necessary, contacting creditors regarding the Plan and their ballots and (f) mailing notices required by the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that actually vote for acceptance or rejection of the plan. YOUR VOTE ON THE PLAN IS IMPORTANT.

If one of the Voting Classes rejects the Plan, the Debtors reserve the right to seek confirmation of the Plan over any such rejection pursuant to Bankruptcy Code Section 1129(b). Section 1129(b) permits the confirmation of a plan of liquidation notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims votes to accept such plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class. The Debtors reserve the right to alter, amend, or modify the Plan, the Plan Supplement, or any exhibit, in consultation with the Official Creditors’ Committee and in accordance with the provisions of the Plan including, without limitation, Section 14.01 of the Plan, if determined necessary to satisfy the requirements of Bankruptcy Code Section 1129(b).

With respect to holders of General Unsecured Claims in Class 4 and Senior Notes Claims in Class 5, a ballot is enclosed for the purpose of voting on the Plan. This Disclosure Statement, the appendices attached hereto and the related documents are the only materials the Debtors are providing to creditors for their use in determining whether to vote to accept or reject the Plan, and such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan.

With respect to holders of Subordinated Notes Claims in Class 6, this Disclosure Statement and the related materials will be furnished to holders of Subordinated Notes whose names (or the names of whose nominees) appear as of the Voting Record Date on the security holder lists maintained by the Subordinated Notes Indenture Trustee pursuant to the Subordinated Notes Indenture or, if applicable, who are listed as participants in a clearing agency’s security position listing. IF SUCH ENTITIES DO NOT HOLD FOR THEIR OWN ACCOUNT, THEY SHOULD PROVIDE COPIES OF THE DISCLOSURE STATEMENT, THE PLAN AND, IF APPLICABLE, BENEFICIAL OWNER BALLOTS OR MASTER BALLOTS, TO THE BENEFICIAL OWNERS. With respect to Subordinated Notes Claims, special voting instructions apply to beneficial owners, nominees of beneficial owners and securities clearing agencies. Those special instructions will accompany the beneficial owner ballot or master ballot provided to holders of Subordinated Notes Claims. Those instructions may be different from the general instructions contained herein. In the event of an inconsistency, the special instructions that accompany the beneficial owner ballot or master ballot should be followed. A summary of such instructions is set forth in more detail in Section X below.

The ballots, beneficial owner ballots and master ballots have been specifically designed for the purpose of soliciting votes on the Plan from the Voting Classes with respect thereto. All votes to accept or reject the Plan must be cast by using the ballot or beneficial owner ballot enclosed with the Disclosure Statement or, in the case of a bank, brokerage firm or other nominee holding Subordinated Notes in its own name on behalf of a beneficial owner, or any agent thereof (each, a “Nominee”) the master ballot provided to such Nominee under separate cover (or manually executed facsimiles thereof).

All ballots must be returned to the Voting Agent at the following address:

Logan & Company, Inc.

Attention: A123 Systems, Inc.

546 Valley Road

Upper Montclair, New Jersey 07043

Original executed ballots must be returned to the Voting Agent. The Voting Agent will reject any ballot, other than a master ballot, that is sent via facsimile or electronic mail transmission

Please refer to the instructions accompanying the ballots, beneficial owner ballots or master ballots for more information regarding voting requirements to ensure that your ballot, beneficial owner ballot or master ballot is properly and timely submitted such that your vote may be counted.

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT, BENEFICIAL OWNER BALLOT OR MASTER BALLOT MUST BE PROPERLY EXECUTED, COMPLETED, DATED AND DELIVERED SUCH THAT IT IS ACTUALLY RECEIVED ON OR BEFORE THE VOTING DEADLINE (5:00 P.M. EASTERN TIME ON [             ], [                     ], 2013) BY THE VOTING AGENT.

All properly completed ballots or master ballots received by the Voting Agent prior to the Voting Deadline from holders of Allowed Claims in the Voting Classes will be counted for purposes of determining whether each Class has accepted the Plan. The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting by each of Classes 4, 5 and 6.

If a ballot, beneficial owner ballot or master ballot is received by the Voting Agent after the Voting Deadline, it will not be counted, unless the Debtors have granted, in their sole discretion, an extension of the Voting Deadline in writing with respect to such ballot or master ballot. Additionally, the following ballots, beneficial owner ballots and master ballots will NOT be counted:

•                                          any ballot, beneficial owner ballot or master ballot that is illegible or contains insufficient information to permit the identification of the claimant;

•                                          any ballot, beneficial owner ballot or master ballot cast by or on behalf of a Person or Entity that does not hold a Claim in one of the Voting Classes;

•                                          any ballot, beneficial owner ballot or master ballot cast by or on behalf of a Disputed Claimant who has not timely filed a motion under Bankruptcy Rule 3018(a), or who has timely filed such a motion that was not granted by the Bankruptcy Court;

•                                          any ballot, beneficial owner ballot or master ballot that is properly completed, executed and timely submitted, but (a) does not indicate an acceptance or rejection of the Plan, (b) indicates both an acceptance and rejection of the Plan, or (c) partially accepts and partially rejects the Plan; and/or

•                                          any unsigned ballot, beneficial owner ballot or master ballot or any ballot that has a non-original signature (excluding master ballots transmitted by facsimile).

THE DEBTORS AND THE OFFICIAL CREDITORS’ COMMITTEE BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF ALL HOLDERS OF CLAIMS AND RECOMMEND THAT ALL HOLDERS OF CLAIMS IN VOTING CLASSES VOTE TO ACCEPT THE PLAN.

D.            THE CONFIRMATION HEARING AND OBJECTIONS TO CONFIRMATION

Bankruptcy Code Section 1128 requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the “Confirmation Hearing”). The Bankruptcy Court has set the Confirmation Hearing to commence on [                 ] at the United States Bankruptcy Court for the District of Delaware, 824 N. Market Street, 3rd Floor, Wilmington, DE 19801.        At the Confirmation Hearing, the Debtors will request confirmation of the Plan, as may be modified from time to time. The Debtors may modify the Plan, with the consent of the Official Creditors’ Committee and to the extent permitted by Bankruptcy Code Section 1127(a) and Bankruptcy Rule 3019, as necessary to confirm the Plan. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequently adjourned Confirmation Hearing. Notice of the Confirmation Hearing will be provided to holders of Claims and Interests or their representatives (the “Confirmation Hearing Notice”) pursuant to an order of the Bankruptcy Court. Objections to Confirmation must be filed with the Bankruptcy Court by [            ] and are governed by Bankruptcy Rules 3020(b) and 9014. Objections to Confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and Class of the Claim. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

E.            ESTIMATES AND FORWARD LOOKING STATEMENTS

This Disclosure Statement contains projected financial information and certain other forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such projected financial information and such other forward-looking statements. The projected financial information contained herein and in the appendices annexed hereto is therefore not necessarily indicative of the future financial condition of the Debtors, which may vary significantly from that set forth in such projected financial information. Consequently, the projected financial information and other forward-looking statements contained herein should not be regarded as representations by any of the Debtors, their advisors, or any Person that the projected financial condition or results of operations can or will be achieved. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM EXPECTATIONS INCLUDE THOSE FACTORS DESCRIBED IN PART VIII HEREIN TITLED “RISK FACTORS.”

II.
GENERAL INFORMATION CONCERNING THE DEBTORS

A.            ORGANIZATIONAL STRUCTURE

The Debtors include A123 Systems, Inc. (“A123”), the parent company, and two of its subsidiaries: A123 Securities Corporation (“A123 Securities”) and Grid Storage Holdings LLC (“Grid Storage”). Basic information about each of the Debtors is set forth below.

Name of Entity	Formation	Ownership	Business Purpose/Status
A123 Systems, Inc.	Delaware 10/19/01	Publicly owned	Ultimate parent company; main operating company; public company; active
A123 Securities Corporation	Massachusetts 12/28/04	A123 Systems, Inc.	Holding company formed to hold a portion of A123’s cash; non-operating
Grid Storage Holdings LLC	Delaware 2/14/12	A123 Systems, Inc.	Limited liability shell company formed for sole purpose of facilitating certain contemplated grid projects that ultimately were not completed; non-operating

In addition to the Debtors, prior to the Sales Closing Date, the A123 corporate family also included seven foreign subsidiaries that were not included in the Chapter 11 Cases. The foreign subsidiaries are: A123 Systems (China) Materials Co. Ltd; A123 Systems (Zhenjiang) Co. Ltd.; A123 Systems GmbH; A123 Systems UK Ltd.; A123 Systems Korea Co., Ltd; A123 Systems China Co., Ltd.; and A123 Systems Hong Kong Limited. A123 Systems Korea Co., Ltd and A123 Systems China Co. Ltd are each in the process of being wound down. A123 Systems Hong Kong Limited is a holding company for A123’s 49% equity interest in Shanghai Advanced Traction Battery Systems Co., Ltd (“ATBS”), a joint venture with SAIC Motor Co., Ltd. (“SAIC”). Additionally, Suzhou Gaolong Trading Co., Ltd. is a wholly owned subsidiary of A123 Systems (China) Materials Co., Ltd.

A123 Systems GmbH, A123 Systems UK Ltd., A123 Systems (China) Material Co., Ltd, A123 Systems (Zhenjiang) Co. Ltd. and A123 Systems Hong Kong Limited were transferred to Wanxiang America Corporation as part of the Wanxiang Sale (as defined below).

The chart attached as Appendix B depicts the current corporate structure of the A123 family of companies.

B.            THE DEBTORS’ CORPORATE HISTORY

A123 was incorporated in Delaware on October 19, 2001. A123 was founded on a belief that lithium-ion batteries will play an increasingly important role in facilitating a shift toward cleaner forms of energy. Since its founding, A123 has used an innovative approach to materials science and battery engineering in A123’s systems integration and manufacturing businesses. Moreover, A123 has developed a broad family of high-power lithium-ion batteries and battery systems.

In the third quarter of 2005, the Debtors began commercial production of cathode powder, a cell manufacturing material. The Debtors’ first commercial batteries began shipping in February 2006. In 2007, the Debtors commenced construction of two additional plants to be used for powder production and new coating production, and signed a lease for a new battery assembly plant in Changzhou, China. Additionally, in 2007, the Debtors acquired a certain plug-in module technology, referred to as “Hymotion,” via an asset acquisition. Hymotion was an aftermarket plug-in conversion module that the Debtors produced to augment a standard Toyota Prius hybrid electric vehicle by converting it into a plug-in hybrid electric vehicle. The Hymotion module was sold to consumers in the United States and Canada both directly and through resellers. On November 8, 2012, the Bankruptcy Court entered an order authorizing the Debtors to reject certain executory contracts, including contracts relating to the resale of the Hymotion modules. In addition, in 2006 and 2007, respectively, the Debtors acquired T/J Technologies, Inc., a Michigan corporation with research and development capability and Enerland Co., Ltd., a Korean company with prismatic battery expertise.

In 2009, the Debtors expanded operations in China to include the assembly of battery packs via the ATBS joint venture. The Debtors thereafter expanded their domestic manufacturing capacity in 2010 by establishing vertically-integrated plants in the United States that would perform all of the stages of manufacturing batteries and battery systems. The first phase of this expansion took place in Livonia, Michigan, with the opening of a new manufacturing facility, where the Debtors produced prismatic cells and battery pack systems. The Debtors also built an additional facility in Romulus, Michigan, which qualified for production of coated electrodes in October, 2011.

C.            SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS

As discussed in further detail in Section III.I below, the Debtors held an auction on December 6 through 8, 2012, at the conclusion of which Wanxiang America Corporation (“Wanxiang America”) and Navitas Systems LLC (“Navitas”) were selected as the highest and best bidders for respective parts of the Debtors’ business. On December 11, 2012, the Bankruptcy Court approved the sale of substantially all of the Debtors’ assets, other than the USG Business (as defined below) to Wanxiang America (the “Wanxiang Sale”) and entered the Wanxiang Sale Order. In addition, on December 11, 2012, the Bankruptcy Court also approved the sale of the Debtors’ USG Business to Navitas (the “Navitas Sale,” and, together with the Wanxiang Sale, the “363 Sales”) and entered the Navitas Sale Order. The Wanxiang Sale and the Navitas Sale were consummated on January 29, 2013 (the “Sales Closing Date”).

D.            OVERVIEW OF THE DEBTORS’ BUSINESS

Prior to the Sales Closing Date, the Debtors were engaged in the design, development, manufacturing and sale of advanced rechargeable lithium-ion batteries and energy storage systems. The Debtors were primarily focused on developing new generations of lithium-ion batteries and battery systems to serve applications and markets outside the historical domain of lithium-ion, such as hybrid electric vehicles (“HEVs”), plug-in hybrid electric vehicles (“PHEVs”) and electric vehicles (“EVs”), electrical grid services, industrial and commercial products. The Debtors’ products included batteries in various sizes and forms, such as starter batteries and lead acid replacement batteries, as well as packaged modules and multi-megawatt and prismatic battery systems. The platform for battery and battery system development was the Debtors’ patented Nanophosphate® material, which can be engineered to meet the requirements of a broad set of applications in the Debtors’ target markets.

1.             Operational Locations

The Debtors are headquartered in Waltham, Massachusetts. Prior to the Sales Closing Date, the Debtors, together with their foreign subsidiaries, had offices and manufacturing facilities in ten locations across the United States, China and Germany.

Location	Business Use	Owned/Leased
Waltham, MA	Corporate headquarters	Leased
Westborough, MA	Office, research and development, assembly, fabrication and warehousing	Leased
Hopkinton, MA	Research and Development	Leased
Livonia, MI	Manufacturing	Leased
Ann Arbor, MI	Research and development	Leased
Romulus, MI	Office, warehousing and manufacturing	Leased
Chesterfield, MO	Office	Leased
Leinfelden-Echterdingen, Germany	Manufacturing, office, lab and support	Leased
Pudong Shanghai, People’s Republic of China	Manufacturing, office, lab and support	Leased
Jiangsu, People’s Republic of China	Manufacturing, office, lab and support	Leased

2.             Business Segments

Prior to the Sales Closing Date, the Debtors’ businesses consisted of three primary business segments: (i) transportation, consisting of both heavy-duty commercial vehicles and passenger vehicles; (ii) grid energy storage; and (iii) commercial. In addition, the Debtors provided various products and services to the U.S. government as part of their Ann Arbor, Michigan-based government business.

(a)           Transportation Segment

The Debtors’ largest target market was the transportation industry, in which the Debtors were working with major global automotive manufacturers and tier 1 suppliers to develop batteries and battery systems for HEVs, PHEVs and EVs. The Debtors’ transportation business was divided into two categories: heavy-duty and passenger. In the heavy-duty, commercial vehicle market, the Debtors were engaged in design and development activities with multiple, heavy-duty vehicle manufacturers and tier 1 suppliers regarding their HEV, PHEV and EV development efforts for trucks and buses, and they were selected to co-develop battery systems for several of them. The Debtors’ battery systems included both roof mount and cabin mount designs for use in a number of different heavy-duty vehicles.

In the passenger vehicle market, the Debtors supplied advanced automotive battery systems to automotive manufacturers such as Fisker Automotive, Inc. (“Fisker”) and BMW, among others. They were also selected to develop battery packs for a 2012 model year electric passenger car from SAIC, the largest automaker in China. As noted above, the Debtors had established a joint venture with SAIC, with the intent to assemble battery packs for subsequent sale to SAIC. The Debtors also supplied battery technology to SAIC for several of its other electric drive-train vehicles in development, including the Roewe 750 hybrid electric sedan and the Roewe 550 plug-in hybrid electric sedan. Additionally, the Debtors were selected by General Motors (“GM”) to supply battery packs for the Chevrolet Spark EV, a new EV expected to be sold globally in multiple markets starting in 2013.

Prior to the Sales Closing Date, the Debtors were also awarded production programs with a number of original equipment manufacturers (“OEMs”) for starter batteries or micro hybrid batteries, and were bidding for programs with several other vehicle manufacturers to develop and/or supply batteries and battery systems for HEVs, PHEVs and EVs. The Debtors’ cylindrical batteries were in volume production and are commercially available for use in automotive and heavy-duty vehicles, and their next-generation prismatic batteries were being produced in the Livonia, Michigan facility. The transportation segment of the Debtors’ business was purchased by Wanxiang America as part of the Wanxiang Sale.

(b)           Grid Energy Storage Segment

Prior to the Sales Closing Date, in the energy storage market, the Debtors produced energy storage solutions that improve the reliability and efficiency of the electric power grid and help to integrate renewable sources of power generation. The Debtors had leveraged their patented Nanophosphate® technology to deliver energy storage solutions for power generation, transmission and distribution. The Debtors designed, manufactured and installed multi-megawatt battery systems with integrated power electronics and smart grid control systems that provide electric and ancillary services such as standby reserve capacity and regulation services. Their products provided standby reserve capacity, by delivering power quickly in order to offset supply shortages caused by generator or transmission outages, and regulation, by regulating the minute-to-minute frequency fluctuations in the grid that are caused by instantaneous changes in supply and demand. These systems can also be used to smooth the intermittent output from wind and solar generation facilities. The Debtors’ batteries can respond nearly instantaneously to commands to increase or decrease output. The grid energy storage segment of the Debtors’ business was purchased by Wanxiang America as part of the Wanxiang Sale.

(c)           Commercial Segment

Prior to the Sales Closing Date, the Debtors had also focused on the commercial market. A123 first commercialized their battery technologies for use in cordless power tools. A123 had agreements with The Gillette Company (“Gillette”), a wholly-owned subsidiary of The Procter & Gamble Company, to supply Gillette with materials and technology for use in its consumer products. The Debtors believe that their products were well-suited to applications in other commercial areas including telecommunications, IT infrastructure, medical systems, auxiliary power units, material handling equipment and industrial controls. The commercial segment of the Debtors’ business was purchased by Wanxiang America as part of the Wanxiang Sale.

(d)           Government Business

In addition to the transportation, grid energy storage and commercial segments, the Debtors also provided prototyping, manufacturing, sales, marketing, licensing and/or maintenance of energy storage materials, electrodes, cells, electronics circuitry, battery management, thermal/cooling designs, mechanical packaging and systems products for (a) the following applications for the U.S. government: (i) military vehicles, (ii) military power grids, (iii) small format energy cells for remote devices, (iv) directed energy (including without limitation pulsed power weapons, high energy laser, advanced armor and shipboard power supply/advanced systems), (v) satellite/space, (vi) certain Department of Defense applications, (vii) certain Department of Energy applications and (viii) certain U.S. Homeland Security applications, and (b) certain law enforcement applications (such business, the “USG Business”). As described in further detail in Section III.I, Navitas purchased the USG Business from the Debtors as part of the Navitas Sale for $2 million.

3.             Customers

The Debtors’ primary customers were industry-leading companies that value and require high battery performance. The Debtors’ two largest customers were Fisker and AES Energy Storage, LLC (“AES”) and its affiliates, which accounted for approximately 26% and 24% of their total revenue during the year ended December 31, 2011, respectively. The Debtors’ revenue sources had become more diverse as more of their automotive customers ramped up production, but a significant portion of their revenue came from a relatively small number of customers.

(a)           Transportation Market

As of the Petition Date, in the transportation market, the Debtors were working under non-exclusive arrangements with major global automotive manufacturers and tier 1 suppliers to develop batteries and battery systems for the HEV, PHEV and EV markets. They had entered into a supply agreement with BMW to supply HEV batteries, and with GM, Navistar, Inc., and SAIC to supply EV batteries, and, prior to the Sales Closing Date, they were supplying batteries to Delphi Automotive LLC (“Delphi”) for a mass-produced HEV by SAIC in China. The Debtors had also supplied batteries to SAIC for a PHEV platform it is developing. As noted above, A123 Systems Hong Kong Limited entered into a joint venture agreement in December 2009 with SAIC for the development, production and sale of the vehicle battery systems in China for use in HEVs and EVs. The Debtors also entered into a supply agreement with Fisker in January 2010 and have been supplying battery systems for Fisker’s Karma PHEV programs. The Debtors’ other automotive development partners include tier 1 suppliers, such as Magna Steyr and Delphi, major automobile manufacturers, and EV manufacturers.

In the heavy-duty vehicle market, the Debtors had supplied battery systems to BAE Systems Controls Inc. (“BAE”) pursuant to an amended long term supply agreement executed in December 2010. BAE was initially using their battery systems in its HybriDrive propulsion system, which is currently being deployed in Daimler’s Orion VII hybrid electric buses. The Debtors were also selected by Daimler to supply battery systems for use in systems developed by Daimler’s EvoBus subsidiary. Furthermore, the Debtors had signed supply agreements with ALTe and Via Motors, two companies that develop alternative drivetrains using chassis from other manufacturers, and had entered into supply and development agreements with a number of vehicle manufacturers for the Debtors’ Nanophosphate® starter battery product. Following the 363 Sales, the Debtors rejected the executory contracts by and among certain of the Debtors and BAE pursuant to an order of the Bankruptcy Court.

(b)                                 Electric Grid Services Market

The Debtors also offered customers their multi-megawatt battery systems capable of performing ancillary electric grid services, including standby reserve capacity and frequency regulation services.  The first system was installed at a facility of AES in California, and the Debtors had shipped additional units for AES to various locations including Chile, New York, and West Virginia.  Some of these deployments were part of an AES order for 44 megawatts to be installed in various projects including an energy storage project in the PJM Interconnection market, which coordinates the movement of electricity in all or part of 13 states and the District of Columbia.  In September 2010, the Debtors shipped a large battery system to Vestas Wind Systems A/S to be integrated with a wind farm in Europe.  Additionally, the Debtors were selected as the battery supplier to three Smart Grid projects funded by the DOE American Recovery and Reinvestment Act funding awards to Southern California Edison Company (“SCE”) and The Detroit Edison Company (“DTE”) to demonstrate the viability of advanced Smart Grid technologies.  DTE intended to use the Company’s battery technology in its plan to implement community energy storage systems in its Michigan service territory.  In December 2011, the Debtors announced three projects: Sempra Generation, Maui Electric Company, and NStar, which expanded the use of the Debtors’ grid energy storage technology to new applications and markets.

(c)                                  Commercial Market

On the commercial side, the Debtors had entered into license and materials supply agreements with Gillette pursuant to which they granted Gillette an exclusive license to certain of their technology in certain limited fields of use and were supplying materials to Gillette for use in their consumer products (excluding power tools and certain other consumer products).  The Debtors were also pursuing opportunities in emerging applications, including telecommunications, IT infrastructure, medical systems, auxiliary power units, material handling equipment and industrial controls.  In addition, the Debtors were developing and selling products for consumer applications, selling primarily through a network of global distributors.

4.                                      Employees

As of the Petition Date, the Debtors had approximately 1,763 active employees, including: 573 salaried full-time employees, 366 hourly full-time employees, 1 part-time employee, 12 intern employees, 384 temporary employees and 6 independent contractors.  None of the Debtors’ former employees were at any time represented by labor unions or subject to a collective bargaining agreement.  Since the Petition Date, the Debtors’ workforce has decreased significantly.  As a result of the 363 Sales, numerous employees terminated their employment with the Debtors and began working for Wanxiang America or Navitas.  As of the date of the filing of this Disclosure Statement, the Debtors have retained three full-time consultants (former employees) to assist in the Estates’ wind-down and liquidation process.

E.                                    CORPORATE GOVERNANCE AND MANAGEMENT

1.                                      Current Board Of Directors

(a)                                 Members of the Board

As of the Petition Date, the Board of Directors (the “Board”) of parent company A123 consisted of the following five members:

•                                          Gururaj Deshpande, age 61, has served as a director and Chairman of the board since December 2001.  Since November 2008, Dr. Deshpande has served as President of Sparta Group MA LLC, a private investment entity.  Dr. Deshpande served as Chairman of the board of directors of Airvana, Inc., a provider of network infrastructure products used by wireless carriers, from May 2000 to April 2010.  Dr. Deshpande co-founded Cascade Communications Corp., a provider of wide area networks switches, and was a member of the board of directors of Cascade from 1990 to 1997 and was Chairman of the board of directors of Cascade from 1996 to 1997.  Dr. Deshpande holds a B.S. in Electrical Engineering from the Indian Institute of Technology, an M.E. in Electrical Engineering from the University of New Brunswick and a Ph.D. in Data Communications from Queens University.

•                                          Arthur L. Goldstein, age 76, has served as a director since February 2008.  Mr. Goldstein has served as trustee, director and/or advisor for various for-profit and non-profit organizations.  From May 1991 to May 2004, Mr. Goldstein served as the Chairman of the board of directors of Ionics, Inc., or Ionics, a water treatment and purification company.  From May 1971 to June 2003, Mr. Goldstein served as the President and Chief Executive Officer of Ionics.  From 1995 to 2011, Mr. Goldstein served as a member of the board of directors of Cabot Corporation, a chemical manufacturer.  From 1995 to 2008, Mr. Goldstein served as a member of the board of directors of State Street Corporation, a financial services company.  He is a member of the National Academy of Engineering and the American Academy of Arts and Sciences.  Mr. Goldstein holds a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute, an M.S. in Chemical Engineering from the University of Delaware and an M.B.A. from Harvard Business School.

•                                          Gary E. Haroian, age 60, has served as a director since July 2006.  Since December 2002, Mr. Haroian has provided consulting and advisory services to various technology companies.  Mr. Haroian also serves as a director of Aspen Technology Inc., a provider of software and services to the process industries.  Until 2010, Mr. Haroian also served as a director of Phase Forward Incorporated, a provider of data collection and management solutions for clinical trials and drug safety and Unica Corp., a provider of enterprise marketing management software and served as a member of the Merger and Acquisition committee for both companies prior to their acquisitions in 2010.  Until 2007, Mr. Haroian also served as a director of Authorize.net, a transaction and payment processing company, and Embarcadero Technologies, Inc., a provider of data lifecycle management software.  Mr. Haroian holds a B.S. in Economics and Accounting from the University of Massachusetts, Amherst.

•                                          Gilbert N. Riley, Jr., age 48, co-founded A123 and has served as Chief Technology Officer and Vice President of Research and as a director since October 2001.  Prior to founding A123, Dr. Riley served in a range of technical and management positions at AMSC spanning research and development, business development and program management.  Dr. Riley holds 55 patents in advanced materials and energy technology.  Dr. Riley holds a B.A. in Physics and Geology from Middlebury College and an M.S. and a Ph.D. in Materials Science and Engineering from Cornell University.

•                                          David P. Vieau, age 62, has served as President and Chief Executive Officer and as a director of A123 since March 2002.  Mr. Vieau served as a director of Avocent Corporation, an information technology infrastructure management company, from 2001 to December 2009.  Mr. Vieau holds a B.S. in Mechanical Engineering from Syracuse University.

As of the Petition Date, David P. Vieau was the sole director of A123 Securities.  Grid Storage acts through its sole member, A123, and it has no directors, managers or officers.

As of the date of this Disclosure Statement, all directors of A123 other than David P. Vieau have resigned.  Thus, David P. Vieau is currently the sole director of A123 and A123 Securities.

2.                                      Executive Management

(a)                                 Senior Management Team

Set forth below is information regarding the A123’s current senior management team (the “Executives”) serving as of the Petition Date.

•                                          David P. Vieau, age 62, has served as President and Chief Executive Officer and as a director of A123 since March 2002.  Mr. Vieau served as a director of Avocent Corporation, an information technology infrastructure management company, from 2001 to December 2009.  Mr. Vieau holds a B.S. in Mechanical Engineering from Syracuse University.

•                                          Edward Kopkowski, age 50, has served as the Chief Operating Officer of A123 since January 2012.  Mr. Kopkowski is responsible for A123’s global manufacturing operations, advanced manufacturing engineering capabilities, IT, supply chain and quality organizations.  Prior to joining A123, Mr. Kopkowski served as Vice President of Operational Excellence at Dana Holding Corporation, or Dana, a leading supplier of driveline products, power technologies and service parts for light- and heavy-duty vehicle manufacturers.  At Dana, Mr. Kopkowski managed operations and led the implementation of the Dana Operating System across four operating units, which accounted for $6.1 billion in annual revenue and encompassed nearly 100 major facilities in 26 countries.  He has also held leadership positions at Hayes Lemmerz International, Bosch Braking Systems and AlliedSignal.  Mr. Kopkowski received a bachelor’s degree in Mechanical Engineering from Purdue University and a master’s degree in Management from Nazareth College.  He is also a registered Professional Engineer and Six Sigma Master Black Belt.

•                                          David Prystash, age 51, has served as Chief Financial Officer since May 2011.  Mr. Prystash served as Senior Vice President and Chief Financial Officer of NewPage Corporation, a coated paper manufacturer, from September 2008 to April 2011.  Prior to that, Mr. Prystash was Controller, Global Product Development, at Ford Motor Company from January 2005 to September 2008.  Mr. Prystash received a bachelor’s degree in Administrative and Managerial Science and a master’s degree in Industrial Administration from Carnegie Mellon University.

•                                          Eric Pyenson, age 56, has served as Vice President and General Counsel since March 2007.  From September 2001 to March 2007, Mr. Pyenson served as Vice President and General Counsel for Authoria Inc., a software company.  Mr. Pyenson holds a B.A. in English from Williams College, an M.A. in International Relations from the University of Sussex, England, and a J.D. from Northeastern University School of Law.  He is a member of the Massachusetts bar.

•                                          Richard E. Johnson, age 50, has served as Vice President, Global Controller and Principal Accounting Officer since July 2011.  From February 2008 to May 2011, Mr. Johnson served as the Vice President, Finance and Corporate Controller for GT Advanced Technologies, Inc., or GTAT.  Mr. Johnson also served as Principal Accounting Officer for GTAT from June 2008 to May 2011 and Chief Accounting Officer for GTAT from March 2010 to May 2011.  Prior to that, Mr. Johnson served in several senior financial positions with Ocean Spray Cranberries, Inc. since May 2002, including most recently, as the Director, Corporate Controller from August 2004 until February 2008.  Mr. Johnson holds a B.S. in Accountancy from Bentley University and an M.B.A. from Southern New Hampshire University.

•                                          Gilbert N. Riley, Jr., age 49, co-founded A123 and has served as Chief Technology Officer and Vice President of Research and as a director since October 2001.  Dr. Riley holds a B.A. in Physics and Geology from Middlebury College and an M.S. and a Ph.D. in Materials Science and Engineering from Cornell University.  Prior to founding A123, Dr. Riley served in a range of technical and management positions at AMSC spanning research and development, business development and program management.  Dr. Riley holds 55 patents in advanced materials and energy technology.

•                                          Jason Forcier, age 41, has served as Vice President, Automotive Solutions Group since August 2009.  From August 2008 to August 2009, Mr. Forcier served as Vice President & General Manager for Lear Corporation, a global supplier of automotive seating systems, electrical distribution systems and electronics.  Prior to Lear, Mr. Forcier worked at Robert Bosch LLC, a supplier of automobile components, from 1997 through 2008 in various management positions in the United States and Europe.  His last position at Bosch was President for North America, Automotive Electronics Division.  In addition, Mr. Forcier held engineering positions at General Motors, Delphi Division.  Mr. Forcier holds an M.B.A. from the University of Michigan and a Bachelor of Mechanical Engineering from Kettering University.

•                                          Mujeeb Ijaz, age 45, serves as the Vice President of the Cell Products Group and helps to lead global product development and advanced manufacturing of the Debtors’ market-leading HEV, PHEV and EV batteries.  Mr. Ijaz joined A123 in 2008 when he was responsible for A123’s Automotive Solutions Group, and he also led the expansion of A123’s module and pack production in 2010.  Prior to joining A123, Mr. Ijaz worked in Ford Motor Company’s electric vehicle programs since 1992, focusing on battery and fuel cell technologies.  He has served on the board of directors of Advanced Traction Battery Systems, the joint venture company formed in 2009 between A123 and Shanghai Automotive.  Mr. Ijaz also holds 26 patents in the field of battery and advanced alternative energy technologies.  Mr. Ijaz has a bachelor’s degree in Mechanical Engineering from Virginia Tech.

•                                          Robert Johnson, age 46, has served as Vice President and General Manager of the Energy Solutions Group since January 2008.  From February 2007 to January 2008, Mr. Johnson served as Senior Vice President, President North America of APC-MGE Systems, a business unit of Schneider Electric and a global provider of critical power and cooling services.  From February 1997 to February 2007, Mr. Johnson served in various roles at American Power Conversion Corp., or APC, including President/CEO and Vice President of APC’s Availability Enhancement Group.  Mr. Johnson holds a Bachelor of Engineering Management degree from The Missouri University of Science and Technology.

•                                          David Pantano, age 53, serves as Vice President of Global Human Resources.  Prior to joining A123, Mr. Pantano spent 23 years with Boston Scientific Corporation, where he held various leadership positions in both Operations and Human Resources.  Most recently, Mr. Pantano was Vice President of Corporate Human Resources and was responsible for providing HR services to the IT, Finance, HR and Communications functions at this 26,000 employee medical device manufacturer.  Mr. Pantano received a bachelor’s degree in Psychology from the College of the Holy Cross, a master’s degree in Business Administration from Nichols College and a master’s degree in

Human Resources from Framingham State University.  Mr. Pantano is also a certified executive coach, receiving certification from the Massachusetts School of Professional Psychology.

As of the Petition Date, David Prystash was the Treasurer and Secretary of A123 Securities.  There were no other named officers of A123 Securities.  Grid Storage acted through its sole member, A123, and it had no directors, managers or officers.

As of the Sales Closing Date, the only members of the senior management team that remain are David Vieau, who serves as President, Treasurer and Secretary, David Prystash, who now holds a consulting position but continues to serve as the Chief Financial Officer, and Eric Pyenson, who now holds a consulting position but continues to serve as General Counsel.

(b)                                 Executive Compensation

The Debtors historically provided a competitive compensation and benefits package to their executive officers, senior management and other employees, consistent with its belief that the success of its business is dependent to a significant extent upon the efforts and abilities of its workforce.  Historical information regarding compensation of individuals serving in A123’s senior executive positions is provided in A123’s Schedule 14A Proxy Statement, which was filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2012 and which may be accessed on the SEC’s website, www.sec.gov.

(c)                                  Employment Agreements

A123 did not have formal employment agreements with any of the Executives.  The initial compensation of each Executive was set forth in an offer letter that A123 executed with the Executive at the time of  employment.  Each offer letter provides that the Executive’s employment is at will.  In addition, A123 executed retention agreements with the Executives and certain other key employees that provide for change-in-control and severance benefits.  [The Debtors have filed a motion seeking the authority to reject all offer letters and retention agreements pursuant to Bankruptcy Code Section 365, which motion is scheduled to be heard at a hearing on February 13, 2013.]

As a condition to their employment, the Executives entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements.  Under these agreements, each Executive agreed (a) not to compete with A123 or to solicit its employees during his employment and for a period of twelve months after the termination of his employment and (b) to protect A123’s confidential and proprietary information and to assign to it intellectual property developed during the course of his employment.  These agreements have been assumed pursuant to Bankruptcy Code Section 365 and the rights thereunder acquired by either Wanxiang America or Navitas as part of the 363 Sales.

(d)                                 Post-Closing Consulting Agreements

On January 29, 2013, A123 entered into a Consulting Agreement with each of the following employees of A123: David Prystash, Eric Pyenson and Debbie Giampa (the “Consultants”).  Pursuant to the Consulting Agreements, each of the Consultants will serve as an independent contractor and perform all necessary services in connection with the wind-down, liquidation and closing of the Debtors’ estates.  Under the Consulting Agreements, the Consultants will be paid a monthly consulting fee commensurate with their prior salary levels, but including certain tax, insurance and COBRA fees as well as gross-ups to compensate for additional costs that they would carry as consultants rather than employees.  The term of each Consulting Agreement is twelve (12) months, although services and payment of the monthly consulting fee will continue only until April 30, 2013.  The services rendered by Eric Pyenson and David Prystash pursuant to their respective Consulting Agreements may be extended by written agreement of both parties.

F.                                     SUMMARY OF SIGNIFICANT PREPETITION OBLIGATIONS

1.                                      Credit Facilities

(a)                                 Silicon Valley Bank Loan

The Debtors entered into various financing arrangements prior to the Petition Date.  On September 30, 2011, A123 and A123 Securities (together the “SVB Borrowers”), Silicon Valley Bank, as administrative agent, letter of credit issuer, swingline lender and lender, and the other financial institutions from time to time party thereto as lenders (collectively with Silicon Valley Bank, the “SVB Lenders”) entered into a Credit Agreement (as amended or restated, the “SVB Credit Agreement”), which provided the SVB Borrowers with a revolving loan facility in an aggregate principal amount of up to the lesser of (a) $40 million and (b) a Borrowing Base (as defined in the SVB Credit Agreement) established at 80% of certain eligible accounts, 15% of certain eligible foreign accounts and 30% of certain eligible inventory.  The SVB Credit Agreement also provided a letter of credit sub-facility in an aggregate principal amount of up to $10 million and a swing-line loan sub-facility in an aggregate principal amount of up to $5 million.  Any outstanding obligations under either the letter of credit sub-facility or swing-line sub-facility are deducted from the availability under the $40 million revolving facility.  The SVB Credit Agreement additionally provided a discretionary incremental facility in an aggregate principal amount of not less than $10 million and up to $35 million.  The funding of the incremental facility was discretionary on the part of the SVB Lenders and depended upon market conditions and other factors.

The facilities provided under the SVB Credit Agreement were used to refinance the SVB Borrowers’ prior outstanding revolving loan facility with Silicon Valley Bank, dated as of August 2, 2006, and for working capital and general corporate purposes.  The maturity date for the revolving cash borrowings under the SVB Credit Agreement was September 30, 2014.  All amounts outstanding under the SVB Credit Agreement were secured by a first lien security interest in substantially all of the SVB Borrowers’ existing and future assets, except intellectual property and certain other exceptions as set forth in the SVB Credit Agreement and related documentation.

All of the SVB Borrowers’ obligations under the SVB Credit Agreement have been repaid or, in the case of the outstanding letters of credit, cash collateralized pursuant to that certain Second Amendment to Credit Agreement dated May 11, 2012 and the Wanxiang Transactions (as defined and discussed below).

On August 16, 2012, the parties agreed to terminate the SVB Credit Agreement and the revolving loan commitments made and security interests granted thereunder.  In connection with such termination, Silicon Valley Bank (for the benefit of the lenders under the SVB Credit Agreement) was provided with standby letters of credit and other credit support in the aggregate amount of $10 million to cover potential amounts owing under letters of credit issued under the SVB Credit Agreement and outstanding as of August 16, 2012.  As of the Petition Date, the SVB Borrowers’ obligations outstanding under the SVB Credit Agreement totaled approximately $8.7 million.

(b)                                 Michigan Strategic Fund Loan

On August 26, 2009, A123 entered into that certain Loan Agreement with the Michigan Strategic Fund, a public body corporate and politic within the Department of Treasury of the State of Michigan, pursuant to which the Michigan Strategic Fund provided A123 a loan in the amount of $4 million (the “Michigan Loan”) at a per annum interest rate of 1% due August 26, 2019 if not forgiven or prepaid prior to such date.  The Michigan Loan was secured by the equipment purchased by A123 using, at least in part, the proceeds of the Michigan Loan as specifically identified by A123 as a condition to the disbursement of such proceeds.

The Debtors believe that, pursuant to its terms, the Michigan Loan was completely forgiven, and the security interest in A123’s equipment terminated, due to A123’s creation of at least 350 full-time jobs in the state of Michigan by August 2012.  As of the date hereof, no Proof of Claim has been field with respect to the Michigan Loan.

(c)                                  Massachusetts Clean Energy Technology Center Loan

On October 8, 2010, A123 entered into that certain Loan and Security Agreement with the Massachusetts Clean Energy Technology Center (“MassCEC”), an independent public instrumentality of The Commonwealth of Massachusetts, pursuant to which MassCEC provided A123 a loan in the amount of $5 million (the “Massachusetts Loan”) at a fixed annual interest rate equal to 6.0% compounding monthly and due October 8, 2017 if not forgiven prior to such date.  The Massachusetts Loan is secured by (a) a first priority lien on and security interest in specific equipment of A123 set forth on a schedule to the Loan and Security Agreement, which schedule may be amended from time to time by mutual agreement of A123 and MassCEC (the “MassCEC Senior Collateral”),  and (b) a continuing security interest in and to substantially all assets of A123 other than the Senior Collateral (as defined below), A123’s intellectual property and certain other specified assets, subordinate and junior to the security interest of any security interest granted by A123 to (i) the United States of America, the Department of Energy, the Federal Finance Bank, and/or any agency, instrumentality or designee of the foregoing, (ii) a bank, financial institution or other commercial lending institution (including without limitation, Silicon Valley Bank) or (iii) any other lender of regional or national reputation.  This subordination was memorialized in that certain Subordination Agreement dated October 8, 2010 by and between MassCEC and Silicon Valley Bank.

The Massachusetts Loan was to be forgiven by MassCEC if A123 achieved certain goals.  For example, the greater of $2.5 million and 50% of the Massachusetts Loan would be forgiven on October 8, 2017 if (a) A123 had created 263 jobs in Massachusetts between the period of January 1, 2010 and December 31, 2014 and (b) maintained a minimum of 513 jobs in Massachusetts during the period from January 1, 2013 through October 8, 2017.  To the extent A123 did not create and maintain a sufficient number of jobs to entitle such forgiveness, then, on the Maturity Date, A123 would have been entitled to partial forgiveness in a pro rata amount reflecting the number of jobs that A123 was able to create and maintain.

Additionally, the Massachusetts Loan provided that on October 8, 2011, the greater of $2.5 million and 50% of the Massachusetts Loan would be forgiven if A123 demonstrated that A123 spent at least $12.5 million in infrastructure and leasehold improvements.  On October 18, 2011, A123 and MassCEC entered into Amendment No. 1 to Loan and Security Agreement and Acknowledgement of Partial Loan Forgiveness (“MassCEC Amendment No. 1”) whereby MassCEC acknowledged that A123 had satisfied the infrastructure and leasehold improvement spending requirements and, as a result, the principal amount of $2.5 million and all accrued interest relating thereto was forgiven.  MassCEC Amendment No. 1 also provided for an amendment to the MassCEC Senior Collateral, reducing such collateral in order to match the revised exposure under the Massachusetts Loan following the forgiveness.  As of the Petition Date, approximately $2.8 million was outstanding under the Massachusetts Loan.  Pursuant to the Wanxiang Sale Order, all obligations owed to MassCEC under the Massachusetts Loan and MassCEC Amendment No. 1 have been satisfied using the Sale Proceeds (as defined below).

2.                                      Convertible Notes

(a)                                 2011 3.75% Convertible Subordinated Notes

On April 6, 2011, A123 issued and sold $148.8 million aggregate principal amount of 3.75% convertible subordinated notes due 2016 (the “Subordinated Notes”) pursuant to a base indenture (as supplemented by the first supplemental indenture, dated as of April 6, 2011, and as otherwise amended or restated, the “Subordinated Notes Indenture”) between A123 and U.S. Bank National Association, as trustee.  In connection with this transaction, A123 also sold 18,000,000 shares of its common stock.  The Subordinated Notes are publicly traded, bear interest at a rate of 3.75% per annum, are payable semi-annually in arrears on April 15 and October 15 of each year, and mature on April 15, 2016.  Additionally, holders of the Subordinated Notes may surrender their Subordinated Notes, in integral multiples of $1,000 principal amount, for conversion to equity, determined pursuant to an adjustable formula set forth in the Subordinated Notes Indenture, any time prior to the close of business on the third business day immediately preceding the maturity date.   Additionally, the Subordinated Notes Indenture provides that if A123 undergoes certain fundamental changes, the holders of the Subordinated Notes may require A123 to repurchase all or a portion of the Subordinated Notes for cash at a price equal to 100% of the principal amount of the convertible notes to be purchased plus any accrued and unpaid interest relating thereto.

The Subordinated Notes are general unsecured subordinated obligations and, by the terms of the Subordinated Notes Indenture, is subordinated to all of A123’s senior and senior subordinated indebtedness and equal to all of A123’s subordinated indebtedness.  The Subordinated Notes are structurally subordinated to all present and future debt and other liabilities and commitments (including trade payables) of A123’s subsidiaries.  The Subordinated Notes are also effectively subordinated to A123’s secured debt to the extent of the value of the assets securing such debt.

The net proceeds from the issuance of the Subordinated Notes and equity relating thereto, after deducting the underwriting discounts and commissions and estimated offering expenses, totaled approximately $255.1 million.  A123 used the net proceeds from the offerings for general corporate purposes.  As of the Petition Date, approximately $143.8 million of the Subordinated Notes remained outstanding.  The obligations arising under the Subordinated Notes are classified in the Plan as Subordinated Notes Claims in Class 6.

(b)                                 2012 Senior Convertible Notes

On May 11, 2012, A123 entered into a Securities Purchase Agreement (as amended or restated, the “Senior Notes Purchase Agreement”) with certain institutional investors (the “Senior Noteholders”) including (1) Hudson Bay Master Fund Ltd. and J.P. Morgan Omni SPC, Ltd. and (2) Tenor Special Situation Fund, L.P., Parsoon Special Situation Ltd., Tenor Opportunity Master Fund. Ltd, and Aria Opportunity Fund, Ltd.  Pursuant to the terms of the Senior Notes Purchase Agreement, A123 agreed to sell to the Senior Noteholders $50 million aggregate principal amount of unsecured, senior convertible notes (the “Senior Notes”) and warrants (the “Senior Note Warrants”) to purchase shares of A123’s common stock equal to 30% of the number of shares underlying the Senior Notes assuming conversion at an initial conversion price.  The Senior Notes bear interest at a rate of 6.00% per annum, subject to certain adjustments, and mature on July 15, 2013.  The Senior Notes are convertible, at the Senior Noteholders’ option, into shares of A123’s common stock initially at a fixed conversion price, subject to certain adjustments.  A123 was required to repay the Senior Notes in semi-monthly installments commencing on June 15, 2012.  The sale under the Senior Notes Purchase Agreement closed on May 24, 2012 pursuant to an Amended and Restated Securities Purchase Agreement dated May 23, 2012.

The initial conversion price of the Senior Notes was set at $1.18 and was subject to certain adjustments.  Pursuant to the promissory note governing the Senior Notes, A123 had the right to make amortization or interest payments and redemption payments in shares of its common stock at a price equal to the lesser of the applicable conversion price and 82% of the market price, determined pursuant to a formula contained in the Senior Notes Purchase Agreement, of A123’s common stock on the applicable interest date or amortization installment date.  Additionally, Senior Noteholders had the right at any time, and from time to time, after August 15,

2012, to elect to convert up to $30 million aggregate principal amount of Senior Notes at a price equal to 85% of the closing price of A123’s common stock on the trading day immediately preceding the conversion date; provided, however, that the Senior Noteholders could not convert more than $3.5 million aggregate principal amount of the Senior Notes on any given trading date.

The Senior Notes could not be converted if, after giving effect to the conversion, the Senior Noteholders together with their affiliates would beneficially own in excess of 4.99% of the outstanding shares of A123’s common stock.  However, this cap could have been raised to any other percentage not in excess of 9.99% at the option of the Senior Noteholders, upon at least 61-days’ prior notice to A123, or lowered to any other percentage, at the option of the Senior Noteholders, at any time.

As of the Petition Date, the Senior Note Warrants had a strike price equal to 125% of the closing price of A123’s common stock on May 11, 2012, or $1.29 per share.  In the event of a fundamental change, the Senior Noteholders are entitled to a fair value settlement for the lost option value based on a Black-Scholes-based calculation.  The Senior Note Warrants may not be exercised for six months from the date of issuance.  The Senior Note Warrants are subject to customary anti-dilution adjustments and may not be exercised if, after giving effect to the exercise, the Senior Noteholders would exceed the equity ownership limits set forth in the prior paragraph.

On August 10, 2012, A123 and certain of the Senior Noteholders entered into a Consent and First Amendment to Senior Convertible Note (the “Senior Note Consent and Amendment”), in order to amend certain terms of the Senior Notes in connection with the proposed entry into a series of financing transactions with Wanxiang Group Corporation (discussed in more detail below).  Among other things, the Senior Note Consent and Amendment increased the conversion price of a portion of the Senior Notes at all times on or after August 21, 2012 from 85% of the market price thereof to 87% of the market price thereof.  In consideration of the foregoing, the Senior Note Consent and Amendment changed the first date on which the Senior Noteholders may convert up to $30 million of the Senior Notes into shares of A123’s common stock at a 15% discount to the market price thereof from August 15, 2012 to August 10, 2012.  Similarly, on August 16, 2012, A123 and certain Senior Noteholders entered into a First Amendment to Warrants in order to amend certain anti-dilution provisions in the Senior Note Warrants in order to permit the transactions with Wanxiang Group Corporation.

The Senior Notes are general unsecured obligations and are pari passu in right of payment with all of A123’s unsecured senior indebtedness and are senior in right of payment to any of A123’s subordinated indebtedness.  However, pursuant to the Senior Note Consent and Amendment, the Senior Notes are subordinate to certain Permitted Senior Indebtedness (as defined therein), including indebtedness incurred under the SVB Credit Agreement and the Wanxiang Bridge Loan Facility.  As of the Petition Date, approximately $2.76 million of the Senior Notes remained outstanding, which amount was subsequently reduced to $2.25 million.  The obligations arising under the Senior Notes are classified in the Plan as Senior Notes Claims in Class 5.  [TBD TENOR POC ISSUE]

The Senior Noteholders were required to file Proofs of Claim.  The Debtors reserve their rights to object to the filed Proofs of Claim to the extent their amounts exceed the amounts the Debtors believe to be owed on the respective Senior Notes.

3.                                      Pre-Petition Wanxiang Transactions

As pressures on their liquidity mounted, the Debtors, during the first quarter of 2012, began to consider a broad set of strategic alternatives, including measures to access additional sources of capital.  During February and March 2012, A123 negotiated definitive agreements with respect to a significant equity investment from a strategic investor which would have provided the Debtors additional liquidity.  However, the strategic investor ultimately determined not to proceed with this transaction, and as a result the Debtors resumed other efforts to raise additional capital.  However, these efforts were unsuccessful and, as a result, the Debtors resumed their efforts to seek additional capital or other strategic transactions.  These efforts resulted in the Debtors’ announcement on August 16, 2012, that they had entered into definitive documentation with Wanxiang Group Corporation, a Chinese-based automotive parts manufacturer,  (“Wanxiang”), which documentation memorialized Wanxiang’s agreement to, among other things, (a) furnish the Company with a senior secured bridge loan facility in an amount up to $75 million (the “Wanxiang Bridge Loan Facility”) and (b) purchase $200 million in aggregate principal amount of 8.00% Senior Secured Convertible Notes (the “Wanxiang 8.00% Convertible Notes”) to be issued by the Company in connection with the transaction (collectively, the “Wanxiang Transactions”).  Pursuant to the Wanxiang Sale Order, the Sale Proceeds (as defined below) were used to satisfy all outstanding obligations of the Debtors in connection with the Wanxiang Bridge Loan, which was the only aspect of the Wanxiang Transactions consummated as of the Petition Date.

(a)                                 The Wanxiang Bridge Loan Facility

Under the Wanxiang Bridge Loan Facility, Wanxiang America, an affiliate of Wanxiang, agreed to provide the Debtors with an initial cash advance of $12.5 million(3) and a letter of credit facility that would result in approximately $10 million of additional liquidity for the Debtors (collectively, the “Initial Wanxiang Loan”).(4) The Debtors received the Initial Wanxiang Loan on or about August 16, 2012.  The Wanxiang Bridge Loan Facility also provided for two subsequent $25 million cash advances (each a “Subsequent Wanxiang Loan”) subject to the satisfaction of certain conditions (the “Wanxiang Closing Conditions”) including, but not limited to, (a) receipt of a favorable determination from the Committee of Foreign Investment in the United States,(5) (b) receipt of Chinese government approvals, (c) the accuracy of certain representations and warranties, (d) the absence of any default and (e) the absence of a material diminishment of the Debtors’ research and development and engineering teams by reason of resignations or departures.  As of the Petition Date, the Debtors had received only the Initial Wanxiang Loan because certain of the aforementioned conditions had not been satisfied as of such date.

(b)                                 Other Aspects of the Wanxiang Transactions

The parties to the Wanxiang Bridge Loan Facility additionally agreed that, upon the Initial Wanxiang Loan and each Subsequent Wanxiang Loan made under the Wanxiang Bridge Loan Facility, A123 would issue certain warrants to Wanxiang America (the “Wanxiang Bridge Warrants”).  As of the Petition Date, only the Wanxiang Bridge Warrant corresponding to the Initial Wanxiang Loan had been issued to Wanxiang America.

Similarly, the portion of the Wanxiang Transactions relating to the issuance of the Wanxiang 8.00% Convertible Notes was memorialized by that certain Securities Purchase Agreement dated August 16, 2012 (the “Wanxiang Purchase Agreement”) between A123 and Wanxiang Clean Energy USA Corp. (the “Wanxiang Purchaser”), another Wanxiang affiliate.  Pursuant to the terms of the Wanxiang Purchase Agreement, the Wanxiang Purchaser agreed, subject to the satisfaction of certain conditions, to purchase (within 180 days after the first advance under the Wanxiang Bridge Loan Facility) $200 million in aggregate amount of the Wanxiang 8.00% Convertible Notes from A123.  However, as of the Petition Date, none of the Wanxiang 8.00% Convertible Notes had been issued.

Finally, under the Wanxiang Purchase Agreement and concurrent with the issuance of the Wanxiang 8.00% Convertible Notes, A123 also agreed that it would issue warrants (the “Wanxiang Convertible Note Warrants”) to the Wanxiang Purchaser to purchase, for an aggregate exercise price of $115 million, shares of common stock that, taken together with the shares of common stock issued under the Wanxiang Bridge Warrants and Wanxiang 8.00% Convertible Notes, would be exercisable for 80% of the outstanding common stock of A123 at the time of exercise.  As of the Petition Date, the Wanxiang Convertible Note Warrants had not been issued.

(c)                                  Wanxiang Pledge and Security Agreement

On or about August 16, 2012, A123 and A123 Securities Corporation entered into a Pledge and Security Agreement with Wanxiang America in its capacity as agent (the “Wanxiang Pledge and Security Agreement”), pursuant to which A123 and A123 Securities Corporation granted Wanxiang America, in its capacity as agent, a first-priority security interest in substantially all of their respective assets for purposes of securing the obligations under the Wanxiang Bridge Loan Facility and, although not issued as of the Petition Date, the Wanxiang 8.00% Convertible Notes.  Certain non-debtor subsidiaries were also signatories to the Wanxiang Pledge and Security Agreement.

(d)                                 The Wanxiang Release

Prior to and during the course of the Chapter 11 Cases, a dispute arose between the Debtors and Wanxiang America regarding certain fees allegedly arising in connection with the Wanxiang Transactions.  Pursuant to the Wanxiang Sale Order,

(3)                                 Under the terms of the Bridge Loan Facility, an amount equal to $2.5 million was retained by the Lender in reserve until the Debtors obtained a certain subordination to the Lender of a lien securing certain existing indebtedness or elected to repay such indebtedness in full.  As of the Petition Date, such subordination had not occurred.

(4)                                 The obligations under the Wanxiang Bridge Loan Facility were guaranteed by the following non-debtor subsidiaries of the Debtors: (a) A123 Systems Korea Co Ltd.; (b) A123 Securities Corporation; (c) A123 Systems GMBH; (d)  A123 Systems (China) Materials Co. Ltd.; (e) A123 Systems Zhenjiang Co. Ltd.; and (f) A123 Hong Kong Limited.  These same subsidiaries were to guarantee the Wanxiang 8.00% Convertible Notes upon issuance.

(5)                                 The Committee on Foreign Investment in the United States (“CFIUS”, commonly pronounced “sifius”) is an inter-agency committee of the United States Government that reviews the national security implications of foreign investments in United States companies or operations. Chaired by the Secretary of the Treasury, CFIUS includes representatives from 16 United States departments and agencies, including the Defense, State and Commerce departments, as well as (most recently) the Department of Homeland Security.

effective as of the Sales Closing Date, Wanxiang America released all claims or potential claims relating to any and all fees, damages and/or penalties, including, but not limited to, any “Financing Fee”, “Prepayment Fee” and “Termination Fee” or any other fee, penalty or claim for damages arising under or relating to the Wanxiang Bridge Loan Facility, the Wanxiang Purchase Agreement or any other documents relating to the Wanxiang Transactions.

4.                                      Grants

The Debtors have received numerous grants and awards from state and federal governments.

(a)                                 The U.S. Department of Energy Grant

In December 2009, A123 entered into an agreement establishing the terms and conditions of a $249.1 million grant awarded under the U.S. Department of Energy (“DOE”) Battery Initiative to support manufacturing expansion of new lithium-ion battery manufacturing facilities in Michigan. Under the agreement, as amended, the DOE is providing cost reimbursement for 50% of qualified expenditures incurred from December 1, 2009 to December 2, 2014.  The agreement also provided for reimbursement of pre-award costs incurred from June 1, 2009 to November 30, 2009.  There were no substantive conditions attached to this award that would require repayment of amounts received if such conditions were not met.  Through June 30, 2012, A123 incurred $260.6 million in qualified expenses, of which 50%, or $130.3 million, are allowable costs for reimbursement.  Nearly all of the allowable costs have been reimbursed.  As set forth in the Wanxiang Sale Order, the DOE is prohibited from asserting any Claims relating to the financial assistance agreements provided by the DOE for which the Debtors are recipients or sub-recipients.

(b)                                 Michigan Center of Energy and Excellence Grant

In February 2009, the State of Michigan awarded A123 a $10 million Center of Energy and Excellence grant. Under the agreement, the State of Michigan would provide cost reimbursement for 100% of qualified expenditures based on the achievement of certain milestones by March 2012. There were no substantive conditions attached to this award that would require repayment of amounts received if such conditions were not met.  A123 received $3 million of this grant in March 2009 and $6 million of this grant in July 2010, with additional payments to be made based on the achievement of certain milestones in the facility development. Through June 30, 2012, A123 used $8.8 million of these funds, of which $7.9 million and $0.9 million was recorded as an offset to property, plant and equipment and operating expenses, respectively.

(c)                                  Michigan Economic Growth Authority

In April 2009, the Michigan Economic Growth Authority offered A123 certain tax incentives, which could be used to offset the Michigan Business Tax owed in a tax year, carried forward for the number of years specified by the agreement, or be paid to A123 in cash at the time claimed to the extent A123 does not owe a tax.  The terms and conditions of the High-Tech Credit were established in October 2009 and those of the Cell Manufacturing Credit were established in November 2009.

The High-Tech Credit Agreement provided A123 with a 15-year tax credit, based on qualified wages and benefits multiplied by the Michigan personal income tax rate beginning with payments made for the 2011 fiscal year. The tax credit had an estimated value of up to $25.3 million, depending on the number of jobs created in Michigan. The proceeds to be received by A123 would be based on the number of jobs created, qualified wages paid and tax rates in effect over the 15 year period. The tax credit was subject to a repayment provision in the event A123 relocates a substantial portion of the jobs outside the state of Michigan on or before December 31, 2026.

The Cell Manufacturing Credit Agreement authorized a tax credit or cash for A123 equal to 50% of capital investment expenses related to the construction of A123’s integrated battery cell manufacturing facilities in Michigan, commencing with costs incurred from January 1, 2009, up to a maximum of $100 million over a four year period. The tax credit could not exceed $25 million per year and could be submitted for reimbursement beginning in tax year 2012.  A123 was required to create 300 jobs no later than December 31, 2016 for the tax credit to be non-refundable.  The tax credit was subject to a repayment provision in the event A123 relocated 51% or more of the 300 jobs outside of the state of Michigan within three years after the last year the tax credit is received. Through June 30, 2012, A123 has incurred $200 million in qualified expenses related to the construction of the Livonia and Romulus facilities.

All rights and obligations of the Debtors under the High-Tech Credit Agreement and the Cell Manufacturing Credit Agreement were transferred to Wanxiang America as part of the Wanxiang Sale.

(d)                                 Michigan Department of Energy, Labor and Economic Growth

In December 2009, the State of Michigan awarded A123 $2 million to assist in funding A123’s smart grid stabilization project, the purpose of which was to develop and improve the quality of application of energy efficient technologies and to create or expand the market for such technologies.  A123 received an advance of $0.9 million in December 2009 and another $0.9 million in February 2011. Through December 31, 2011, A123 incurred $1.6 million in allowable costs, which was recorded as an offset to operating expenses.  During the year ended December 31, 2011, the remaining $0.4 million in funding was cancelled. There were no substantive conditions attached to this award that would require repayment of amounts received if such conditions were not met.

G.                                   EQUITY INTERESTS

On September 29, 2009, A123 completed the initial public offering of 32,407,576 million shares of common stock, which was traded on the NASDAQ Stock Market (“NASDAQ”) under the symbol “AONE.”  On April 6, 2011, A123 sold an additional 18,000,000 shares of its common stock in connection with the issuance of the 2011 3.75% Convertible Subordinated Notes.

On November 3, 2011, A123 and IHI Corporation (“IHI”), an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, entered into a Stock Purchase Agreement (the “IHI Stock Purchase Agreement”) pursuant to which IHI agreed to purchase $25 million in shares of A123’s common stock.  The IHI Stock Purchase Agreement prohibited IHI from selling or transferring such shares, subject to certain exceptions, for a period of one year.

On January 19, 2012, A123 entered into a placement agent agreement relating to a registered direct offering by A123 of an aggregate of 12.5 million “Units.”  Each Unit consisted of one share of A123’s common stock and one warrant to purchase one share of such common stock at a negotiated purchase price.  The sale of the Units was made pursuant to a subscription agreement between A123 and a sole institutional investor, Capital Ventures International (the “Jan. 2012 Investor”), and raised gross proceeds of approximately $25.425 million.  The per share exercise price of the warrants was set at $2.71. The warrants became exercisable six months following the closing date and will expire on the day that is twenty-four months after the date on which they become exercisable.  On July 5, 2012, A123 reached an agreement with the Jan. 2012 Investor to terminate the purchase right associated with the second option period.

On May 11, 2012, A123 issued certain warrants to purchase shares of A123’s common stock equal to 30% of the number of shares underlying the 2012 Senior Convertible Notes assuming conversion at an initial conversion price in connection with the issuance of the 2012 Senior Convertible Notes.

On July 5, 2012, A123 entered into a placement agent agreement relating to a registered direct offering by A123 of an aggregate of 7,692,308 shares of A123’s common stock and warrants to purchase additional shares of such common stock for an exercise price of $0.001 per share (the “July 2012 Warrants”).  The shares of common stock were sold at a negotiated purchase price of $1.30, subject to certain adjustments, based upon the exercise of the July 2012 Warrants per share of common stock in order to raise gross proceeds of approximately $10 million, based upon the exercise of the July 2012 Warrants from the offering of the shares of common stock and the July 2012 Warrants.  The sale of common stock and the July 2012 Warrants was made pursuant to a subscription agreement between A123 and certain existing investors.  The net offering proceeds that were realized by A123 from this sale were approximately $9 million.  Pursuant to the July 2012 Warrants, A123 agreed to issue additional shares of common stock to the holders of the July 2012 Warrants such that the holders would receive the aggregate number of shares of A123’s common stock equal to (a) $5 million divided by 82% of the volume weighted average price of A123’s common stock over a period covering July 9, 2012,  through July 11, 2012 or, if lower, 82% of the volume weighted average price of A123’s common stock on July 11, 2012 and (b) $5 million divided by 82% of the volume weighted average price of A123’s common stock over a period covering July 25, 2012,  through July 27, 2012 or, if lower, 82% of the volume weighted average price of A123’s common stock on July 27, 2012.  The July 2012 Warrants have a nominal exercise price per share.  The placement agreement provided that the total number of shares of A123’s common stock issued in the offering could not exceed the amount permitted without shareholder approval under the applicable provisions of NASDAQ Rule 5635; however, in the event that A123 would otherwise be obligated to issue shares of common stock above that maximum number upon exercise of the warrants, A123 agreed to pay the value of such shares of common stock in cash.

As discussed above, on August 16, 2012, A123 agreed to issue certain warrants for the purchase of common stock to Wanxiang America in connection with a senior secured bridge loan facility.  Concurrently therewith, A123 also entered into a securities purchase agreement, whereby it agreed to sell $200 million in aggregate amount of convertible notes to the Wanxiang Purchaser and agreed to issue additional warrants to the Wanxiang Purchaser.  The details of these transactions are discussed in Section II.F.3 above.

On August 22, 2012, A123 received a notice from NASDAQ that its stock price had fallen below a minimum bid price of $1.00 per share for the last thirty consecutive business days and that A123 would be de-listed from NASDAQ if its stock price did not recover in six months.  As of the Petition Date, A123’s common stock continued to trade on NASDAQ at a price of $0.24.  A123’s stock was suspended on November 7, 2012 and has not traded on NASDAQ since that time.  On January 9, 2013, NASDAQ announced that it was de-listing A123’s common stock and filing Form 25 with the Securities and Exchange Commission to complete the de-listing.

Under the Plan, the common stock is referred to as the A123 Interests.  All A123 Interests will be cancelled under the Plan, and it is not expected that the holders of A123 Interests will receive any Distributions under the Plan.  The Plan does, however, provide a mechanism for Distributions in the unlikely event that all prior Claims are paid in full with interest.

H.                                   LITIGATION

As of the Petition Date, the following three lawsuits were pending in Massachusetts against A123 and certain current and former directors and officers of the Debtors:

•                                          In re A123 Systems, Inc. Securities Litigation, No. 1:12-CV-10591-RGS.  This case arises out of two securities class action cases brought against A123 (the “Securities Class Action”).  The cases were filed in the District of Massachusetts in 2012 and consolidated under the above caption.  The plaintiffs in these cases assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and allege that certain of A123’s disclosures relating to potentially defective prismatic cells were inaccurate.  Under the Plan, any claims resulting from a judgment in favor of the plaintiffs in the Securities Class Action will be classified as Subordinated Stock Claims in Class 8.

•                                          Ahmed v. Vieau, Prystash, Granara, Deshpande, Goldstein, Haroian, Jacobs, Little, McCarthy and Riley, 1:12-CV-10865-FDS.  This case, a putative derivative action, was filed in the District of Massachusetts in 2012 and relates to the same disclosures at issue in the Securities Class Action, which the plaintiff alleges were materially misleading because they failed to disclose issues related to the manufacturing of prismatic cells.  A123 is a nominal defendant in the matter (the “Federal Derivative Action”).

•                                          Sussman v. Vieau, Deshpande, Riley, McCarthy, Haroian, Goldstein, Jacobs, Little, Granara and Prystash, No. 12-1917-A.  This case is a putative derivative action filed in state court in Massachusetts in 2012.  The complaint alleges causes of action stemming from the same alleged misconduct that is the subject of the Federal Derivative Action (the “State Derivative Action” and, together with the Federal Derivative Action, the “Derivative Actions”).  Under the Plan, any claims resulting from a judgment in favor of the plaintiffs in either of the Derivative Actions will be released.

In addition, the Official Creditors’ Committee (as defined below) has indicated that the Debtors may have certain claims against Johnson Controls, Inc. that would result in future litigation by or on behalf of the Debtors in connection with activities relating to the Wanxiang Sale.

I.                                        HISTORICAL FINANCIAL INFORMATION; ADDITIONAL INFORMATION

The Debtors’ fiscal year ends on December 31.  Consolidated financial information regarding the Debtors for the fiscal year ended December 31, 2011 is available in the Annual Report on Form 10-K of A123 Systems, Inc. filed with the SEC for such period.  Financial information for subsequent quarters ended March 31, 2012 and June 30, 2012 is available on the Quarterly Report on Form 10-Q filed for each of such periods.  Such reports may be accessed on the SEC’s website at www.sec.gov.

J.                                      KEY EVENTS LEADING TO THE FILING OF CHAPTER 11 CASES

1.                                      Contract and Warranty Issues

In 2010, the Debtors identified certain technical issues in the manufacturing scale-up of their prismatic batteries.  Although the Company took corrective actions for these issues, the problems resulted in a higher yield loss in ramp-up production, temporary halts in the production process and distraction of personnel.  In addition, in December 2011, the Company determined that some of the battery packs produced for Fisker had a potential safety issue relating to the battery cooling system due to the misalignment of certain hose clamps in the internal cooling system.  There were no related battery performance or safety incidents with cars in the field;

however, the problem required significant management time and expense, as well as the rapid re-deployment of technical personnel to the field.

In October 2011, the Debtors learned of an unexpected reduction in fourth-quarter orders from its largest customer, Fisker Automotive, as Fisker sought to balance inventory levels from all of its suppliers.  As a result, the Debtors revised their full-year 2011 revenue guidance (originally expected to be between $210 million and $225 million) based on this unexpected reduction in revenue. While the Debtors continued to increase their production ramp in the third quarter 2011, the lower plant utilization due to Fisker’s reduction in orders temporarily offset any gross margin improvements the Debtors were expecting.  Consequently, A123’s total revenue for the fiscal year ended December 31, 2011 was $159.1 million.

On March 26, 2012, A123 launched a field campaign to replace battery modules and packs that may contain defective prismatic cells produced at its Livonia, Michigan manufacturing facility. The cost of this field campaign was, as of the Petition Date, estimated at $51.6 million.  In addition, A123 recorded an inventory charge of approximately $15.2 million related to inventory produced at its Michigan facilities that may be defective.  As a result of this field campaign and the charge for existing prismatic cell inventory, A123 was required to rebuild its inventory and manage its backlog for existing customer orders while simultaneously replacing the defective customer modules and packs.

2.                                      Pre-Petition Financing and Sale Process

As a result of the foregoing, the Debtors began to explore operational modifications to reduce operating costs, as well as sales of certain assets.  In March 2012, the Debtors began a sale process by retaining Lazard Frères & Co. LLC (“Lazard”) as an investment banker to assist the Debtors in addressing their financial situation and exploring potential financing and restructuring alternatives.  Additionally, in late August 2012, the Debtors retained Alvarez and Marsal North America, LLC (“Alvarez”) to perform a variety of restructuring-related services.  The Debtors and their advisors continued to evaluate operational changes that could result in decreased cost, while also negotiating with the lenders under their prepetition credit facilities.

Prior to filing the Chapter 11 Cases, the Debtors, with the assistance of Lazard, and in consultation with Latham & Watkins LLP, pursued a range of options to address the Debtors’ concerns about their ability to service their debt and fund operations going forward, including new financing, refinancing and the sale of certain or all of the Debtors’ assets or business.

The Debtors implemented an extensive marketing process searching for potential partners and equity investors as well as entities interested in acquiring some or all of the Debtors’ assets.  This process was primarily conducted by Lazard as directed by A123.  During an initial round of investigation, Lazard contacted approximately 74 parties, 24 of which reviewed a “teaser” prepared by Lazard and discussed the process with Lazard.  These parties were primarily strategic investors as it was determined strategic buyers were more likely to have interest in the Debtors’ assets than financial buyers.  Following this stage, 11 of the 24 parties signed confidentiality agreements to begin due diligence and received a confidential information memorandum.  Ten parties were granted access to a dataroom to complete further diligence on A123.  Seven parties visited A123 facilities and received management presentations.  Ultimately, however, only one offer, from Wanxiang, was received to invest in the Debtors as a going concern, and three non-binding offers were received to purchase or otherwise invest in a more limited subset of the Debtors’ assets.  One investor who expressed interest in acquiring the Debtors as a going concern declined to submit any binding offer after completing extensive due diligence.

Following extensive negotiations on the terms and conditions of Wanxiang’s offer, the Debtors entered into the various agreements with Wanxiang discussed above that comprised the Wanxiang Transactions.  However, because certain of the Wanxiang Closing Conditions did not occur, only the Initial Wanxiang Loan was funded as of the Petition Date.

Shortly before the Petition Date, it became apparent that certain of the conditions to the Wanxiang closing would not be satisfied prior to the Debtors’ liquidity falling below operational levels.  Although the Debtors searched for interim bridge financing to permit operations through this period of reduced liquidity, the Debtors were unable to obtain such financing on terms that would permit continued operation of the Debtors’ businesses, outside of a bankruptcy process.  As of the Petition Date, the Debtors had approximately $19 million of cash on hand; however, the Debtors were unable to access such cash as a result of covenants under the Wanxiang Bridge Loan Facility.  It is against this backdrop that the Debtors’ Board of Directors authorized the commencement of these Chapter 11 Cases.

III.
THE CHAPTER 11 CASES

A.                                    COMMENCEMENT OF THE CHAPTER 11 CASES

On October 16, 2012 (the “Petition Date”), the Debtors filed voluntary petitions under Chapter 11 of the Bankruptcy Code.  The Chapter 11 Cases are pending before the Honorable Kevin J. Carey for the Bankruptcy Court, located at 824 N. Market Street, 3rd Floor, Wilmington, DE 19801.

B.                                    CONTINUATION OF BUSINESS

Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court in accordance with the Bankruptcy Code.  The Debtors are authorized to operate their businesses and manage their properties in the ordinary course, with transactions outside of the ordinary course of business requiring Bankruptcy Court approval.  Since the Sales Closing Date, the Debtors have continued on a limited wind-down basis, with a primary focus on post-closing obligations, review and reconciliation of Proofs of Claim, commencement of objections to Disputed Proofs of Claim, and efforts with respect to negotiating and achieving a confirmable liquidating plan.

An immediate effect of the filing of the Debtors’ bankruptcy petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by Creditors, the enforcement of Liens against property of the Debtors, and the continuation of litigation against the Debtors.  The relief provides the Debtors with the “breathing room” necessary to assess and reorganize their businesses and prevents creditors from obtaining an unfair recovery advantage while the Chapter 11 Cases are pending.  Although the automatic stay may be lifted for cause, and several parties have sought and been granted limited stay relief, there has been no modification of the automatic stay that has adversely affected the Debtors or their Estates.

C.                                    FIRST DAY AND OTHER INITIAL ORDERS

On the Petition Date, the Debtors filed a number of motions seeking approval of certain so-called “first day orders.”  The first day orders facilitated the transition between the Debtors’ pre-petition and post-petition business operations by authorizing the Debtors to continue with certain regular business practices that may not be specifically authorized under the Bankruptcy Code, or for which the Bankruptcy Code requires prior court approval.  The first day orders entered in the Chapter 11 Cases authorized, among other things, the following: (i) the joint administration of the Chapter 11 Cases; (ii) the payment and honoring of pre-petition wages, salaries, and benefits for employees; (iii) the payment of pre-petition property, excise, and franchise taxes; (iv) the continued use of the Debtors’ existing cash management system, bank accounts and business forms; (v) the payment of prepetition claims of certain critical vendors; (vi) the payment of prepetition claims of foreign vendors; (vii) the payment of prepetition claims of certain mechanics and materialmen; (viii) the payment of prepetition claims of shippers, warehousemen and other lien claimants; (ix) the retention of Logan & Company, Inc. as the Claims Agent; (x) the honoring of prepetition obligations under and the continuation of certain customer programs; (xi) the establishment of notice and hearing procedures for trading in equity securities in the Debtors; and (xii) the entry by the Debtors into an agreement to obtain post-petition secured financing.

Additional orders were obtained during the initial stage of the Chapter 11 Cases (i) to retain chapter 11 professionals, including counsel, financial advisors and restructuring advisors for the Debtors; (ii) to retain and pay ordinary course professionals without separate retention and fee applications; (iii) to establish procedures by which court-approved chapter 11 professionals may obtain interim compensation and reimbursement pending the filing of interim and final fee applications; (iv) to provide adequate assurance of future payment to utility companies and establish procedures under which utilities may challenge or seek additional adequate assurance; (v) to reject certain executory contracts with Wanxiang; (vi) to extend the time by which the Debtors were required to file their Schedules and Statements (as defined below); (vii) to establish procedures for the assertion, resolution and satisfaction of Claims filed under Bankruptcy Code Section 503(b)(9); (viii) to reject certain executory contracts with parties other than Wanxiang; (ix) to approve the Debtors’ employee incentive, retention and severance plans; (x) to extend the automatic stay to certain litigation against non-debtor defendants; and (xi) to approve the sale of certain assets of the Debtors and the bidding procedures related thereto.

D.                                    RETAINED PROFESSIONALS

Following the Petition Date, the Bankruptcy Court authorized the Debtors to retain certain professionals to represent them and assist them in connection with the Chapter 11 Cases.  Specifically, the Debtors retained, and the Bankruptcy Court approved the retention of, the following professionals: (a) Latham & Watkins LLP, as co-counsel, (b) Richards, Layton & Finger, P.A., as co-

counsel, (c) Alvarez, as financial advisors, (c) Lazard, as investment banker, and (d) Logan & Company, Inc., as administrative advisor (as an adjunct to serving as the claims and noticing agent), (collectively, the “Debtors’ Professionals”).  In addition, the Bankruptcy Court authorized the Debtors to retain, employ, compensate and reimburse the expenses of certain attorneys who have rendered services to the Debtors unrelated to the Chapter 11 Cases to assist with the operation of the Debtors’ businesses in the ordinary course.

E.                                    SCHEDULES AND STATEMENTS

On November 16, 2012, the Debtors filed their (i) Schedules of Assets and Liabilities and Schedule of Executory Contracts and Unexpired Leases and (ii) Statements of Financial Affairs (collectively, the “Schedules and Statements”).  These documents contain basic information including schedules of creditors holding unsecured priority and non-priority claims for the benefit of creditors and parties in interest.  On January 15, 2013, A123 Systems, Inc. filed amendments to certain of the Schedules of Assets and Liabilities.  Copies of the Schedules and Statements and the amendments thereto are available for inspection on the Bankruptcy Court’s website at www.deb.uscourts.gov.  In addition, copies are also available free of charge on the Voting Agent’s website at http://www.loganandco.com.

F.                                     APPOINTMENT OF OFFICIAL CREDITORS’ COMMITTEE

On November 5, 2012, the Office of the United States Trustee appointed the Committee of Unsecured Creditors (the “Official Creditors’ Committee”).  The Official Creditors’ Committee’s members are as follows: (i) DynaPower Company, LLC, attn.: Peter Pollak, 85 Meadowland Drive, South Burlington, VT 05403; (ii) U.S. Bank National Association, as Indenture Trustee, attn.: James E. Murphy, 100 Wall Street, Suite 1600, New York, NY 10005; (iii) Hudson Bay Capital Management, LLC, attn.: Yoav Roth, 777 Third Avenue, 30th Floor, New York, NY 10017; (iv) Aristeia Master, LP c/o Aristeia Capital LLC, attn.: Andrew B. David, 136 Madison Avenue, 3rd Floor, New York, NY 10016; (v) Fisker Automotive Inc., attn.: Matthew Paroly, 5515 E. La Palma Avenue, Anaheim CA 92807; (vi) BAE Systems Controls Inc., attn.: Jennifer Ranger, 1098 Clark Street, Huron Bldg. 257, 4th Floor, D012, Endicott, NY 13760; and (vii) Smith Electric Vehicles Corp., attn.: Robert Schuller, 12200 NW Ambassador Drive, Suite 326, Kansas City, MO 64153.  The Official Creditors’ Committee has retained the following professionals: Brown Rudnick LLP, as co-counsel; Saul Ewing LLP, as co-counsel; Steptoe & Johnson LLP, as special counsel; Capitol Counsel LLC, as lobbyist; and Blackstone Advisory Partners L.P., as financial advisors.

G.                                   DEBTOR IN POSSESSION FINANCING/CASH COLLATERAL

As noted above, as of the Petition Date, the Debtors’ obligations to Wanxiang America under the Wanxiang Bridge Loan Facility were secured by a perfected first-priority security interest in substantially all assets of the Debtors (the “Prepetition Collateral”).  The Prepetition Collateral included substantially all of the Debtors’ cash and cash equivalents.  As a result, the Debtors did not have any unencumbered cash with which to operate their businesses.

In order to permit the Debtors to fund day-to-day activities pending the sale of the Debtors’ assets, prior to the Petition Date, the Debtors engaged in lengthy discussions with Johnson Controls, Inc. (“JCI”) regarding financing the Chapter 11 Cases while the Debtors pursued a sale of substantially all of their assets.  Those discussions culminated with JCI agreeing to provide the Debtors with a post-petition credit facility (the “JCI DIP Facility”).  The Debtors filed a motion to approve the JCI DIP Facility on the Petition Date, which was approved on an interim basis by the Court on October 18, 2012 pursuant to the Interim Order (I) Authorizing Debtors to Obtain Post-Petition Secured Financing Pursuant to 11 U.S.C. Sections 105, 361, 362 and 364; (II) Granting Liens and Super-Priority Claims; and (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001 [Docket No. 89] (the “JCI Interim DIP Order”).

Following entry of the JCI Interim DIP Order, and as contemplated by the JCI DIP Facility, the Debtors worked with other potential lenders to refinance the JCI DIP Facility with replacement financing.  After testing the market, the Debtors reached an agreement with Wanxiang America for the provision of a debtor-in-possession credit facility (the “Wanxiang DIP Facility”), under which Wanxiang America acted as agent (in such capacity, the “DIP Agent”) and lender (in such capacity, the “DIP Lender”).  Additionally, in connection with the approval of the Wanxiang DIP Facility, Wanxiang America consented to the Debtors’ use of cash collateral on the terms set forth in the Wanxiang Final DIP Order (as defined below).  The Wanxiang DIP Facility consisted of a single-draw term loan in aggregate principal amount of $50,000,000 made by the DIP Lender to A123 Systems, Inc., as borrower for the benefit of all of the Debtors.  The Wanxiang DIP Facility was secured by a lien on substantially all of the Debtors’ assets junior only to any valid, prior, perfected and non-avoidable lien existing prior to the Petition Date (the “Permitted Prior Liens”), including the liens securing the Wanxiang Bridge Loan Facility.

On October 28, 2012, the Debtors filed the Debtors’ Emergency Motion for an Interim Order and Motion for a Final Order (I) Authorizing Debtors to (A) Obtain Post-Petition Secured Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, and 364, and (B) Use Cash Collateral Under 11 U.S.C. § 363; (II) Granting (A) Liens and Super-Priority Claims, and (B) Adequate Protection to Prepetition Lender Under 11 U.S.C. §§ 361, 362, 363 and 364; and (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001 [Docket No. 166], which was approved on a final basis on November 26, 2012 when the Bankruptcy Court entered the Final Order (I) Authorizing Debtors to (A) Obtain Post-Petition Secured Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, and 364 and (B) Use Cash Collateral Under 11 U.S.C. § 363 and (II) Granting (A) Liens and Super-Priority Claims and (B) Adequate Protection to Prepetition Lender Under 11 U.S.C. §§ 361, 362, 363 and 364 [Docket No. 439] (the “Wanxiang Final DIP Order”).

In addition to approving the Wanxiang DIP Facility and the Debtors’ use of cash collateral, the Wanxiang Final DIP Order (a) set forth the Debtors’ agreement to certain factual stipulations (the “Debtors’ Stipulations”) regarding the Wanxiang Bridge Loan Facility, (b) granted certain adequate protection to Wanxiang America in its capacity as lender under the Wanxiang Bridge Loan Facility, (c) granted, by the Debtors, certain releases of Wanxiang America in its capacity as lender under the Wanxiang Bridge Loan Facility, (d) approved of a budget for the use of cash collateral and proceeds under the Wanxiang DIP Facility, including various covenants relating thereto, (e) established a “carve-out” for (i) unpaid fees required to be paid to the clerk of the Bankruptcy Court and the office of the U.S. Trustee and (ii) certain professional fees and expenses allowed by the Bankruptcy Court under Sections 105(a), 330 and 331 of the Bankruptcy Code (the “Carve-Out”), (f) established a period during which the Official Creditors’ Committee could investigate and challenge the Debtors’ Stipulations, which were otherwise binding on all parties in interest and (g) contained certain other terms and conditions typically found in orders granting similar relief.

Proceeds of the Wanxiang DIP Facility were used to repay in full all outstanding amounts owed under the JCI DIP Facility and, along with cash collateral, to fund the Debtors’ ongoing operation of their businesses and the Chapter 11 Cases pending a sale of substantially all of the Debtors’ assets.  Following the Auction (as defined below) and selection of Wanxiang America as the highest and best bidder, as discussed in more detail below, the Debtors and Wanxiang America negotiated an amended budget reflecting a revised timeline for the closing of the sale to Wanxiang America or its designee under the Wanxiang Purchase Agreement.  The agreed upon revised budged (the “Amended Budget”) was attached as Exhibit A to that certain Amendment No. 1 to Debtor-in-Possession Loan Agreement dated as of December 21, 2012, which was approved by the Bankruptcy Court on December 27, 2012 pursuant to the Order Authorizing and Approving Amendment No. 1 to Debtor-in-Possession Loan Agreement [Docket No. 744].

H.                                   KEY EMPLOYEE RETENTION PROGRAM AND KEY EMPLOYEE INCENTIVE PROGRAM

On October 19, 2012, the Debtors filed a motion for an order approving the Debtors’ Key Employee Incentive Plan (the “KEIP”) for 10 named insider employees, the Key Employee Retention Plan (the “KERP”) for 66 named non-insider employees and the Postpetition Severance Plan for all full-time employees.  The purpose of such plans was to incentivize continued employment and combat the negative employee morale and turnover problems that typically result from the uncertainties and increased burdens of an employer’s debtor-in-possession status.  The payment of KEIP bonuses was conditioned on the achievement of certain metrics relating to financial performance and sale proceeds.  The payment of KERP bonuses was conditioned on the employee’s continuing employment through the sale closing.  The U.S. Trustee filed an objection to this motion alleging, among other things, that the KEIP was a disguised retention plan rather than an incentive plan and that the Debtors failed to provide adequate information regarding the KERP employees’ non-insider status.  The Debtors subsequently filed under seal a list of the participants in each of the KEIP and the KERP and a description of their respective job responsibilities.  On November 8, 2012, the Bankruptcy Court entered an order approving the KEIP, the KERP and the Postpetition Severance Plan.  As of the Sales Closing Date, the Debtors had paid out $4,322,596 in KEIP bonuses and $2,393,992 in KERP bonuses.

I.                                        SALE OF ASSETS

As discussed in Section II.J.2 above, prior to the Petition Date, the Debtors undertook an extensive marketing and sale process, which culminated in the Debtors’ entry into the Wanxiang Transactions discussed in Section II.F.3 above.   While an initial $25 million was funded under the Bridge Loan Facility in August 2012, because certain conditions to outstanding funding commitments were not satisfied, Wanxiang America did not provide any additional portion of the Wanxiang Bridge Loan Facility or consummate the remainder of the Wanxiang Transactions.

Because the Wanxiang Transactions did not close, the Debtors’ liquidity fell below operational levels and the Debtors were unable, despite their best efforts, to find interim bridge financing outside of the bankruptcy process.  However, in their attempt to maximize value for all parties in interest, the Debtors, with the advice of their counsel, Lazard and Alvarez, were able to negotiate and secure (i) the JCI DIP Facility and (ii) an agreement to sell the assets constituting the Debtors’ automotive business (as well as certain other related transactions) to JCI.

On October 15, 2012, the Debtors’ Board of Directors voted to select JCI as the stalking horse bidder for the acquisition of certain of the Debtors’ assets.  Thereafter, the Debtors and JCI entered into that certain Asset Purchase Agreement dated October 16, 2012 between the Debtors, as sellers, and JCI, as buyer (the executed Asset Purchase Agreement, the “Stalking Horse APA”).  Pursuant to the Stalking Horse APA, JCI agreed (a) to pay an amount in cash equal to the sum of (i) $116 million in cash, plus (ii) upon the consummation of JCI’s acquisition of certain powder coating facilities owned by a Chinese subsidiary of the A123, $9 million cash, plus (iii) certain adjustments for certain cure costs in connection with the assignment of contracts or leases designated after the date of an auction; and (b) assume certain assumed liabilities (collectively, the “Stalking Horse Purchase Price), subject to the outcome of an auction, Bankruptcy Court approval, and certain other customary conditions.

On the Petition Date, the Debtors filed a motion seeking an order (a) authorizing and approving bidding procedures in connection with the receipt and analysis of competing bids for substantially all of the assets of the Debtors, (b) authorizing and approving procedures for the assumption and assignment of the Debtors’ executory contracts and leases, (c) approving the form and manner of notice of an auction and sale of substantially all of the Debtors’ assets, (d) authorizing the sale of certain assets of the debtors free and clear of all claims, liens, liabilities, rights, interests and encumbrances, and (e) certain related relief [Docket No. 34].  On November 8, 2012, the Bankruptcy Court entered the Order (I) Approving Bid Procedures in Connection with Sale of Certain Assets of the Debtors; (II) Scheduling Hearing to Consider Sale of Assets; (III) Approving Form and Manner of Notice Thereof; (IV) Approving Break-Up Fee and Expense Reimbursement; and (V) Granting Related Relief [Docket No. 314] (the “Bidding Procedures Order”) which, among other things, approved the Stalking Horse APA and established procedures in connection with the auction (the “Auction”) for substantially all of the assets of the Debtors.

On December 6 through 8, 2012, the Debtors held the Auction in accordance with the procedures set forth in the Bidding Procedures Order.  After multiple rounds of bidding, Wanxiang America and Navitas were selected at the conclusion of the Auction as the bidders submitting the highest and best bids for respective parts of the Debtors’ business.  The combined bids of Wanxiang America and Navitas provide for (a) payment of $259.1 million in cash (the “Sale Proceeds”), and (b) the assumption of certain assumed liabilities, including all cure costs associated with the assignment of contracts and leases.

On December 11, 2012, the Bankruptcy Court approved the sale of substantially all of the Debtors’ assets to Wanxiang America as set forth in that certain Asset Purchase Agreement by and among the Debtors and Wanxiang dated December 11, 2012 (as amended, the “Wanxiang Purchase Agreement”), a copy of which was attached as Exhibit A to the Wanxiang Sale Order.  In addition, on December 11, 2012, the Bankruptcy Court approved the sale of the Debtors’ government business to Navitas as set forth in that certain Asset Purchase Agreement by and among the Debtors and Navitas dated December 11, 2012 (as amended, the “Navitas Purchase Agreement”), a copy of which was attached as Exhibit A to the Navitas Sale Order.

On December 17, 2012, JCI filed a Notice of Appeal of the Wanxiang Sale Order [Docket No. 666] (the “JCI Appeal”).  The JCI Appeal was docketed in the United States District Court for the District of Delaware (the “District Court”) on January 15, 2013.  In accordance with the Standing Order of the District Court dated September 11, 2012, the JCI Appeal was referred to a United States Magistrate Judge to determine the appropriateness of mediation, briefing was deferred and the United States Magistrate Judge Mary Pat Thynge was appointed.  On February 4, 2013, JCI voluntarily dismissed the JCI Appeal.

The Sales Closing Date occurred on January 29, 2013, as evidenced by the Notice of Closing of Sales of Substantially All of the Debtors’ Assets to Wanxiang Clean Energy USA Acquisition LLC and Navitas Systems LLC [Docket No. 923].

Pursuant to the Wanxiang Sale Order, the following transactions took place on the Sales Closing Date:

•                                          an amount equal to the Carve-Out was funded into a specific account for distribution solely to professionals and other entities entitled thereto pursuant to the terms and conditions of paragraph 4 of the Wanxiang Final DIP Order;

•                                          an amount equal to the total obligations owed by the Debtors under that certain Loan and Security Agreement by and between the Debtors and Mass-CeC dated as of October 8, 2010 (the “Mass-CeC Loan Agreement”), was distributed to Mass-CeC for final and indefeasible payment of all amounts owed under and secured by Mass-CeC Loan Agreement;

•                                          $5,477,869 was retained by the Debtors to pay all obligations secured by Permitted Prior Liens other than the liens securing the Wanxiang Bridge Loan Facility upon allowance of such obligations (the “Permitted Prior Lien Amount”);

•                                          $19,708,587, which represented (i) an amount equal to all outstanding advances plus all accrued and unpaid interest and fees thereon under the Wanxiang Bridge Loan Facility and (ii) an amount equal to 105% of the remaining contingent reimbursement obligations with respect to outstanding letters of credit procured by Wanxiang America pursuant to the Wanxiang Bridge Loan Facility, was distributed to Wanxiang America for final and indefeasible application to the loan amounts provided under the Wanxiang Bridge Loan Facility and cash collateralization of the outstanding letters of credit under the Wanxiang Bridge Loan Facility, thereby paying in full all obligations of the Debtors under the Wanxiang Bridge Loan Facility; and

•                                          $50,726,712 was distributed to the DIP Agent for final and indefeasible application to the obligations under the Wanxiang DIP Facility, thereby paying in full all obligations of the Debtors under the Wanxiang DIP Facility.

As set forth in the Sale Orders, liens, claims, interests and encumbrances attached to the Sale Proceeds in the same order and priority as they existed prior to the completion of the transactions contemplated by the Sale Orders.  Additionally, as set forth in the Wanxiang Sale Order, the DOE is prohibited from asserting any Claims relating to the financial assistance agreements provided by the DOE for which the Debtors are recipients or sub-recipients.

J.                                      BAR DATE AND PROOF OF CLAIM/REQUEST FOR PAYMENT PROCESS

The Bankruptcy Court entered an order on November 26, 2012 establishing (i) January 14, 2013 as the deadline for each person or entity holding or asserting a Claim against one or more of the Debtors that arose prior to the Petition Date (excluding 503(b)(9) Claims) to file a Proof of Claim; (ii) January 14, 2013 as the deadline for each person or entity holding or asserting a 503(b)(9) Claim against the Debtors to file a 503(b)(9) Request for Payment; (iii) April 15, 2013 as the deadline for each governmental unit holding or asserting a Claim against one or more of the Debtors that arose prior to the Petition Date to file a Proof of Claim; and (iv) the date that is twenty-five (25) days after the entry of any order authorizing the rejection of an executory contract or unexpired lease as the deadline for each person or entity asserting a rejection damages claim against one or more of the Debtors to file a Proof of Claim (the “Bar Date Order”).

On January 15, 2013, the Bankruptcy Court entered an order establishing March 4, 2013 as the deadline for each person or entity to file an Administrative Request for Payment for administrative expenses against the Debtors arising from and after the Petition Date and to and including January 29, 2013.  For Administrative Claims arising after January 29, 2013, the Plan provides that the deadline for filing an Administrative Request for Payment the first Business Day that is at least thirty (30) days after the Effective Date or such other date ordered by the Court.  In addition, the Plan provides that the deadline for each professional or other party in interest to file a Fee Claim is the first Business Day that is thirty (30) days after the Effective Date.

On February 4, 2013, the Bankruptcy Court entered an order authorizing the Debtors to establish supplemental bar dates applicable only to those parties who did not receive notice of the deadlines established by the Bar Date Order.  Accordingly, the Debtors established March 7, 2013 as the deadline for each person or entity holding or asserting a Claim against one or more of the Debtors that arose prior to the Petition Date, and who did not receive notice of the deadlines established by the Bar Date Order, to file a Proof of Claim.

K.                                   CLAIMS OBJECTION PROCESS

[Approximately 728 Proofs of Claim and 503(b)(9) Requests for Payment have been filed against the Debtors aggregating approximately $162,179,966 (this is a consolidated figure that includes claims asserted against more than one of the Debtors for the same liability but excludes amounts for unliquidated and contingent Claims).](6)  The Debtors, in consultation with the Official Creditors’ Committee, have initiated a process by which, prior to the Effective Date, they will evaluate the Proofs of Claim and 503(b)(9) Requests for Payment to determine whether objections seeking the disallowance of certain asserted Claims should be filed.  After the Effective Date, the Liquidation Trust will have the exclusive responsibility for reviewing and objecting to the Allowance of any Claim or Interest filed in the Chapter 11 Cases.  As an alternative, the Debtors, with the consent of the Official Creditors’ Committee, or the Liquidation Trustee, as the case may be, may seek to negotiate and settle disputes as to asserted Claims as an alternative to filing objections to the Proofs of Claim or 503(b)(9) Requests for Payment.

L.                                    DISPOSITION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Pursuant to the Bidding Procedures Order, the Debtors were authorized to assume and assign to the successful bidders in the 363 Sales certain of the Debtors’ executory contracts and unexpired leases.  As required by the Bid Procedures Order, on November 9, 2012, the Debtors served a notice of potential assumption, assignment and/or transfer of the executory contracts and leases to which

(6)                             The number of Proofs of Claim and 503(b)(9) Requests for Payment filed and the aggregate amount asserted therein will be updated as necessary at the time of approval of the Disclosure Statement.

any Debtor was a party on all non-Debtor parties to such contracts and leases.  This notice included a calculation of the cure amounts that the Debtors believed would be required to be paid to cure all defaults outstanding under the contracts and leases as of the date of the notice (the “Cure Amounts”).  On November 21, 2012 and November 30, 2012, the Debtors filed supplemental notices of potential assumption, assignment and/or transfer of executory contracts and leases.  More than thirty parties filed formal objections to the proposed Cure Amounts, which objections were either resolved, withdrawn or became moot in the months leading up to the Sales Closing Date or thereafter.  On January 8, 2013, the Debtors served the first notice of assumed contracts and assumed leases on the counterparties to those executory contracts and unexpired leases that the Debtors intended to assume and assign to either of Wanxiang or Navitas, which notice was supplemented on January 11 and January 18.  Additionally, on December 21, 2012, the Debtors filed a motion seeking authorization to assume and assign certain additional executory contracts to Wanxiang America and Navitas, which motion was approved by the Bankruptcy Court on January 15, 2013.

On the Petition Date, the Debtors filed an omnibus motion seeking authorization to reject certain executory contracts and unexpired leases with various counterparties (the “Omnibus Rejection Motion”).  In addition, the Debtors also filed a motion seeking authority to reject certain contracts with Wanxiang (the “Wanxiang Rejection Motion”).  The Bankruptcy Court entered orders approving the Omnibus Rejection Motion and the Wanxiang Rejection Motion on November 7 and 8, respectively.  On January 25, 2013, the Debtors filed a second omnibus motion seeking authorization to reject all executory contracts and unexpired leases that were not assumed and assigned to Wanxiang or Navitas or necessary for the wind-down of the Debtors’ business.

In addition, the Plan provides that, to the extent an executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Effective Date (a) has not been assumed, assumed and assigned, or rejected pursuant to such process or by order of the Bankruptcy Court during the Chapter 11 Cases prior to the Effective Date, and (b)  is not the subject of a motion to assume or a motion or permitted notice to assume and assign in each case filed as of the Effective Date, such executory contract or unexpired lease will be deemed rejected pursuant to Bankruptcy Code Section 365 as of the Effective Date.

M.                                 PLAN EXCLUSIVITY

Bankruptcy Code Section 1121(b) provides for an initial period of 120 days after the commencement of a chapter 11 case during which a debtor has the exclusive right to propose a plan (the “Exclusive Proposal Period”).  In addition, Bankruptcy Code Section 1121(c)(3) provides that if a debtor proposes a plan within the Exclusivity Period, it has the remaining balance of 180 days after the commencement of the chapter 11 cases to solicit acceptances of such plan (the Exclusive Solicitation Period”).  During the Exclusivity Period and the Exclusive Solicitation Period, plans may not be proposed by any party in interest other than the debtor.  Under Bankruptcy Code Section 1121(d), the Exclusivity Period and the Exclusive Solicitation Period may be extended for cause.

The Disclosure Statement and Plan were filed within the Exclusive Proposal Period.  The Debtors intend to seek an extension of the Exclusive Proposal Period and Exclusive Solicitation Period to ensure sufficient time to complete the process of obtaining an order confirming a plan of liquidation without the risk of competing plans.

IV.
REASONS FOR THE SOLICITATION; RECOMMENDATION

Chapter 11 of the Bankruptcy Code provides that, in order for the Bankruptcy Court to confirm the Plan, at least one Class of Impaired Claims must accept the Plan, provided that the Plan satisfies the requirements of Bankruptcy Code Section 1129(b) as to any rejecting Classes of Impaired Claims.  An Impaired Class of Claims will have accepted the Plan if requisite acceptances are obtained, meaning: (i) the holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims in such Impaired Class of Claims actually voting have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims in such Impaired Class actually voting on the Plan have voted to accept the Plan, not counting the vote of any holder designated under Bankruptcy Code Section 1126(e).  Thus, the Debtors are seeking the acceptances from Classes 4, 5 and 6.

In light of the benefits to be attained by the Debtors’ creditors pursuant to the Plan, the Debtors’ Board of Directors (or other governing bodies) recommend that all holders of Claims in the Voting Classes vote to accept the Plan.  The Debtors’ Board of Directors (or other governing bodies) have reached this decision after considering the available alternatives to the Plan and their likely effect on the Debtors’ creditors and stakeholders.  These alternatives include: liquidation of the Debtors under Chapter 7 of the Bankruptcy Code, an alternate plan filed by the Debtors or another party in interest or dismissal of the Chapter 11 Cases.  The Debtors’ Board of Directors (or other governing bodies) determined, after consulting with financial and legal advisors, that the Plan would result in a distribution of greater values to creditors than would a liquidation under Chapter 7 or any other chapter 11 liquidation or reorganization.  For a comparison of estimated distributions under Chapter 7 of the Bankruptcy Code and under the Plan, please see Part VIII.C.2 of this Disclosure Statement.

FOR ALL OF THESE REASONS, THE DEBTORS’ BOARD OF DIRECTORS (OR OTHER GOVERNING BODIES) SUPPORT THE PLAN AND URGE ALL HOLDERS OF CLAIMS IN VOTING CLASSES VOTE TO ACCEPT AND SUPPORT THE PLAN.

THE OFFICIAL CREDITORS’ COMMITTEE ALSO SUPPORTS THE PLAN AND URGES ALL HOLDERS OF GENERAL UNSECURED CLAIMS, SENIOR NOTES CLAIMS AND SUBORDINATED NOTES CLAIMS TO VOTE TO ACCEPT THE PLAN.

V.
THE PLAN

THIS PART V IS INTENDED ONLY TO PROVIDE A SUMMARY OF THE MATERIAL TERMS OF THE PLAN AND IS QUALIFIED BY REFERENCE TO THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN AND SHOULD NOT BE RELIED ON FOR A COMPREHENSIVE DISCUSSION OF THE PLAN.  TO THE EXTENT THERE ARE ANY INCONSISTENCIES OR CONFLICTS BETWEEN THIS PART V AND THE PLAN, THE TERMS AND CONDITIONS SET FORTH IN THE PLAN WILL CONTROL AND GOVERN.

A.                                    OVERALL STRUCTURE OF PLAN

Chapter 11 is the chapter of the Bankruptcy Code primarily used for business bankruptcies.  The fundamental purpose of a chapter 11 case is to formulate a plan to restructure a debtor’s finances so as to maximize recoveries to its creditors.  With this purpose in mind, businesses sometimes use chapter 11 as a means to conduct asset sales and other forms of liquidation. Whether the aim is reorganization or liquidation, a chapter 11 plan sets forth and governs the treatment and rights to be afforded to creditors and stockholders with respect to their claims against and equity interests in a debtor’s bankruptcy estate.

The Plan divides the Claims against and Interests in the Debtors into Classes according to their relative seniority and other criteria.  Certain Classes — in particular, Administrative Expense Claims, Fee Claims and Priority Tax Claims— remain unclassified in accordance with Bankruptcy Code Section 1123(a)(1).  The Plan assigns all other Claims and Interests to the following Classes: Class 1 — Remaining Secured Claims, Class 2 — Priority Non-Tax Claims, Class 3 — Convenience Claims, Class 4 — General Unsecured Claims, Class 5 — Senior Notes Claims, Class 6 — Subordinated Notes Claims, Class 7 — Subordinated Other Claims, Class 8 — Subordinated Stock Claims, Class 9 — A123 Interests and Class 10 — Subsidiary Interests.

The Bankruptcy Code entitles only holders of Impaired claims or equity interests who receive some distribution under a proposed plan to vote to accept or reject that plan.  Holders of claims or equity interests that are Unimpaired under a proposed plan are conclusively presumed to have accepted that plan and are not entitled to vote on it.  Holders of claims or equity interests that will receive no distributions under a proposed plan are conclusively presumed to reject that plan and, therefore, are also not entitled to vote on it.

B.                                    DEEMED CONSOLIDATION

The Plan provides that, on the Effective Date, the Estates will be deemed consolidated for all purposes related to the Plan.  As a result of deemed consolidation of the liabilities and properties of all the Debtors, except as otherwise provided in the Plan, (a) the Chapter 11 Cases of A123 Securities and Grid Storage will be consolidated into the case of A123 as a single consolidated case; (b) the Estate of each of the Debtors will be deemed to be one consolidated Estate; (c) all property of the Estate of each Debtor will be deemed to be property of the consolidated Estates; (d) all Claims against each Estate will be deemed to be Claims against the consolidated Estates; (e) all Claims based upon prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under any assumed executory contracts or unexpired leases) will be eliminated, and no Distributions under the Plan will be made on account of Claims based upon such guarantees; (f) for purposes of determining the availability of the right of setoff under Bankruptcy Code Section 553, the Debtors will be treated as one consolidated entity so that, subject to the other provisions of Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts of any other of the Debtors; (g) no Distributions under the Plan will be made on account of any Subsidiary Interests; and (viii) the A123 Interests will be subject and subordinate to the Claims against the consolidated Estate.

Deemed consolidation of the Estates will not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to Distribution rights under the Plan; deemed consolidation will have no effect on valid, enforceable and unavoidable Liens, except for Liens that secure a Claim that is eliminated by virtue of deemed consolidation and Liens against collateral that are extinguished by virtue of deemed consolidation; and deemed consolidation will not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of deemed consolidation.

In addition, deemed consolidation will not affect the obligation of each of the Debtors to pay quarterly Statutory Fees to the Office of the United States Trustee until such time as a particular Chapter 11 Case is closed, dismissed or converted.  Further,  the deemed consolidation provided for in the Plan will not, other than for purposes related to the Plan and Distributions to be made thereunder, affect the legal and corporate structures of the Debtors or the rights and defenses of the Liquidation Trust pertaining to the Estate Causes of Action.

The Plan constitutes a motion for deemed consolidation of the liabilities and properties of all the Debtors for purposes of Distribution.  The confirmation of the Plan will constitute approval of the motion by the Bankruptcy Court, and the Confirmation Order will contain findings supporting and conclusions providing for deemed consolidation on the terms set forth in Section 2.01 of the Plan.

C.                                    CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

As discussed above, Bankruptcy Code Section 1122 provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders.  In accordance with Bankruptcy Code Section 1122, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims, Fee Claims and Priority Tax Claims, which, pursuant to Bankruptcy Code Section 1123(a)(1), need not be classified).  The Debtors also are required, under Bankruptcy Code Section 1122, to classify Claims against and Interests in the Debtors into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.  The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of Bankruptcy Code Section 1122 and applicable case law.

The classification of Claims and Interests and the nature of Distributions to members of each Class are summarized below.  The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual and statutory subordination) of such Claims and Interests and the expected amount of liquidation proceeds.  In view of the deemed rejection by Classes 7, 8, 9 and 10, however, as set forth below, the Debtors will seek confirmation of the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code.  Specifically, Bankruptcy Code Section 1129(b) permits confirmation of a chapter 11 plan in certain circumstances even if the plan has not been accepted by all impaired classes of claims and interests.  Although the Debtors believe that the Plan can be confirmed under Bankruptcy Code Section 1129(b), there can be no assurance that the Bankruptcy Court will find that the requirements to do so have been satisfied.

1.                                      Treatment Of Unclassified Claims Under The Plan

(a)                                 Administrative Claims

An Administrative Claim is defined in the Plan as an obligation of the Debtors under Bankruptcy Code Section 503(b) entitled to priority in payment under Bankruptcy Code Section 507(a), including but not limited to: (a) a 503(b)(9) Claim; (b) the actual and necessary costs and expenses incurred after the Petition Date for preserving the Estates and/or operating the Debtors’ businesses; (c) cure costs associated with the assumption or assumption and assignment of executory contracts and unexpired leases pursuant to Bankruptcy Code Section 365 (other than Wanxiang Cure Costs); and (d) all Statutory Fees.  As used in the Plan, the term “Administrative Claim” excludes Fee Claims.  Administrative Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

The Plan provides that, to be eligible to receive Distributions under the Plan on account of an Administrative Claim (other than a 503(b)(9) Claim) that is not otherwise Allowed by the Plan, a Request for Payment of Administrative Claim must have been or be filed with the Bankruptcy Court on or before the applicable Administrative Claims Bar Date.  To be eligible to receive Distributions under the Plan on account of a 503(b)(9) Claim that is not otherwise Allowed by the Plan, a Request for Payment of a 503(b)(9) Claim must have been filed with the Claims Agent on or before the 503(b)(9) Claims Bar Date.  Any Administrative Claim that is not asserted in accordance with Section 4.01(a) of the Plan will be deemed disallowed under the Plan and will be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof will be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

Under the Plan, unless the holder of an Allowed Administrative Claim agrees to receive other less favorable treatment, each holder of an Allowed Administrative Claim will be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that Allowed Administrative Claims of the United States Trustee for Statutory Fees will be paid on the Effective Date and thereafter, as such fees may thereafter accrue and be due and payable, by the Liquidation Trustee pursuant to Section 7.06 of the Plan in accordance with the applicable schedule for payment of such fees.

In addition, the Plan provides that to be eligible to receive Distributions under the Plan on account of an Administrative Claim (other than a 503(b)(9) Claim) that is not otherwise Allowed by the Plan, a Request for Payment of Administrative Claim must have been or be filed with the Bankruptcy Court on or before the applicable Administrative Claims Bar Date.  To be eligible to receive Distributions under the Plan on account of a 503(b)(9) Claim that is not otherwise Allowed by the Plan, a Request for Payment of a 503(b)(9) Claim must have been filed with the Claims Agent on or before the 503(b)(9) Claims Bar Date.  Any Administrative Claim that is not asserted in accordance with Section 4.01(a) of the Plan will be deemed disallowed under the Plan and will be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof will be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

ADMINISTRATIVE CLAIMS ARE NOT CLASSIFIED AND ARE TREATED AS REQUIRED BY THE BANKRUPTCY CODE.  THE HOLDERS OF SUCH CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN.

(b)                                 Fee Claims

The Plan defines Fee Claims as Claims: (a) of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to Bankruptcy Code Sections 327, 328, 330, or 331 (other than ordinary course professionals of the Debtors); and (b) of any professional or other party-in-interest seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code Section 503(b).  Fee Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

The Plan provides that all Final Fee Applications for payment of Fee Claims must be filed with the Bankruptcy Court on or before the Fee Claims Bar Date.  Any Fee Claim that is not asserted in accordance with Section 4.02(a) of the Plan will be deemed disallowed under the Plan and will be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof will be enjoined from commencing or continuing any action, employment of process to act to collect, offset, recoup or recover such Claim.

The Plan further provides that all Final Fee Applications will be subject to the following requirements and procedures:

•                                          All Final Fee Applications will comply with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable orders of the Bankruptcy Court and applicable Third Circuit law.

•                                          All Final Fee Applications will be served via first class mail upon the United States Trustee and the Liquidation Trustee.  Notice of the Final Fee Applications, including the amount of final allowance of fees and expenses sought, the objection deadline and the hearing date, will be served in accordance with Local Rule 2002-1(b).

•                                          The deadline to object to a Final Fee Application will be not less than twenty-one (21) days (or the next Business Day if such day is not a Business Day) following service of the Final Fee Application.

•                                          The hearing to consider all Final Fee Applications will be set at a date and time that is at least sixty (60) days after the Effective Date and will be set forth in the Confirmation Order.  Each professional that files a Final Fee Application will include such hearing date in their respective notice of hearing.

•                                          To object to a professional’s Final Fee Application, the objecting party must (x) file a written objection on or before the objection deadline and (y) serve the objection on the professional who filed the Final Fee Application and each of the notice parties designated in Section 4.02(b)(ii) of the Plan, such that each party receives the objection on or before the established objection deadline.

•                                          A Fee Claim asserted in a Final Fee Application will be an Allowed Fee Claim to the extent provided in the order of the Bankruptcy Court entered pursuant to the Final Fee Application.

Under the Plan, unless the holder of an Allowed Fee Claim agrees to receive other less favorable treatment, each holder of an Allowed Fee Claim will be paid 100% of the unpaid amount of such Claim in Cash no later than five (5) Business Days after the date that such Claim is Allowed by order of the Bankruptcy Court.

Prior to the formation of the Official Creditors’ Committee, Brown Rudnick LLP and Saul Ewing LLP, counsel for the Official Creditors’ Committee, assisted certain creditors (some of whom later became members of the Committee) in analyzing the proposed sale of the Debtors’ assets, the proposed debtor in possession financing and relief sought in the Debtors’ other first day motion, including with respect to raising arguments at the “first day hearing,” facilitating negotiations between the Debtors and prospective bidders and addressing certain issues with the Debtors related to potential bids for the Debtors’ assets.  Accordingly, Brown Rudnick and Saul Ewing believe that they made a substantial contribution to the case by representing the interests of general unsecured creditors prior to the date of the Committee formation (which period is longer than typical for these type of cases due to the impact of Hurricane Sandy) and, accordingly, reserve their right to submit a substantial contribution claim under Bankruptcy Code Section 503(b)(3)(D) for services rendered between the Petition Date and November 2, 2012.

FEE CLAIMS ARE NOT CLASSIFIED AND ARE TREATED AS REQUIRED BY THE BANKRUPTCY CODE.  THE HOLDERS OF SUCH CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN.

(c)                                  Priority Tax Claims

Pursuant to the Plan, a Priority Tax Claim is a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Section 507(a)(8).  The taxes entitled to priority are (i) taxes on or measured by income or gross receipts that meet the requirements set forth in Bankruptcy Code Section 507(a)(8)(A), (ii) property taxes meeting the requirements of Bankruptcy Code Section 507(a)(8)(B), (iii) taxes that were required to be collected or withheld by the Debtors and for which the Debtors are liable in any capacity as described in Bankruptcy Code Section 507(a)(8)(C), (iv) employment taxes on wages, salaries, or commissions that are entitled to priority pursuant to Bankruptcy Code Section 507(a)(4), to the extent that such taxes also meet the requirements of Section 507(a)(8)(D), (v) excise taxes of the kind specified in Bankruptcy Code Section 507(a)(8)(E), (vi) customs duties arising out of the importation of merchandise that meet the requirements of Bankruptcy Code Section 507(a)(8)(F), and (vii) prepetition penalties relating to any of the foregoing taxes to the extent such penalties are in compensation for actual pecuniary loss as provided in Bankruptcy Code Section 507(a)(8)(G).  Priority Tax Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

The Plan provides that, unless the holder of an Allowed Priority Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Tax Claim will be entitled to receive 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim.

PRIORITY TAX CLAIMS ARE NOT CLASSIFIED AND ARE TREATED AS REQUIRED BY THE BANKRUPTCY CODE.  THE HOLDERS OF SUCH CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN.

2.                                       Treatment Of Classified Claims And Interests Under Plan

(a)                                  Class 1:  Remaining Secured Claims

The Plan defines Remaining Secured Claims as Secured Claims arising prior to the Petition Date against any of the Debtors, other than the Prepetition Lender’s Claim, the Mass-CeC Claim, or any Secured Claim satisfied pursuant to the Wanxiang Sale Order.  Under the Plan, a Secured Claim is Claim (a) that is secured by a valid, perfected and enforceable Lien that is not subject to an Avoidance Action, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder’s interest in such property as of the relevant determination date or (b) that is subject to an offset right pursuant to Bankruptcy Code Section 553, to the extent of the amount subject to a valid setoff; which Claim will be in an amount, including postpetition interest and any reasonable fees, costs or charges to the extent permitted under Bankruptcy Code Section 506(b), that is agreed to in writing by the holder and the Debtors or the Liquidation Trustee or is determined by the Bankruptcy Court pursuant to Bankruptcy Code Section 506(a).  Remaining Secured Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

The Plan provides that, unless a holder of an Allowed Remaining Secured Claim agrees to receive other less favorable treatment, each holder of an Allowed Claim in this Class will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that if the holder of an Allowed Remaining Secured Claim holds Cash with a right of setoff, such holder will be entitled to effect the setoff and thereby satisfy the Claim in lieu of receiving payment.

In addition, the Plan requires that certain conditions be met before a holder of a Remaining Secured Claim is entitled to receive the foregoing treatment.  First, except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan:  (a) each holder of a Remaining Secured Claim, regardless of whether such Claim has been listed in the Schedules or asserted in a Proof of Claim:  (1) will turn over and release to the Estates and the Liquidation Trust any and all property of the Estates that secures or purportedly secures such Claim and any such Lien arguably securing such Claim will automatically, and without further action by the Estates or the Liquidation Trust, be deemed released; provided, however, that if such property is Cash, in lieu of payment, the holder will be deemed to have setoff the Cash to the extent of the Allowed amount of the Claim, and will be obligated to turn over and release the balance of Cash and any other property that was held to secure the Claim; and (2) execute such documents and instruments as the Liquidation Trust require(s) to evidence such holder’s release of such property or Lien, and if such holder violates the Confirmation Order and the Plan by refusing to execute appropriate documents or instruments, the Liquidation Trust may, in its discretion, file a copy of the Confirmation Order which will serve to release any holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property will revert, vest or revest in accordance with the Plan, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, or other encumbrances of any kind; provided, however, that the physical turnover of property described in (a)(1) above, is necessary and required only to the extent the holder is in possession or control of the property that secures or purportedly secures such Claim.

Additionally, without limiting the automatic release provisions of the immediately preceding Paragraph, the Plan provides that: (a) no distribution thereunder will be made to or on behalf of any holder unless and until such holder executes and delivers to the Estates or the Liquidation Trust such release of Liens or otherwise turns over and releases any property in such holder’s possession; (b) any holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date (or such other date as may be agreed by the Liquidation Trust and such holder) will be subject to whatever sanction is deemed appropriate by the Bankruptcy Court; and (c) the Liquidation Trust, which will be deemed to be appointed as attorney-in-fact for all such holders of Remaining Secured Claims for the purpose of releasing such Liens, will be authorized to use, and all authorities will be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

REMAINING SECURED CLAIMS ARE UNIMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE DEEMED TO HAVE ACCEPTED THE PLAN AND WILL NOT VOTE.

(b)                                 Class 2:  Priority Non-Tax Claims

A Priority Non-Tax Claim is defined in the Plan as a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Sections 507(a)(3), (4), (5), (6) or (7).  Priority Non-Tax Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

The Plan provides that, unless the holder of an Allowed Priority Non-Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Non-Tax Claim will be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

PRIORITY NON-TAX CLAIMS ARE UNIMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE DEEMED TO HAVE ACCEPTED THE PLAN AND WILL NOT VOTE.

(c)                                  Class 3:  Convenience Claims

Under the Plan, a Convenience Claim is any Claim that is not an Administrative Claim, a Priority Tax Claim, a Fee Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim that is (a) in an amount of ten thousand dollars ($10,000) or less or (b) in an amount greater than ten thousand dollars ($10,000) but which is reduced to ten thousand dollars ($10,000) (i) by an irrevocable written election by the holder of such Claim made by completing, executing and delivering by the Voting Deadline an Election to Reduce Claim or (ii) pursuant to a settlement agreement between the Debtors and the holder of such Claim entered into after the Voting Deadline.  Convenience Claims are First Tier Claims under the Plan and, accordingly, will be paid in full, or adequately reserved for, prior to any Distribution to holders of Second Tier Claims, Third Tier Claims, Fourth Tier Claims or Fifth Tier Claims.

Each holder of an Allowed Convenience Claim will be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

CONVENIENCE CLAIMS ARE UNIMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE DEEMED TO HAVE ACCEPTED THE PLAN AND WILL NOT VOTE.

(d)                                 Class 4:  General Unsecured Claims

The Plan defines a General Unsecured Claim as any Claim greater than $10,000 that is not an Administrative Claim, a Fee Claim, a Priority Tax Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim.  General Unsecured Claims are Second Tier Claims under the Plan.  Accordingly, General Unsecured Claims will be entitled to be paid under the Plan as soon as practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claim Bar Date.

The Plan provides that, unless the holder of an Allowed General Unsecured Claim agrees to receive other less favorable treatment, each holder of an Allowed General Unsecured Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 5 and 6) of the Unsecured Allocation.  In lieu of the foregoing, each holder of a General Unsecured Claim will have the option to reduce the amount of such holder’s Claim to ten thousand dollars ($10,000) and, thus, become the holder of a Convenience Claim in Class 3 by completing, executing and delivering to the Claims Agent by the Voting Deadline an Election to Reduce Claim.

GENERAL UNSECURED CLAIMS ARE IMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

(e)                                  Class 5: Senior Notes Claims

The Plan defines a Senior Notes Claim as the Claim of any Senior Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date.  Senior Notes Claims are Second Tier Claims under the Plan.  Accordingly, Senior Notes Claims will be entitled to be paid under the Plan as soon as practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claim Bar Date.

Under the Plan, each holder of an Allowed Senior Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive (a) commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 6) of the Unsecured Allocation, and (b) until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount (which is the aggregate of Allowed Senior Notes Claims plus postpetition interest through the Effective Date), the Pro Rata share of the Unsecured Allocation that would otherwise be distributed to the holders of Claims in Class 6.

IT IS EXPECTED THAT ALLOWED SENIOR NOTES CLAIMS WILL BE PAID IN FULL AS A RESULT OF THE PLAN’S ENFORCEMENT OF THEIR SENIOR RIGHTS VIS A VIS THE SUBORDINATED NOTES CLAIMS.

SENIOR NOTES CLAIMS ARE IMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

(f)                                    Class 6: Subordinated Notes Claims

The Plan defines a Subordinated Notes Claim as the Claim of any Subordinated Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date.  This term specifically excludes any Subordinated Notes Indenture Trustee Expense.  Subordinated Notes Claims are Second Tier Claims under the Plan.  Accordingly, Subordinated Notes Claims will be entitled to be paid under the Plan as soon as practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claim Bar Date.

Under the Plan, each holder of an Allowed Subordinated Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive, commencing on the Initial Distribution Date for Second Tier

Claims,  one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 5) of the Unsecured Allocation, provided, however, that, until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount, any such Distributions that would otherwise have been received by the Subordinated Noteholders will be reallocated and distributed to the Senior Noteholders on account of the Senior Notes.

With respect to Subordinated Notes Indenture Trustee Expenses, the Plan further provides that, at least twenty (20) days before the commencement of the Confirmation Hearing, the Subordinated Notes Indenture Trustee will serve on the Debtors and the Official Creditors’ Committee reasonably substantiating documents in support of the Subordinated Notes Indenture Trustee Expenses incurred to date by the Subordinated Notes Indenture Trustee, whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred through the Effective Date.  On or as soon as reasonably practicable after the Effective Date, the Liquidation Trustee will pay in Cash the undisputed amount of the Subordinated Notes Indenture Trustee Expenses without the need for the Subordinated Notes Indenture Trustee to file an application for the allowance thereof with the Bankruptcy Court.  If within twenty (20) days after the Effective Date, the Liquidation Trustee objects in writing to all or a portion of the Subordinated Notes Indenture Trustee Expenses, (i) the Liquidation Trustee will pay the undisputed portion of the Subordinated Notes Indenture Trustee Expenses as provided above and (ii) such Subordinated Notes Indenture Trustee may, in its sole discretion, either (a) submit the disputed portion of the Subordinated Notes Indenture Trustee Expense to the Bankruptcy Court for resolution or (b) exercise its rights under the Subordinated Notes Indenture to ensure full payment of the Subordinated Notes Indenture Trustee Expenses.  The allowance of the disputed portion of the Subordinated Notes Indenture Trustee Expenses will be determined under a “reasonableness” standard.  In connection with such allowance, the Subordinated Notes Indenture Trustee will not be required to file fee applications or comply with guidelines and rules applicable to fee applications, and will not be subject to Bankruptcy Code Sections 330 or 503(b).  To the extent the Bankruptcy Court allows the disputed portion of the Subordinated Notes Indenture Trustee Expenses in whole or in part, the Liquidation Trustee will pay such Allowed amount no later than five (5) Business Days after the date of such allowance.  The Subordinated Notes Indenture Trustee will have no right to payment of any disallowed Subordinated Notes Indenture Trustee Expenses and will not be entitled to collect such amounts from the Subordinated Noteholders.

SUBORDINATED NOTES CLAIMS ARE IMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

(g)                                 Class 7:  Subordinated Other Claims

The Plan defines a Subordinated Other Claim as (a) any Claim, other than a Subordinated Stock Claim, asserted against any of the Debtors that is subordinated pursuant to either Bankruptcy Code Section 510(b) or Bankruptcy Code Section 510(c); or (b) any Claim for any fine, penalty, or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including, without limitation, any such Claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, willful intellectual property infringement, fraud, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise), and any such Claim asserted by a Governmental Unit in connection with a tax or other obligation owing to such unit.  Subordinated Other Claims are Third Tier Claims under the Plan and, accordingly, will not receive any Distribution until payment in full of, or adequate reserve for, all First Tier Claims and Second Tier Claims.

The Plan provides that, subject to the provisions of Section 5.11 of the Plan and as described below in Section V.C.III, no holder of a Subordinated Other Claim will receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

SUBORDINATED OTHER CLAIMS ARE IMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE DEEMED TO HAVE REJECTED THE PLAN AND WILL NOT VOTE.

(h)                                 Class 8: Subordinated Stock Claims

Under the Plan, a Subordinated Stock Claim is any Claim against any of the Debtors that is subordinated pursuant to Bankruptcy Code Section 510(b) arising from the rescission of a purchase or sale of any Interest, any Claim for damages arising from the purchase or sale of any Interest, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim.  Subordinated Stock Claims are Fifth Tier Claims/Interests under the Plan and, accordingly, will not receive any Distribution until payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims, Third Tier Claims or Fourth Tier Claims.

The Plan provides that, subject to Section 5.11 of the Plan and as described below in Section V.C.III, no holder of a Subordinated Stock Claim will receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

SUBORDINATED STOCK CLAIMS ARE IMPAIRED.  THE HOLDERS OF SUCH CLAIMS ARE DEEMED TO HAVE REJECTED THE PLAN AND WILL NOT VOTE.

(i)                                     Class 9: A123 Interests

The Plan defines an A123 Interest as any equity security, within the meaning of Bankruptcy Code Section 101(16), issued by A123 and outstanding prior to the Effective Date including, without limitation, any preferred stock, common stock, stock unit, stock options or other right to purchase the stock of A123, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in A123 prior to the Effective Date.  A123 Interests are Fifth Tier Claim/Interests under the Plan and, accordingly, will not receive any Distribution until payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims, Third Tier Claims or Fourth Tier Claims.

The Plan provides that all A123 Interests will be cancelled as of the Effective Date.  Subject to the provisions of Section 5.11 of the Plan and as described below in Section V.C.III, no holder of an A123 Interest will receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Interest.

A123 INTERESTS ARE IMPAIRED.  THE HOLDERS OF SUCH INTERESTS ARE DEEMED TO HAVE REJECTED THE PLAN AND WILL NOT VOTE.

(j)                                     Class 10:  Subsidiary Interests

Under the Plan, Subsidiary Interests are, collectively, all of the issued and outstanding shares of stock or membership interests of A123 Securities and Grid Storage.

The holders of Subsidiary Interests will not receive or retain any property under the Plan on account of such Interests.

SUBSIDIARY INTERESTS ARE IMPAIRED.  THE HOLDERS OF SUCH INTERESTS ARE DEEMED TO HAVE REJECTED THE PLAN AND WILL NOT VOTE.

3.                                       Supplemental Treatment in Event of Surplus of Available Cash

The treatment provisions of the Plan assume sufficient Available Cash to permit payment in full of First Tier Claims and partial payment of Second Tier Claims.  If, however, Available Cash exceeds expectations and a surplus of Available Cash remains in the LT Distribution Account after all First Tier Claims and Second Tier Claims are paid in full or adequately reserved for, then the Plan provides that such surplus Available Cash will be distributed as follows:

•                                          Third Tier Claims:  Each holder of an Allowed Subordinated Other Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, will be entitled to receive, commencing on the Initial Distribution Date for Third Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share of such Available Cash remaining in the LT Distribution Account.

•                                          Fourth Tier Claims:  If all Third Tier Claims are paid in full or adequately reserved for and a surplus of Available Cash still remains in the LT Distribution Account, each eligible holder of an Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim, Allowed Convenience Claim, Allowed General Unsecured Claim, Allowed Subordinated Notes Claim and Allowed Subordinated Other Claim will be entitled to receive Available Cash in an amount equal to its Pro Rata share of the Unsecured Interest Allocation on account of postpetition interest accrued through the Effective Date at the applicable Postpetition Interest Rate; provided, however, that holders of Subordinated Other Claims will not be entitled to receive payments of postpetition interest unless and until all other holders of Allowed Fourth Tier Claims receive payment in full on account of all postpetition interest they are owed in accordance with subsection 5.11(b) of the Plan.

•                                          Fifth Tier Claims/Interests:  If all Third Tier Claims and Fourth Tier Claims are paid in full or adequately reserved for and a surplus of Available Cash still remains in the LT Distribution Account, each holder of an Allowed

Subordinated Stock Claim and each holder of an Allowed A123 Interest will be entitled to receive one or more Distributions of Available Cash in an amount equal to its allocated share of such remaining Available Cash as such allocated share will be determined by the Bankruptcy Court upon motion of the Liquidation Trustee.

4.                                       Claims Subject to Insurance Coverage

Notwithstanding anything to the contrary in the Plan, if any Allowed Claim is covered by insurance, such Claim will first be paid from such insurance with the balance, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

5.                                       Requirement For Allowance of Claims

Under the Plan, a Claim otherwise entitled to be paid or to receive a Distribution under the Plan must be an Allowed Claim.  As defined by the Plan, Allowed means:

•                                          when used with respect to an Administrative Claim, all or any portion of an Administrative Claim (a) that has been allowed by a Final Order or adjudicated in favor of the holder by estimation or liquidation by a Final Order, or (b) for which a Request for Payment in a liquidated amount has been filed by the applicable Bar Date and as to which either (i) no objection to the allowance thereof has been filed by the applicable Claims/Interest Objection Deadline, or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order;

•                                          when used with respect to a Claim other than an Administrative Claim, such Claim or any portion thereof (a) that has been allowed by a Final Order or adjudicated in favor of the holder by estimation or liquidation by a Final Order, or is expressly allowed in a liquidated amount in the Plan, (b) as to which (i) no Proof of Claim has been filed and (ii) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as disputed, or (c) for which a Proof of Claim in a liquidated amount has been filed by the Bar Date and as to which either (i) no objection to the allowance thereof has been filed by the applicable Claims/Interest Objection Deadline, or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order;

•                                          when used with respect to any Claim, a Claim that is not otherwise a Disputed Claim; or

•                                          when used with respect to an Interest, an Interest held in the name, kind and amount set forth on the records of the stock transfer agent in the case of A123 Interests or on the records retained by the applicable Debtor in the case of Subsidiary Interests.

As defined by the Plan, Disputed means:

•                                          with respect to any Claim, other than a Claim that has been Allowed pursuant to the Plan or a Final Order, a Claim (a) as to which no Request for Payment or Proof of Claim has been filed by the applicable Bar Date and which is listed in the Schedules as unliquidated, contingent, or disputed; (b) as to which a Request for Payment or Proof of Claim has been filed by the applicable Bar Date, and as to which an objection or request for estimation has been filed by the applicable Claims/Interest Objection Deadline, or which is otherwise disputed in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; (c) as to which a Request for Payment or Proof of Claim was required to be filed by the Bar Date, but as to which a Request for Payment or Proof of Claim was not timely or properly filed; (d) that is disputed in accordance with the provisions of the Plan; or (e) if not otherwise Allowed, as to which the applicable Claims/Interest Objection Deadline has not expired; and

•                                          with respect to any Interest, an Interest held in name, kind, or amount different from the name, kind and amount set forth on the records of the Debtors’ stock transfer agent in the case of A123 Interests or on the records retained by the applicable Debtor in the case of Subsidiary Interests.

6.                                       Deemed Allowance of Certain Claims

The Subordinated Notes Claims are deemed to be Allowed Claims under the Plan in an aggregate amount equal to $146,445,312.50, which is comprised of the $143,750,000.00 outstanding principal amount of such notes plus accrued and unpaid interest as of the Petition Date.  No other Claims are deemed to be Allowed under the Plan and, therefore, must satisfy one of the criteria for allowance described above.

D.                                    THE LIQUIDATION TRUST

1.                                       Creation of the Liquidation Trust and Vesting of Assets

The Plan provides for the creation of a Liquidation Trust responsible for making distributions to holders of Claims and, if applicable, Interests, as well as all other administrative tasks necessary for ultimate resolution of the Chapter 11 Cases.  From and after the Effective Date, the Liquidation Trust will be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.(7)  The Plan further provides that, on the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, members or managers of one or more of the Debtors will be deemed to have occurred and will be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporation Law or other applicable law of the states in which the Debtors are organized, without any requirement of further action by the stockholders, directors, members, or managers of the Debtors.  After the Effective Date, to the extent necessary, the Liquidation Trustee will have all authority to address any and all matters that would have required the approval of stockholders, directors, members or managers of one or more of the Debtors.

The Liquidation Trust will be managed by a Liquidation Trustee as well as by a Liquidation Trust Oversight Committee selected by the Official Creditors’ Committee.  The Liquidation Trustee will be a Person designated by the Official Creditors’ Committee (subject to reasonable approval by the Debtors), and identified in the Plan Supplement.  Under the Plan, the Liquidation Trustee will be the successor to all of the privileges of the Estates and the Debtors including, but not limited to, the attorney/client privilege.

On the Effective Date, the Liquidation Trustee will sign the Liquidation Trust Agreement and accept all Assets of the Estates on behalf of the beneficiaries thereof, and be authorized to obtain, liquidate, and collect all of the Assets of the Estates not in its possession and pursue all of the Estate Causes of Action.  The Liquidation Trust will then be deemed created and effective without any further action by the Bankruptcy Court or any party.  The Plan also specifies that the Liquidation Trust will be established for the sole purpose of liquidating its Assets and for making Distributions in accordance with the Plan and the Liquidation Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust.

The beneficiaries of the Liquidation Trust are the holders of Allowed Claims and, if applicable, Allowed Interests, entitled to Distributions.  The Plan provides that such beneficiaries will be bound by the Liquidation Trust Agreement and the interests of the beneficiaries in the Liquidation Trust will be uncertificated and will be nontransferable except upon death of the interest holder or by operation of law.

Pursuant to Bankruptcy Code Section 1141(b), the Plan provides that the Assets of the Estates will vest in the Liquidation Trust; provided, however, that the Liquidation Trust, with the consent of the Liquidation Trustee, may abandon or otherwise not accept any Assets that the Liquidation Trust believes, in good faith, have no value to the Liquidation Trust.  Any Assets the Liquidation Trust so abandons or otherwise does not accept will not vest in the Liquidation Trust.  In addition, as of the Effective Date, all Assets vested in the Liquidation Trust and all Assets dealt with in the Plan, will be free and clear of all Liens, Claims and Interests except as otherwise specifically provided in the Plan or in the Confirmation Order.

The Plan sets forth a reasonable limit on the term of the Liquidation Trust and the Debtors believe that the Liquidation Trust will be able to achieve the goals set forth in the Plan and the Liquidation Trust Agreement during this term.  Under the Plan, the Liquidation Trustee will be discharged and the Liquidation Trust will be terminated, at such time as (i) all Disputed Claims have been resolved, (ii) all of the Assets of the Liquidation Trust have been liquidated, and (iii) all Distributions required to be made by the Liquidation Trust under the Plan and the Liquidation Trust Agreement have been made, but in no event will the Liquidation Trust be dissolved later than five years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that

(7)                              Prior to the Effective Date, the Debtors are authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.

any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Liquidation Trust.

2.                                       Certain Powers and Duties of the Liquidation Trust and Liquidation Trustee

The Plan provides that the Liquidation Trustee will be the exclusive trustee of the assets of the Liquidation Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3).  The powers, rights, and responsibilities of the Liquidation Trustee will be specified in the Liquidation Trust Agreement and, under the supervision of the Liquidation Trust Oversight Committee, will include the authority and responsibility to: (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the Liquidation Trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants to advise and assist in the administration, prosecution and distribution of trust assets; (d) calculate and implement distributions of trust assets; (e) prosecute, compromise, and settle, in accordance with the specific terms of the Liquidation Trust Agreement, Estate Causes of Action vested in the Liquidation Trust; (f) resolve issues involving Claims and Interests pursuant to Article IX of the Plan; (g) resolve and otherwise obtain the dismissal of the Derivative Actions; and (h) undertake all administrative functions of the Chapter 11 Cases, including the ultimate closing of the Chapter 11 Cases.

In addition, the Liquidation Trust is the successor to the Debtors, the Estates, and the Debtors’ rights to books and records. Under the Plan, on the Effective Date, the Liquidation Trust will: (i) take possession of all books, records, and files of the Debtors and their Estates; and (ii) provide for the retention and storage of such books, records, and files until such time as the Liquidation Trust determines, in accordance with the Liquidation Trust Agreement, that retention of same is no longer necessary or required.

The Liquidation Trust has the authority under the Plan to invest Cash (including any earnings thereon or proceeds therefrom) as permitted by Bankruptcy Code Section 345 or in other prudent investments, provided, however, that such investments are permitted to be made by a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

The Plan provides that the Liquidation Trustee will be responsible for the filing of the final monthly report with the Bankruptcy Court (for the month in which the Effective Date occurs) and all subsequent quarterly reports.  All Statutory Fees with respect to the period prior to the Effective Date will be paid by the Debtors in Cash on the Effective Date or other required payment date.  With respect to the period after the Effective Date, the Liquidation Trustee will be obligated to pay quarterly Statutory Fees to the Office of the United States Trustee and such obligation will continue until such time as a particular Chapter 11 Case is closed, dismissed or converted.  In addition, the Plan requires that, in no event later than ten (10) Business Days after the end of the first full month following the Effective Date and on an interim basis as is reasonably practicable thereafter until all Cash in the Liquidation Trust Operational Reserve and any Disputed Claims Reserve has been released or paid out in accordance with the Plan, the Liquidation Trustee will file with the Bankruptcy Court a report setting forth the amounts, recipients and dates of all Distributions made by the Liquidation Trustee under the Plan through each applicable reporting period.

The Plan specifies that all Liquidation Trust Operating Expenses will be the responsibility of and paid by the Liquidation Trust in accordance with the Liquidation Trust Agreement.

3.                                       The Liquidation Trust Oversight Committee

The Plan provides that, on the Effective Date, the Liquidation Trust Oversight Committee will be formed pursuant to the Liquidation Trust Agreement.  The Liquidation Trust Oversight Committee will be comprised of three (3) members, all of whom will be selected by the Official Creditors’ Committee and all three (3) of whom will be identified in the Plan Supplement.

The Plan further provides that the Liquidation Trust Oversight Committee will have the rights and responsibilities provided for in the Liquidation Trust Agreement.  The Liquidation Trustee will report all material matters (as described in the Liquidation Trust Agreement) to and seek approval for all material decisions (as described in the Liquidation Trust Agreement) from the Liquidation Trust Oversight Committee.

4.                                       Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets; Tax Reporting and Tax Payment Obligations

For federal income tax purposes, it is intended that the Liquidation Trust (except with respect to the Disputed Claims Reserves) be classified as a liquidating trust under Section 301.7701-4 of the Treasury regulations and that such trust be owned by its beneficiaries (i.e., holders of Administrative Claims, Fee Claims, Priority Tax Claims, Allowed Claims and/or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6 and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9).

Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a Distribution from the Estates of an undivided interest in each of the assets of the Liquidation Trust (to the extent of the value of their respective share in the applicable assets) and then contributed such interests to the Liquidation Trust.

(a)                                  Liquidation Trust Assets

The Plan provides that, for all federal income tax purposes, all parties will treat the transfer of Assets to the Liquidation Trust for the benefit of the holders of Administrative Claims, Fee Claims, Priority Tax Claims and Allowed Claims and/or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9, as (a) a transfer of the assets of the Liquidation Trust directly to the holders of Administrative Claims, Fee Claims, Priority Tax Claims and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 (to the extent of the value of their respective share in the applicable assets), followed by (b) the transfer by such holders to the Liquidation Trust of the Assets of the Liquidation Trust (to the extent of the value of their respective share in the applicable assets) in exchange for the beneficial interests in the Liquidation Trust.  Accordingly, the holders of such Administrative Claims, Fee Claims, Priority Tax Claims and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 will be treated for federal income tax purposes as the grantors and owners of their respective share, if any, of the Assets of the Liquidation Trust.

(b)                                 Tax Reporting

Under the Plan, the Liquidation Trust is required to file returns for the Liquidation Trust, except with respect to the Disputed Claims Reserves, as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with Section 7.01 of the Plan.  The Liquidation Trust also will annually send to each holder of a beneficial interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and all such holders will report such items on their federal income tax returns; provided, however, that no such statement need be sent to any Class that is not expected to receive any Distribution from the Liquidation Trust.  The Liquidation Trust’s taxable income, gain, loss, deduction or credit will be allocated to holders of Administrative Claims, Fee Claims, Priority Tax Claims and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 in accordance with their relative beneficial interests in the Liquidation Trust.

The Plan provides that, as soon as possible after the Effective Date, the Liquidation Trust will make a good faith valuation of assets of the Liquidation Trust, and such valuation will be used consistently by all parties for all federal income tax purposes.  The Liquidation Trust also will file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidation Trust that are required by any Governmental Unit for taxing purposes.

The Liquidation Trust will file all income tax returns with respect to any income attributable to the Disputed Claims Reserves and will pay the federal, state and local income taxes attributable to the Disputed Claims Reserves, based on the items of income, deduction, credit or loss allocable thereto.

The Plan provides that the Liquidation Trust may request an expedited determination of Taxes of the Debtors or of the Liquidation Trust, including the Disputed Claims Reserves, under Bankruptcy Code Section 505(b) for all returns filed for, or on behalf of, the Debtors and the Liquidation Trust for all taxable periods through the dissolution of the Liquidation Trust.

Under the Plan, the Liquidation Trust will be responsible for filing all federal, state, local and foreign tax returns for the Debtors and the Liquidation Trust.  Further, the Liquidation Trust will comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions made by the Liquidation Trust will be subject to any such withholding and reporting requirements.

(c)                                  Payment of Taxes

The Plan provides that the Liquidation Trust will be responsible for payments of all Allowed tax obligations of the Debtors including Priority Tax Claims and Administrative Claims, and any taxes imposed on the Liquidation Trust or its Assets, including the Disputed Claims Reserves.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserves is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes will be (a) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (b) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Liquidation Trust as a result of the resolutions of such Disputed Claims.

Pursuant to Bankruptcy Code Section 1146(a), the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer by the Liquidation Trust may not be taxed under any law imposing a stamp tax, use tax, sale tax or similar tax.

5.                                      Estate Causes of Action

The Plan is predicated on the understanding, and constitutes an acknowledgment by all parties-in-interest, that the preservation for the Liquidation Trust of any and all rights to conduct investigations pursuant to Bankruptcy Rule 2004 is necessary and relevant to the Chapter 11 Cases.   Accordingly, the Plan provides that any and all rights to conduct investigations pursuant to Bankruptcy Rule 2004 held by the Debtors prior to the Effective Date will vest with the Liquidation Trust and will continue until dissolution of the Liquidation Trust, as if neither the Confirmation Date nor the Effective Date had occurred.

Under the Plan, from and after the Effective Date, prosecution and settlement of all Estate Causes of Action, including Avoidance Actions, will be the sole responsibility of the Liquidation Trust pursuant to the Plan and the Confirmation Order.  From and after the Effective Date, the Liquidation Trust will have exclusive rights, powers, and interests of the Estates to pursue, settle or abandon such Estate Causes of Action as the sole representative of the Estates pursuant to Bankruptcy Code Section 1123(b)(3).  All Estate Causes of Action, including Avoidance Actions, are reserved and preserved to the extent set forth in the Plan and will not be impacted or affected in any way by the deemed consolidation of the Estates as provided in Article II of the Plan.

The Plan requires that settlement by the Liquidation Trust of any Estate Cause of Action will require: (i) approval only of the Liquidation Trustee, if the amount claimed by the Liquidation Trust against a defendant is less than two million five hundred thousand dollars ($2,500,000); (ii) approval only of the Liquidation Trustee and the Liquidation Trust Oversight Committee, if the amount claimed by the Liquidation Trust against a defendant is more than two million five hundred thousand dollars ($2,500,000) but less than five million dollars ($5,000,000); and (iii) approval of the Liquidation Trustee, the Liquidation Trust Oversight Committee, and the Bankruptcy Court, if the amount claimed by the Liquidation Trust against a defendant is unliquidated or equals to or exceeds five million dollars ($5,000,000).

E.                                    CANCELLATION OF DOCUMENTS, TERMINATION OF OFFICIAL CREDITORS’ COMMITTEE, OBTAINING DISMISSAL OF DERIVATIVE ACTIONS, DISSOLUTION OF DEBTORS AND CLOSING OF CHAPTER 11 CASES

The Plan provides that, on the Effective Date, except to the extent otherwise provided therein, all notes, instruments, debentures, certificates and other documents evidencing Claims and Interests in a Debtor or the Debtors including, without limitation, the Senior Notes, the Subordinated Notes and the A123 Interests, will, with respect to the Debtors, be canceled and deemed rejected and terminated.  Notwithstanding anything to the contrary in the Plan, the Senior Notes Purchase Agreement and the Subordinated Notes Indenture will, respecting parties other than the Debtors and the Liquidation Trust (and their successors and assigns), continue in full force and effect (to the extent of and consistent with their terms) notwithstanding the occurrence of the Effective Date and any and all rights, obligations, claims and defenses arising thereunder and related thereto, respecting parties other than the Debtors and the Liquidation Trust (and their successors and assigns), will remain in full force and effect without waiver; provided, however, that liability of any of the Estates thereunder will be treated in accordance with the terms of the Plan.

Additionally, under the Plan, except with respect to the filing or review of Final Fee Applications, the appointment of the Official Creditors’ Committee will terminate on the Effective Date, and the members of the Official Creditors’ Committee (solely in their capacities as such) will be released and discharged from all further rights and duties arising from or related to such roles in the Chapter 11 Cases.

The Plan specifies that, as soon as practicable after the Effective Date, the Liquidation Trustee is directed to take all necessary actions to resolve and otherwise obtain the dismissal of the Derivative Actions.  The Plan further provides that the Liquidation Trustee must provide evidence of the dismissal of the Derivative Actions to the Claims Agent.  Upon receipt of such evidence, the Claims Agent will expunge from the official claims register the following Proofs of Claim filed by certain former directors of the Debtors on account of indemnification obligations allegedly owed to them by the Debtors in connection with the Derivative Actions: (a) Gururaj Deshpande (Claim No. 509); (b) Arthur L. Goldstein (Claim No. 425); (c) Gary E. Haroian (Claim No. 479); (d) Mark M. Little (Claim No. 560); and (e) Paul Jacobs (Claim No. 657).

The Plan provides that, on and after the Effective Date, the respective Boards of Directors of A123 and A123 Securities will be terminated and all of the Debtors’ officers and directors, to the extent they have not already done so, will be deemed to have resigned from their respective positions with the Debtors.  Following the Confirmation Date and prior to the occurrence of the

Effective Date, the then-current officers and directors of each of the Debtors will continue in their respective capacities and the Debtors will execute such documents and take such other action as is necessary to effectuate the actions provided for in this Plan.

The Plan further provides that, as soon as practicable after the Effective Date, each of the Debtors will be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith.  Pursuant to Bankruptcy Code Section 1142(b), the Liquidation Trustee will be authorized to file and will file with the official public office for keeping corporate records in each Debtor’s state of incorporation a certificate of dissolution or equivalent document.  Such a certificate of dissolution may be executed by the Liquidation Trustee without need for any action or approval by the shareholders or Board of Directors of any Debtor.  The Plan further provides that, from and after the Effective Date, the Debtors (a) for all purposes will be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and will not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, (b) will be deemed to have cancelled pursuant to the Plan all Interests, and (c) will not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, the dissolution of the Debtors will not have any effect, in any manner, on the Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement.

Under the Plan, on the Effective Date, the separate cases of the Debtors, except for A123, will be closed for all purposes, without further action by the Debtors or order of the Bankruptcy Court.  For the avoidance of doubt, the closing of such cases will not have any effect, in any manner, on the Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement. The jointly-administered case of A123, identified as Case No. 12-12859 (KJC) (the “Main Case”) will remain open and subject to the provisions of Section 7.09 of the Plan. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Main Case, when all Assets contributed to the Liquidation Trust in accordance with Section 7.01(d) of the Plan have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidation Trust), and such Cash has been distributed in accordance with the Liquidation Trust Agreement and the Plan, the Liquidation Trustee will seek authority from the Bankruptcy Court to close the Main Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

F.                                     EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Pursuant to the Sale Orders, the Bankruptcy Court established deadlines and procedures for the Debtors to assume executory contracts or unexpired leases designated by Navitas and Wanxiang America, respectively and, in accordance with such procedures, the Debtors assumed and assigned and rejected numerous executory contracts and unexpired leases.  Subject to Section 8.04 of the Plan, each executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Effective Date, and that (a) has not been assumed, assumed and assigned, or rejected pursuant to such process or by order of the Bankruptcy Court during the Chapter 11 Cases prior to the Effective Date, (b) is not the subject of a motion to assume or a motion or permitted notice to assume and assign in each case filed as of the Effective Date, will be deemed rejected pursuant to Bankruptcy Code Section 365 as of the Effective Date.  The Confirmation Order will constitute a Final Order of the Bankruptcy Court approving the rejection of such executory contract or unexpired lease.  Any executory contract or unexpired lease that has been assumed by the Debtors but not assigned to any other party (including Wanxiang or Navitas) will be transferred to the Liquidation Trust on the Effective Date, and the Liquidation Trust will thereafter have all rights and obligations of the Debtors under such assumed contract or lease.

The Plan provides that, if the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Estates, the Liquidation Trust, their successors or properties, unless a Proof of Claim filed with the Claims Agent and served on the Liquidation Trust within twenty-five (25) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease, which may include, if applicable, the Confirmation Order.  Any such timely filed claim will be classified in Class 4 — General Unsecured Claims.

Notwithstanding the foregoing, the Plan specifies that continuing obligations of third parties to the Debtors under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insurance claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, will continue and will be binding on such third parties notwithstanding any provision to the contrary in the Plan, unless otherwise specifically terminated by the Debtors or by order of the Bankruptcy Court.  The deemed rejection provided by Section 8.01 of the Plan will not apply to any such continuing obligations.

To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtors or a third party on behalf of the Debtors is held by the Bankruptcy Court to be an executory contract and is not otherwise assumed upon motion by a Final Order, such insurance policy will be treated as though it is an executory contract that is assumed pursuant to Bankruptcy Court Section 365 under the Plan.  Any and all Claims (including cure Claims) arising under or related to any insurance policies or related insurance agreements that are assumed by the Debtors prior to or as of the Effective Date: (i) will not be discharged and (ii) will be Allowed Administrative Claims; and (iii) will be paid in full as set forth in Section 4.01(b) of the Plan.

G.                                   DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

1.                                      Objections to Claims and Interests

The Plan provides that the Claims/Interest Objection Deadline will be the first Business Day that is ninety (90) days after the Effective Date unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee; provided, however, that the last date for filing Avoidance Actions against a holder of a Claim or Interest will be the date established by Bankruptcy Code Section 546(a) and the last day for asserting any other Estate Cause of Action will be the last day of the applicable statute of limitations therefor provided under applicable non-bankruptcy law, as such period may have been extended by Bankruptcy Code Section 108 or any other section of the Bankruptcy Code or other applicable law; provided further, however, that no Entity or Person (including the Liquidation Trust, any holder of Claims, or any holder of Interests) may file an objection to any Claim deemed Allowed by the Plan, and any such objection will be deemed null and void.  Notwithstanding any of the foregoing, the Liquidation Trust may request from the Bankruptcy Court one or more extensions of the Claims/Interest Objection Deadline, which extended date will become the new Claims/Interest Objection Deadline.

The Plan further provides that, with the exception of objections filed by the Debtors or the Official Creditors’ Committee before the Effective Date, the Liquidation Trust will have the exclusive responsibility for reviewing and objecting to the Allowance of any Claim or Interest filed in the Chapter 11 Cases.  In the event that any objection filed by the Debtors or the Official Creditors’ Committee remains pending as of the Effective Date, the Liquidation Trustee will be deemed substituted for the Debtors or the Official Creditors’ Committee, as applicable, as the objecting party.  Under the Plan, all objections will be litigated to a Final Order; provided, however, that the Liquidation Trust may compromise and settle any objections to Claims or Interests, subject to the provisions of Article IX of the Plan without further order of the Bankruptcy Court; provided further, however, that Distributions may be made to a holder of a Claim or Interest prior to the expiration of the Claims/Interests Objection Deadline if the Liquidation Trust reasonably believes that no basis exists for objection to such holder’s Claim or Interest.  Notwithstanding the foregoing, the Plan provides that nothing therein should be interpreted to operate as a waiver or release of (i) any right that any party-in-interest may have to object to (a) any Claim or Interest through the Effective Date or (b) any Fee Claim after the Effective Date; or (ii) any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party-in-interest.

Objections to Claims or Interests not otherwise deemed Allowed by the Plan will not be subject to any defense, including, without limitation, res judicata, estoppel or any other defense because of the confirmation of the Plan.  Additionally, the rights of the Liquidation Trust to amend, modify or supplement any objection to a particular Claim or Interest to include relief pursuant to Bankruptcy Code Section 502(d) are preserved under the Plan.

2.                                      Estimation, Amendment and Settlement of Claims or Interests

Pursuant to the Plan, through the Claims/Interests Objection Deadline, the Liquidation Trust may request that the Bankruptcy Court enter an Estimation Order fixing the value of, pursuant to Bankruptcy Code Section 502(c), any Disputed Claim or Interest, regardless of whether a Debtor has previously objected to such Claim or Interest, provided that a Final Order or unstayed order has not previously been entered by the Bankruptcy Court with respect to such Claim or Interest or any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Disputed Claim or Disputed Interest at any time during litigation concerning any objection to any Disputed Claim or Disputed Interest, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court enters an Estimation Order estimating any Disputed Claim or Disputed Interest, the amount of such estimation will constitute either the Allowed amount of such Claim or Interest or a maximum limitation on such Claim or Interest, as determined by the Bankruptcy Court in the absence of a stay of such order pending appeal.  If a Claim has been estimated for an amount less than the Face Amount and the Claim holder has obtained a stay pending appeal, the Liquidation Trust must reserve for the Face Amount of such Claim pending resolution of such appeal.  If the estimated amount constitutes a maximum limitation on such Claim or Interest, the Liquidation Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Interest.  All of the aforementioned Claims and Interests objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims or Interests may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

The Plan provides that, after the Confirmation Date, a Claim or Interest may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such Claim or Interest solely to decrease, but not to increase, unless otherwise provided by the Bankruptcy Court, the amount, number or priority.

Under the Plan, from and after the Effective Date, the Liquidation Trust will be authorized with respect to those Claims or Interests that are not Allowed by Final Order, pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 105(a), to compromise and settle Disputed Claims with a Disputed amount in excess of two million five hundred thousand dollars ($2,500,000), upon Bankruptcy Court approval of such settlement.  Notwithstanding any prior order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, the Liquidation Trust may settle or compromise any Disputed Claim with a Disputed amount of two million five hundred thousand dollars ($2,500,000) or less without approval of the Bankruptcy Court.

3.                                      No Recourse

The Plan provides that, notwithstanding that the Allowed amount of any particular Disputed Claim or number of Disputed Interests is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount or number for which there is insufficient value in the relevant fund or reserve to provide a recovery equal to that received by other holders of Allowed Claims or Interests in the relevant Class, with respect to such Claim or Interest no holder will have recourse to the Liquidation Trust, the Estates, the Debtors, any member thereof, any of their professionals, the holder of any other Claim or Interest, or any of their respective property.  However, nothing in the Plan will modify any right of a holder of a Claim or Interest under Bankruptcy Code Section 502(j).  Thus, the Bankruptcy Court’s entry of an estimation order may limit the Distribution to be made on individual Disputed Claims or Interests, regardless of the amount or number finally Allowed on account of such Disputed Claims or Interests.

H.                                   PROVISIONS GOVERNING DISTRIBUTIONS

1.                                      Delivery of Distributions Generally

The Plan provides that Distributions to holders of Allowed Claims (other than holders of Allowed Subordinated Notes Claims) will be made by the Disbursing Agent, assuming the availability of funds and the economic feasibility of Distributions, at such time as required by the Plan: (a) at the addresses set forth in the Proofs of Claim or Requests for Payment by such holders; (b) at the addresses set forth in any written notices of address change or claims transfer, as set forth below, timely Filed or delivered after the date on which any related Proof of Claim or Request for Payment was Filed to (i) if such notice is Filed or delivered on or prior to the Effective Date, the Debtors and the Claims Agent or (ii) if such notice is Filed or delivered after the Effective Date, the Liquidation Trustee and the Claims Agent; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no Proof of Claim has been Filed and none of the Debtors or the Liquidation Trustee and the Claims Agent have received a written notice of a change of address.  The Plan provides that any property or notice that an Entity or Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity or Person’s Distribution Address (or, in the case of the Subordinated Notes to the Subordinated Notes Indenture Trustee).  Property distributed in accordance with Section 10.04 of the Plan will be deemed delivered to such Entity or Person regardless of whether such property is actually received by that Entity or Person.  A holder of a Claim or Interest may designate a different Distribution Address by notifying, after the Effective Date, the Liquidation Trustee and the Claims Agent of that address in writing.  Such notification will be effective only upon receipt.  The address of the Liquidation Trust will be identified in the Plan Supplement and may be changed by the Liquidation Trust upon filing a notice of such address change with the Bankruptcy Court, which notice will be delivered to all parties entitled to notice under Bankruptcy Rule 2002.  Nothing contained in the Plan requires the Liquidation Trustee to attempt to locate any holder of an Allowed Claim.

Under the Plan, no Distributions will be made with respect to Unclaimed Property.  Instead, Unclaimed Property will be considered Available Cash and may be used to pay Liquidation Trust Operating Expenses or to fund Distributions under the Plan; however, the Liquidation Trust will not be obligate to make Distributions to a Class of Claims or Interests if the amount of the Available Cash is de minimis and is not sufficient to warrant the incurrence of costs in making the Distribution.  In the event the Liquidation Trustee holds Available Cash after all Liquidation Trust Operating Expenses and Distributions are made, such remaining Available Cash will be distributed to a charitable organization of the Liquidation Trustee’s choice.  Neither Available Cash nor any Claim or any Unclaimed Property attributable to such Claim will escheat to any federal, state or local government or other entity.

If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Plan provides that the Liquidation Trust may, in lieu of making such Distribution to such Entity or Person, make such Distribution into an escrow account until the disposition thereof is determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute; provided, however, that if the dispute remains unresolved by Final Order for an unreasonable period of time, the Liquidation Trust may request that the Bankruptcy Court order that the property that is the subject of the dispute irrevocably become Unclaimed Property.

Any Cash payment to be made by the Liquidation Trust pursuant to the Plan may be made, at the sole discretion of the Liquidation Trust, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.  Any payment or Distribution due on a day other than a Business Day will be made, without interest, on the next Business Day.  However, the Plan specifies that no Cash payment in an amount less than fifty dollars ($50.00) will be made by the Liquidation Trust to any holder of a Claim or Interest.  Cash that otherwise would be payable under the Plan but for Section 10.13 of the Plan will be available for use by the Liquidation Trustee to pay Liquidation Trust Operating Expenses and make Distributions.

Notwithstanding anything to the contrary in the Plan, the Plan provides that no holder of an Allowed Claim will receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim, plus postpetition interest thereon to the extent allowed by the Bankruptcy Code and the Plan.  Upon a holder of an Allowed Claim recovering the full amount of its Allowed Claim from another source, it thereafter will no longer have any entitlement to receive Distributions under the Plan.

2.                                      Distributions by the Subordinated Notes Indenture Trustee

Under the Plan, Distributions for the benefit of beneficial holders of Subordinated Notes will be made to the Subordinated Notes Indenture Trustee.  The Subordinated Notes Indenture Trustee will, in turn, promptly administer the Distributions to the beneficial holders of Allowed Claims in Class 6 in accordance with the Plan and the Subordinated Notes Indenture.  The Subordinated Notes Indenture Trustee will not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; in the event that such party is so otherwise ordered, all costs and expenses of procuring any such bond or surety will be paid from the Distributions to the beneficial holders of Subordinated Notes.  The Plan provides that the Liquidation Trustee will pay the reasonable fees and expenses incurred in making such Distributions.

3.                                      Disputed Claims Reserves

Under the Plan, on the Initial Distribution Date for any particular Class of Claims, and in connection with making all Distributions required to be made under the Plan, the Liquidation Trust will establish one or more reserve funds solely from assets allocable to, or retained on account of, Disputed Claims (the “Disputed Claims Reserves”) for Cash distributions pertaining to each Disputed Claim in each relevant Class, as necessary pursuant to the Plan.  All Cash distributed into a Disputed Claim Reserve will be maintained in one or more interest-bearing accounts at a qualified institution, consistent with the Liquidation Trust Agreement.  On the Initial Distribution Date and on any subsequent interim distribution date, the Liquidation Trustee will reserve (i) with respect to each Disputed Claim that is liquidated, the Ratable proportion of all Cash allocated for Distribution on account of such Disputed Claim based upon the Face Amount of each such Disputed Claim, or such lesser amount as may be agreed to in writing by the holder of the Claim and the Liquidation Trustee or as may be determined by the Bankruptcy Court, as applicable, or (ii) with respect to each Disputed Claim that is unliquidated (including any unliquidated fees, penalties, charges or other similar amounts), such amount as will be sufficient, as either (a) determined by order of the Bankruptcy Court upon motion of the Liquidation Trustee seeking a determination as to the appropriate amount to reserve, or (b) agreed to in writing by the holder of the Claim and the Liquidation Trustee as the maximum amount that could be owed in the event the Claim were ultimately Allowed.  The Plan requires that all Cash allocable to the Disputed Claims in the relevant Class under the Plan be distributed by the Liquidation Trust to the relevant Disputed Claim Reserve on the Initial Distribution Date (or such other date on which Distributions for any particular Class of Claims are made pursuant to the Plan).

The Plan specifies that, unless otherwise required by the applicable treatment provisions of the Plan (including with respect to Administrative Claims, Fee Claims, Priority Tax Claims, Remaining Secured Claims, Priority Tax Non-Tax Claims and Convenience Claims), payments on any Disputed Claim or, if applicable Disputed Interest, that becomes an Allowed Claim or Allowed Interest will be distributed on the first Interim Distribution Date after the Claim or, if applicable Interest, is Allowed.  Distributions will be made only to the extent of the aggregate Distributions that the holder of any such Allowed Claim or Allowed Interest would have received had such Claim or Interest been Allowed as of the Effective Date less any taxes paid with respect to amounts held in the Disputed Claims Reserves.

The Plan requires that each Disputed Claim Reserve be closed and extinguished by the Liquidation Trustee when all Distributions and other dispositions of Cash or other property required to be made therefrom under the Plan and the Liquidation Trust Agreement have been made.  Upon closure of a Disputed Claim Reserve, all Cash and other property held in that Disputed Claim Reserve will revest in the Liquidation Trust and such Cash and property will first be Ratably distributed to the other holders of Allowed Claims in the Class in respect of which such Disputed Claims Reserve was created (or with respect to Classes 4, 5 and 6 the shared entitlement to such amounts to ensure the same Pro Rata allocation), except as otherwise provided in Article V of the Plan, and once the Claims in such Class are paid in full, will be distributed to holders of Allowed Claims in the order of the priority established by the Plan.

4.                                      Setoffs

Under the Plan, the Liquidation Trust has the authority to set off against any Claim (for purposes of determining the Allowed amount of such Claim on which Distribution will be made), any claims of any nature whatsoever that the Estates or the Liquidation Trust may have against the Claim holder, but neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Liquidation Trust of any such claim it may have against such Claim holder.  Holders of Allowed Claims retain whatever rights to setoff they are otherwise entitled to assert under Bankruptcy Code Section 553.

5.                                      Withholding and Reporting Requirements

In connection with the Plan and all Distributions thereunder, the Liquidation Trustee is required, to the extent applicable, to comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all Distributions under the Plan will be subject to any such withholding and reporting requirements.  The Liquidation Trustee will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

6.                                      Interest on Claims

The Plan provides that, unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest will not accrue or be paid on Claims or, if applicable, Interests, and no holder of a Claim or Interest will be entitled to interest accruing on or after the Petition Date on any Claim.  Interest will not accrue or be paid upon any Claim or, if applicable, Interest, in respect of the period from the Effective Date to the date a final Distribution is made thereon if and after such Claim becomes an Allowed Claim.  No holder of a Claim will be entitled to receive interest earned on a Disputed Claims Reserve.

However, to the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution will be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

Notwithstanding the foregoing, the Plan provides that Available Cash remaining in the LT Distribution Account after payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims and Third Tier Claims (the “Unsecured Interest Allocation”) will be used for the payment of postpetition interest to holders of Priority Tax Claims, Priority Non-Tax Claims, Convenience Claims, General Unsecured Claims, Senior Notes Claims, Subordinated Notes Claims and Subordinated Other Claims.  AS STATED PREVIOUSLY, IT IS NOT EXPECTED THAT ANY POSTPETITION INTEREST WILL BE PAID UNDER THE PLAN.

7.                                      Transfers of Claims and Interest/Distribution Record Date

The Plan specifies that,  as of the Effective Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their agents, will be deemed closed, and there will be no further changes in the holders of record of any of the Claims or Interests.  The Plan further provides that no party, including but not limited to the Liquidation Trust, will have any obligation to recognize any transfer of the Claims or Interests occurring after the Effective Date unless notice of the transfer of such Claim or Interest, in form and substance satisfactory to the Liquidation Trust has been received by the Liquidation Trust, as appropriate, prior to the Effective Date.  Subject to the immediately preceding sentence, only those holders of record stated on the transfer ledgers as of the close of business on the Effective Date, to the extent applicable, will be entitled to be recognized for all purposes under the Plan.

I.                                        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF PLAN

1.                                      Conditions To Confirmation

The Plan specifies certain conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section 11.03 of the Plan.  Such conditions precedent are as follows:

•                                          the Confirmation Order will be in form and substance reasonably acceptable to the Debtors and the Official Creditors’ Committee and will, among other things:

•                                          provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

•                                          provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order will be immediately effective, subject to the terms and conditions of the Plan; and

•                                          the Confirmation Order will have been entered by the Bankruptcy Court.

2.                                      Conditions To The Effective Date

The Plan specifies that the Plan may not be consummated, and the Effective Date will not occur, unless and until certain conditions precedent set forth in Section 11.02 of the Plan are satisfied or waived (if and to the extent permitted by Section 11.03 if the Plan).  Such conditions precedent are as follows:

•                                          the Confirmation Order will not then be stayed, vacated, or reversed or will not have been amended without the agreement of the Debtors and the Official Creditors’ Committee;

•                                          the Confirmation Order will not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

•                                          the Liquidation Trust will have been established and all Assets of the Estates, including but not limited to the Estate Causes of Action, will have been transferred to and vested in the Liquidation Trust free and clear of all Claims and Interests, except as specifically provided in the Plan and the Liquidation Trust Agreement;

•                                          the Liquidation Trustee and the Liquidation Trust Oversight Committee will have been appointed and assumed their rights and responsibilities under the Plan and the documents substantially in the form set forth in the Plan Supplement; and

•                                          all actions, documents, and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date will be reasonably satisfactory to the Debtors and the Official Creditors’ Committee, and such actions, documents, and agreements will have been effected or executed and delivered.  All documents to be contained in the Plan Supplement will be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing will have been satisfied or waived.

3.                                      Waiver Of Conditions

With the exception of the conditions contained in Sections 11.01(b), 11.02(a) and 11.02(b) of the Plan, each of the conditions set forth in Section 11.01(b) and Section 11.02(a) of the Plan may be waived in whole or in part by the Debtors without any notice to parties in interest or the Bankruptcy Court and without a hearing, provided, however, that any such waiver will not be effective without the consent of the Official Creditors’ Committee, which consent will not be unreasonably withheld.

4.                                      Effect of Nonoccurrence of the Conditions to Effective Date

If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived in accordance with the Plan on or before the first Business Day that is more than sixty (60) days after the Confirmation Date, or such later date as will be agreed to by the Debtors and the Official Creditors’ Committee, the Plan provides that the Debtors may schedule a status hearing with the Bankruptcy Court.  If the Confirmation Order is ultimately vacated, the Plan will be null and void in all respects, and nothing contained in the Plan will constitute an admission, a waiver, or release of any Claims against or Interests in any of the Estates.

J.                                      EFFECTS OF CONFIRMATION

1.                                      Retention of Estate Causes of Action/Reservation of Rights

Under the Plan, except as expressly provided for therein or in the Confirmation Order, nothing contained therein or in the Confirmation Order will be deemed to (a) be res judicata or the basis for estoppel of, (b) create any other defense to the prosecution to judgment on the merits of, (c) be a waiver of or (d) be a relinquishment of any Estate Causes of Action, including Avoidance Actions, that are left unaltered or unimpaired by the Plan.  On and after the Effective Date, the Liquidation Trust will have, retain, reserve and be entitled to assert, prosecute, settle or abandon all such Estate Causes of Action.

Under the Plan, Estate Causes of Action consist of claims, counterclaims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person or Entity, including, without limitation, claims or causes of action arising under or pursuant to Chapter 5 of the Bankruptcy Code.

As Estate Causes of Action, potential avoidance or other bankruptcy causes of action may exist as a result of “preferential” payments or other transfers made by the Debtors on account of antecedent debts within 90 days of the Petition Date, or one year in the case of insiders.  A preference results in payment to a creditor that exceeds the amount the creditor would have received in bankruptcy.  The deadline for commencing preference actions is two years after the Petition Date (or October 16, 2014).  All such potential preferential payments or transfers are listed in response to Question 3(b) in the Statement of Financial Affairs of A123 Systems, Inc. [Docket No. 369].

Non-bankruptcy claims, counterclaims, rights of action, suits or proceedings may have arisen in the ordinary course of the Debtors’ business.  The most typical types of claims the Debtors bring are breach of contract claims and claims related to the collection of trade receivables.  Contract counterparties who have breached their contractual obligations and other parties who have failed to pay amounts or otherwise perform obligations owed to the Debtors should take notice that the Debtors or the Liquidation Trust may take legal action against them to enforce their duties and obligations.  The Debtors or the Liquidation Trust may pursue their rights by way of counterclaims against the Claims held by any contract counterparty or other party who owes outstanding duties and obligations to the Debtors or their Estates.

For the avoidance of doubt, Estate Causes of Action do not include (a) any Cause of Action or Avoidance Action acquired by Wanxiang America or that the Debtors have covenanted not to pursue under the terms of the Wanxiang Asset Purchase Agreement, (b) any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, act, omission or liability that is (i) released, waived, discharged or exculpated pursuant to Sections 12.06 or 12.07 of the Plan, or (ii) otherwise resolved by the Plan or Final Order of the Bankruptcy Court.

Without waiving any rights against any other contract counterparty or other party who may be subject to legal action with respect to Estate Causes of Action, the Debtors hereby disclose that they or the Liquidation Trustee may assert claims, counterclaims, rights of action, suits or proceedings against Fisker Automotive Inc., and all such rights are reserved.

Except as provided for in the Plan or the Confirmation Order, the Debtors, prior to the Effective Date, and the Liquidation Trustee, after the Effective Date, reserve the right to pursue, settle, or otherwise not pursue any pending or potential claims, rights of action, suits, or proceedings against any of the parties described herein.  Neither the listing nor the failure to list any party herein will prejudice the Debtors’ or the Liquidation Trustee’s rights to pursue against such party any claims, rights of action, suits or proceedings that have arisen or may arise in the future in the ordinary course of the Debtors’ business or otherwise.

2.                                      Third-Party Causes of Action

The Plan specifies that nothing therein is intended to, nor will be interpreted as, impairing, waiving or otherwise affecting in any way Causes of Action that do not belong to the Estates, including assessments of damages.  Moreover, it is intended that any and all such rights, claims and defenses with respect to any Cause of Action that does not belong to the Estates are reserved expressly, and nothing in the Plan will constitute a waiver or release with respect to same.

3.                                      Compromise of Controversies

The Plan provides that, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against the Debtors, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors.  The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings will constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness.  The provisions of the Plan, including, without limitation, its injunction, exculpation, release and compromise provisions, are mutually dependent and non-severable.

4.                                      Preservation of Insurance

Notwithstanding anything to the contrary under the Plan, the Plan will not diminish or impair the enforceability of insurance policies that may cover Claims against the Debtors, the Estates, the Assets or any other Person or Entity.  In no event will the Liquidation Trust have the right to cancel or limit the coverage available under any insurance policy in existence as of the Effective Date under which the Debtors’ directors, officers, or employees are insured parties.

5.                                      Term of Injunctions or Stays

Under the Plan, until the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect.  After the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect only to the extent provided in the Plan and in the Confirmation Order.

6.                                      Exculpation

The Plan specifies that none of (a) the Debtors, (b) the directors, officers, or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (c) the professionals or court-retained agents of the Debtors, (d) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, (e) the Subordinated Notes Indenture Trustee or (f) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (e) will have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct, or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order), and in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of the Plan, no holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, and none of their respective successors or assigns, will have any right of action against (a) any of the Debtors, (b) the directors, officers, or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (c) the professionals or court-retained agents of the Debtors, (d) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, or the respective directors, (e) the Subordinated Notes Indenture Trustee or (f) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (e), for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, or willful misconduct or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order).

7.                                      Releases by Debtors

The Plan provides that, as of the Effective Date, for good and valuable consideration, the adequacy of which is confirmed in the Plan, the Debtors, and any Person seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to Bankruptcy Code Section 1123(b)(3), or the Liquidation Trustee, whether pursuing an action derivatively (including, but not limited to, the Derivative Actions) or otherwise, will be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including Avoidance Actions), and liabilities whatsoever (other than for fraud, willful misconduct, or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan (other than the rights of the Debtors and the Liquidation Trustee to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Confirmation Date, against (a) any of the other Debtors, (b) any of the present or former directors, officers, and employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, (c) any of the Debtors’ professionals and court-retained agents serving during the pendency of the Chapter 11 Cases, (d) the Subordinated Notes Indenture Trustee, and (e) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d) (collectively, the “Released Parties”); provided, however, that nothing in Section 12.07 of the Plan will be deemed to prohibit the Debtors or the Liquidation Trustee from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against any of their employees (other than any director or officer) that is based upon an alleged breach of a confidentiality, non-compete or any other contractual or fiduciary obligation owed to the Debtors (the “Debtor Releases”).

The Debtor Releases will be treated as settlements of Estate Causes of Action against the Released Parties.  Courts require that such settlements be fair and equitable to the non-settling parties who are affected by the settlement.  Courts consider the following four criteria when treating releases as settlements: (a) the probability of success in litigation; (b) the likely difficulties in collection; (c) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (d) the paramount interest of the creditors.

The Debtors believe that the Debtor Releases are fair and equitable under the circumstances.  [The Official Creditors’ Committee has conducted an extensive investigation and determined that no viable causes of action exist against any Released Parties.  In particular, the Official Creditors’ Committee has consulted with outside counsel regarding the results of such counsel’s prepetition investigation into the Derivative Actions and determined that there is no merit to the Derivative Actions.  As a result, the Official Creditors’ Committee has concluded that the pursuit of any causes of action against the Released Parties would diminish assets of the Estates by incurring litigation costs that exceed the reasonable prospects for recovery.  As such, the pursuit of any causes of action against the Released Parties would be harmful to the Estates, creditors and other parties in interest.](8)

In addition, courts often consider other factors, such as (a) whether there is an identity of interest between the debtor and the released party, such that a suit against the released party is essentially a suit against the debtor; and (b) whether the released party has contributed substantial assets to the reorganization.  Given the indemnification rights existing under the Debtors’ governing documents, which would give rise to claims against the Debtors for indemnification of the directors and officers, as well as the nature of the Debtors’ insurance policies, there is clearly an identity of interest between the Debtors and A123’s directors and officers.  Additionally, the diligent work of A123’s directors, officer and employees prior to and during the Chapter 11 Cases benefitted the Estates and likely increased the ultimate return to its creditors under the Plan.

8.                                      Injunction

The Plan specifies that Confirmation of the Plan will have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting (vi)(A), (vi)(B), and (vi)(C) of Section 12.08 of the Plan, the Estates and the Liquidation Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates or the Liquidation Trust or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates or the Liquidation Trust or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates or the Liquidation Trust or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates or the Liquidation Trust or any of their property, except as contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A)

(8)                             The Official Creditors’ Committee has not yet completed its review of the Debtor Releases.  The Debtors anticipate that such review will be completed before the Disclosure Statement Hearing.

any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan (including, but not limited to, the Derivative Actions), (B) any form of objection to any Claim that is Allowed by the Plan, or (C) asserting Avoidance Actions against any holder of a Claim that is Allowed by the Plan. Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by Section 12.08 of the Plan will prohibit the assertion against the Liquidation Trust of all Claims or Interests, if any, related to the Debtors.

K.                                   RETENTION OF JURISDICTION

The Plan provides for continuing jurisdiction by the Bankruptcy Court after the Effective Date.  Specifically, as set forth in the Plan, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of and related to the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, without limitation, jurisdiction to:

•                                          to the extent not otherwise determined by the Plan, to determine (i) the allowance, classification, or priority of Claims upon objection by any party-in-interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against Assets, Estate Causes of Action, or property of the Estates or the Liquidation Trust;

•                                          to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to therein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

•                                          to protect the Assets or property of the Estates and/or the Liquidation Trust, including Estate Causes of Action, from claims against, or interference with, such Assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any Assets of the Estates;

•                                          to determine any and all applications for allowance of Fee Claims;

•                                          to determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any Request for Payment of Claims, including both fees and expenses, entitled to priority under Bankruptcy Code Section 507(a);

•                                          to resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions thereunder, including any matters arising in connection with Section 7.03 of the Plan;

•                                          to determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases or determine any issues arising from the deemed rejection of executory contracts and unexpired leases set forth in Article VIII of the Plan;

•                                          except as otherwise provided in the Plan, to determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

•                                          to enter a Final Order closing the Chapter 11 Case of A123;

•                                          to modify the Plan under Bankruptcy Code Section 1127, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

•                                          to issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

•                                          to determine any tax liability pursuant to Bankruptcy Code Section 505;

•                                          to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

•                                          to resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

•                                          to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

•                                          to authorize, as may be necessary or appropriate, sales of Assets as necessary or desirable and resolve objections, if any, to such sales;

•                                          to resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

•                                          to approve, if necessary, any Distributions, or objections thereto, under the Plan;

•                                          to approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidation Trust;

•                                          to resolve any dispute or matter arising under or in connection with the Liquidation Trust;

•                                          to order the production of documents, disclosures, or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

•                                          to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

The Plan further provides that, notwithstanding anything else in the Plan, the Bankruptcy Court will retain non-exclusive jurisdiction over all Estate Causes of Action prosecuted by the Liquidation Trust.

Under the Plan, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 13.01 of the Plan, the provisions of Article XIII of the Plan will have no effect upon and will not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

THE FOREGOING SUMMARY OF THE PLAN IS INTENDED TO HIGHLIGHT ONLY CERTAIN PROVISIONS OF THE PLAN. IT IS NOT INTENDED TO COVER EVERY PROVISION OF THE PLAN AND IT IS NOT A SUBSTITUTE FOR A COMPLETE REVIEW OF THE PLAN ITSELF.  THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF THE PLAN ITSELF, WHICH PROVISIONS CONTROL IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARY.

VI.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.                                    IN GENERAL

The following discussion summarizes certain material U.S. federal income tax consequences to Holders (as defined below) entitled to vote on the Plan.  This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the “Service”).  There can be no assurance that the Service will not take a contrary view, no ruling from the Service has been or will be sought nor will any counsel provide a legal opinion as to any of the expected tax consequences set forth below.

Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.  Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the beneficial owners of Claims (each a “Holder” and collectively, the “Holders”), the Liquidation Trust or the

Debtors.  It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences described herein.

The following summary is for general information only.  The tax treatment of a Holder may vary depending upon such Holder’s particular situation.  This summary does not address all of the tax consequences that may be relevant to a Holder, including any alternative minimum tax consequences and does not address the tax consequences to a Holder that has made an agreement to resolve its claim in a manner not explicitly provided for in the Plan.  This summary also does not address the U.S. federal income tax consequences to persons not entitled to vote on the Plan or Holders subject to special treatment under the U.S. federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign persons, partnerships and other pass-through entities,  Holders that hold Claims as a position in a “straddle” or as part of a “synthetic security,” “hedging,” “conversion” or other integrated transaction, Holders that have a “functional currency” other than the United States dollar and Holders that have acquired Claims in connection with the performance of services.  The following summary assumes that the Claims are held by Holders as “capital assets” within the meaning of Section 1221 of the IRC and that all Claims denominated as indebtedness are properly treated as debt for U.S. federal income tax purposes.

The tax treatment of Holders and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan may vary, depending upon, among other things: (i) whether the Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the Holder in exchange for the Claim and whether the Holder receives distributions under the Plan in more than one taxable year; (iii) whether the Holder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above; (iv) the manner in which the Holder acquired the Claim; (v) the length of time that the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the Holder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; and (xi) whether the “market discount” rules are applicable to the Holder.  Therefore, each Holder should consult its tax advisor for information that may be relevant to its particular situation and circumstances, and the particular tax consequences to such Holder of the transactions contemplated by the Plan.

THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE FOLLOWING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND APPLICABLE NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

TO COMPLY WITH INTERNAL REVENUE SERVICE CIRCULAR 230, TAXPAYERS ARE HEREBY NOTIFIED THAT (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER UNDER THE INTERNAL REVENUE CODE, (B) ANY SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND (C) TAXPAYERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

B.                                    U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

If there is a discharge of a debt obligation by a debtor (or, in the case of indebtedness with multiple obligors, indebtedness that is allocable to such debtor) for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments), such discharge generally would give rise to cancellation of debt (“COD”) income, which must be included in the debtor’s income (or, in the case of a debtor that is treated as a disregarded entity for U.S. federal income tax purposes, in the income of its owner).  However, the Debtors should be able to utilize a special tax provision which excludes from income debts discharged in a chapter 11 case (the “Bankruptcy Exception”).

Under Section 108(b) of the IRC and Treasury Regulations that apply to members of a consolidated group, each Debtor that is not treated as a disregarded entity for U.S. federal income tax purposes and that does not recognize COD income under the Bankruptcy Exception will be required to reduce certain tax attributes, including consolidated attributes, such as consolidated net operating losses and net operating loss carryforwards (“NOLs”) and certain other losses, credits and carryforwards, if any, attributable to such Debtor, attributes that arose in separate return limitation years of such Debtor (if any), and the Debtor’s tax basis in its assets (but not below the amount of its liabilities remaining immediately after the discharge of indebtedness), in an amount generally equal to the amount of such Debtor’s COD income excluded from income under the Bankruptcy Exception.  A “look-through rule” applies when asset basis reduction reduces the basis of stock of another member of the consolidated group and requires corresponding adjustments to be made to the attributes attributable to the lower-tier member.

As a result of the required attribute reduction resulting from the discharge of indebtedness, the Debtors believe that all or a significant portion of NOLs (and alternative minimum tax NOLs) of the Debtors will be eliminated after consummation of the Plan.  Because the Debtors are liquidating rather than continuing to operate in reorganized form, and because substantially all of the Debtors’ assets will be transferred to the Liquidation Trust, any remaining NOLs allocable to the Debtors are not expected to have material value.

The 363 Sales, the transfer of the Debtors’ assets to the Liquidation Trust and the liquidation of the Debtors may trigger income or gain recognition by the Debtors.  However, the Debtors’ existing NOLs and capital losses (prior to being reduced as a result of any attribute reduction) should generally first be available to offset any such income or gain recognized in the taxable year that includes the Effective Date (with any capital losses available to only offset capital gains).  If such NOLs and capital losses do not offset all of such income or gain, the Debtors would owe regular U.S. federal income tax with respect to taxable years ending after the Petition Date which could reduce the amounts otherwise available for distribution to Holders under the Plan.  The Debtors have yet to determine whether or not they will incur any regular U.S. federal income tax with respect to such tax years.  In addition, if the Service were to prevail in assessing additional U.S. federal income tax for any of these years or for tax years ending prior to the Petition Date, such tax liabilities could also result in a reduction in the amounts otherwise available for distribution under the Plan.

A corporation or a consolidated group of corporations may incur alternative minimum tax (“AMT”) liability even where a NOL is generated for regular corporate income tax purposes or where NOL carryovers and certain other tax attributes are sufficient to eliminate taxable income as computed under the regular corporate income tax.  In general, the AMT is imposed on a corporation’s alternative minimum taxable income at a twenty percent (20%) rate to the extent such tax exceeds the corporation’s regular U.S. federal income tax.  For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances allowed in computing a corporation’s regular U.S. federal income tax are modified or eliminated.  In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, a portion of a corporation’s taxable income for AMT purposes may not be offset by available NOL carryforwards (as computed for AMT purposes).  The Debtors have yet to determine whether or not they expect to incur any AMT with respect to taxable years ending after the Petition Date.

C.                                    U.S. FEDERAL INCOME TAX TREATMENT OF THE LIQUIDATION TRUST

Except with respect to the Disputed Claims Reserves, it is intended that the Liquidation Trust will be treated as one or more “grantor trusts” for U.S. federal income tax purposes.  In general, a grantor trust is not a separate taxable entity.  The Service, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an advanced ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan.  The Debtors are not requesting a private letter ruling regarding the status of the Liquidation Trust as a grantor trust.  However, consistent with the requirements of Revenue Procedure 94-45, the Liquidation Trust Agreement requires all relevant parties to treat, for federal income tax purposes, the transfer of the Debtors’ assets to the Liquidation Trust as (i) a transfer of such assets to the beneficiaries of the Liquidation Trust (to the extent of the value of their respective interests in the applicable Liquidation Trust Assets) followed by (ii) a transfer of such assets by such beneficiaries to the Liquidation Trust (to the extent of the value of their respective interests in the applicable Liquidation Trust Assets), with the beneficiaries of the Liquidation Trust being treated as the grantors and owners of the Liquidation Trust.  Each beneficiary of the Liquidation Trust will generally recognize gain (or loss) in its taxable year that includes the Effective Date in an amount equal to the difference between the amount realized in respect of its Claim and its adjusted tax basis in such Claim. The amount realized for this purpose should generally equal the amount of cash and the fair market value of any other assets received or deemed received for U.S. federal income tax purposes under the Plan in respect of such Holder’s Claim. A Holder that is deemed to receive for U.S. federal income tax purposes a non-cash asset under the Plan in respect of its Claim should generally have a tax basis in such asset in an amount equal to the fair market value of such asset on the date of its deemed receipt.

The Plan and the Liquidation Trust Agreement generally provide that the beneficiaries of the Liquidation Trust must value the assets of the Liquidation Trust consistently with the values determined by the Liquidation Trustee for all U.S. federal, state, local and foreign income tax purposes.  As soon as possible after the Effective Date, the Liquidation Trustee, in consultation with any financial advisors it deems appropriate, shall make a good faith valuation of the assets transferred to the Liquidation Trust.

Consistent with the treatment of the Liquidation Trust (except with respect to the Disputed Claims Reserves) as one or more grantor trusts, the Liquidation Trust Agreement and the Plan will require each Holder to report on its U.S. federal income tax return its allocable share of the Liquidation Trust’s income.  Therefore, a Holder may incur a U.S. federal income tax liability with respect to its allocable share of the income of the Liquidation Trust whether or not the Liquidation Trust has made any distributions to such Holder.  The character of items of income, gain, deduction, and credit to any Holder and the ability of such Holder to benefit from any deduction or losses will depend on the particular situation of such Holder.

In general, a distribution of underlying assets from the Liquidation Trust to a beneficiary thereof (other than in respect of distributions attributable to a reduction in the Disputed Claims Reserves) may not be taxable to such Holder because such Holders are already regarded for U.S. federal income tax purposes as owning such assets.  Holders are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of distributions from the Liquidation Trust.

Except with respect to the Disputed Claims Reserves, the Liquidation Trustee will file with the Service tax returns for the Liquidation Trust as one or more grantor trusts pursuant to Treasury Regulation Section 1.671-4(a) and will also send to each Holder a separate statement setting forth such Holder’s share of items of Trust income, gain, loss, deduction, or credit.  Each such Holder will be required to report such items on its U.S. federal income tax return.

The discussion above assumes that, except with respect to the Disputed Claims Reserves, the Liquidation Trust will be respected as one or more grantor trusts for U.S. federal income tax purposes.  If the Service were to successfully challenge such classification, the U.S. federal income tax consequences to the Liquidation Trust and the beneficiaries of the Liquidation Trust could differ materially from those discussed herein (including the potential for an entity level tax to be imposed on all income of the Liquidation Trust).

D.                                    DISPUTED CLAIMS RESERVES

Until such time as all of the beneficial interests in the Liquidation Trust can be distributed to the Holders in accordance with the terms of the Plan, the Disputed Claims Reserves will be treated as owning a portion of the assets in the Liquidation Trust.  Distributions from the Disputed Claims Reserves will be made to Holders of Disputed Claims when such Claims are subsequently Allowed and to Holders of Allowed Claims when Disputed Claims are subsequently disallowed.  The Liquidation Trust shall file all income tax returns with respect to any income attributable to the Disputed Claims Reserves and shall pay the federal, state and local income taxes attributable to the Disputed Claims Reserves, based on the items of income, deduction, credit or loss allocable thereto.

Holders should note that the tax treatment of the Disputed Claims Reserves is unclear and should consult their tax advisors as to the tax consequences to them of the establishment of, the income on, and distributions from, the Disputed Claims Reserves.

E.                                    U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

1.                                      Holders of Allowed Claims in Classes 4, 5 and 6

Holders of Allowed Claims in Class 4, Class 5 and Class 6 as of the Effective Date should be treated as receiving from the Debtors their respective shares of the applicable assets of the Liquidation Trust (other than any assets allocated to the Disputed Claims Reserves) in satisfaction of their Allowed Claims, and simultaneously transferring such assets to the Liquidation Trust.  Accordingly, a Holder of such Claim should generally recognize gain or loss in an amount equal to the amount deemed realized on the Effective Date (as described above) less its adjusted tax basis of its Claim.  Additionally, such Holders should generally recognize their allocable share of income, gain, loss and deductions recognized by the Liquidation Trust on an annual basis.

Because a Holder’s ultimate share of the assets of the Liquidation Trust based on its Allowed Class 4 Claim, Allowed Class 5 Claim or Allowed Class 6 Claim will not be determinable on the Effective Date due to, among other things, the existence of Disputed Claims and the value of the assets at the time of actual receipt not being ascertainable on the Effective Date, such Holder should recognize additional or offsetting gain or loss if, and to the extent that, the aggregate amount of cash and fair market value of the assets of the Liquidation Trust ultimately received by such Holder is greater than or less than the amount used in initially determining gain or loss in accordance with the procedures described in the preceding paragraph.  It is unclear when a Holder of an Allowed Class 4 Claim, an Allowed Class 5 Claim or an Allowed Class 6 Claim should recognize, as an additional amount received for purposes of computing gain or loss, an amount attributable to the disallowance of a Disputed Claim.

The character of any gain or loss as capital gain or loss or ordinary income or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including:  (i) the nature and origin of the Claim; (ii) the tax status of the Holder of the Claim; (iii) whether the Claim has been held for more than one year; (iv) the extent to which the Holder previously claimed a loss or bad debt deduction with respect to the Claim; and (v) whether the Claim was acquired at a market discount.  A Holder that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the IRC.  Under those rules (subject to a de minimis exception), assuming that such Holder has made no election to accrue the market discount and include it in income on a current basis, any gain recognized on the exchange of such Claim generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

It is possible that the Service may assert that any loss should not be recognizable until the Liquidation Trustee makes its final distribution of the assets of the Liquidation Trust.  Holders should consult their tax advisors regarding the possibility that the recognition of gain or loss may be deferred until the final distribution of the assets of the Liquidation Trust.

2.                                      Holders of Disputed Claims

Although not free from doubt, Holders of Disputed Claims should not recognize any gain or loss on the date that the assets of the Debtors are transferred to the Liquidation Trust, but should recognize gain or loss in an amount equal to:  (i) the amount of cash and the fair market value of any other property actually distributed to such Holder less (ii) the adjusted tax basis of its Claim.  However, it is possible that such Holders may be required to recognize the fair market value of such Holder’s allocable share of the Liquidation Trust’s assets, as an amount received for purposes of computing gain or loss, either on the Effective Date or the date such Holder’s Claim becomes an Allowed Claim.

3.                                      Interest Income with Respect to Allowed Claims

Holders of Allowed Claims will be treated as receiving a payment of interest (includible in income in accordance with the Holder’s method of accounting for tax purposes) to the extent that any cash or other property received (or deemed received) pursuant to the Plan is attributable to accrued but unpaid interest, if any, on such Allowed Claims.  The extent to which the receipt of cash or other property should be attributable to accrued but unpaid interest is unclear.  The Debtors and the Liquidation Trust intend to take the position, and the Plan provides, that such cash or property distributed pursuant to the Plan will first be allocable to the principal amount of an Allowed Claim and then, to the extent necessary, to any accrued but unpaid interest thereon.  Each Holder should consult its tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any).  A Holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

F.                                     BACKUP WITHHOLDING AND INFORMATION REPORTING

A Holder of an Allowed Claim may be subject to backup withholding (currently at the rate of 28%) with respect to any “reportable” payments received pursuant to the Plan unless (i) such Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules.  A Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Service.  Amounts withheld under the backup withholding rules may be credited against a Holder’s tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup holding rules by timely filing the appropriate claim for refund with the Service.

The Liquidation Trustee will report annually to each Holder of an Allowed Claim and to the Service the Holder’s share of any income, gains and losses of the Liquidation Trust during the calendar year to the extent required by law.

Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including certain transactions that result in the taxpayer recognizing a loss in excess of specified thresholds. Each Holder should consult its tax advisor regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations.

THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE.  ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN AND THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.  NEITHER THE DEBTORS NOR THEIR PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

VII.
RISK FACTORS

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.  ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.                                    CERTAIN BANKRUPTCY CONSIDERATIONS

1.                                      The Debtors May Amend, And Other Parties In Interest May Object To, The Amount, Classification And Treatment Of A Claim

Except as otherwise provided in the Plan, and in consultation with the Official Creditors’ Committee, the Debtors reserve the right to object to the amount and classification, and to amend or modify the treatment, of any Claim or Interest under the Plan.  In certain circumstances before the Effective Date, other parties in interest may also object to the amount, classification and treatment of any Claim or Interest under the Plan.  Any holder of a Claim that is or may become subject to an objection may not receive its expected share of the estimated Distributions described in this Disclosure Statement or the Plan.

2.                                      The Debtors May Not Be Able To Secure Confirmation Of The Plan

Even if all holders of Claims in the Voting Classes vote to accept the Plan, the Plan might not be confirmed by the Bankruptcy Court.  Bankruptcy Code Section 1129 sets forth the requirements for confirmation and requires, among other things, that the confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization unless, as here, such liquidation or reorganization is proposed in the plan, and that the value of Distributions to dissenting creditors and stockholders not be less than the value of Distributions such creditors and stockholders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code.  The Debtors believe that the Plan satisfies all the requirements for confirmation of a plan under the Bankruptcy Code.  There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for confirmation of the Plan have been satisfied.

Confirmation of the Plan is also subject to certain conditions as described in Article XI of the Plan.  If the conditions are not satisfied, the Plan cannot be confirmed.

3.                                      The Debtors May Fail To Meet All Conditions Precedent To Effectiveness Of The Plan

Although the Debtors believe that the Effective Date may occur very shortly after the Confirmation Date, there can be no assurance as to such timing (or that the Effective Date even occurs).  Moreover, if the conditions precedent to the Effective Date, including the entry of a Confirmation Order, execution and delivery of certain documents, and receipt of all necessary authorizations, have not occurred within a reasonable period of time, the Plan may be vacated by the Bankruptcy Court.

4.                                      Distributions May Be Delayed or May Be Less Than Anticipated

A substantial amount of time may elapse between the Effective Date and the receipt of Distributions under the Plan for holders of certain Claims and, if applicable, Interests, because of the time required to achieve recovery of certain assets.  While sufficient funds are available to make certain initial Distributions, to the extent that Distributions under the Plan are derived, in whole or in part, from recoveries on the Estate Causes of Action, including Avoidance Actions, prosecuted by the Liquidation Trustee, there can be no assurance that any such Estate Causes of Action will produce recoveries that will provide sufficient funds for such Distributions to be made by the Liquidation Trust.

Actual recoveries under the Plan depend upon the final Allowed amount of Claims.  Actual recoveries may be substantially different from the estimates in this Disclosure Statement as a result of disallowances in whole or part of the Face Amounts of Proofs of Claim or the allowance of amounts for Proofs of Claim filed as unliquidated and/or contingent, including in either case the disallowance or allowance of Proofs of Claim that may be subject to a later Bar Date.

5.                                      Certain Risks Arise In Connection With The Liquidation Trust

There are tax and security risks associated with the use of a Liquidation Trust.  Although the Liquidation Trust is being organized and structured in a manner believed to be compliant with applicable tax laws and regulations and to minimize taxes where lawfully permissible, there is no assurance that the taxing authorities will agree with the assumptions being made in this regard as to the structure, organization and status of the Liquidation Trust.

In addition, although the Liquidation Trust is intended to be established in a manner that does not constitute the interests in the Liquidation Trust as securities or require registration under or compliance with security laws and regulations, regulators could disagree with or dispute the applicability of security laws.  The potential consequences could include challenges to the validity of the Liquidation Trust or, at a minimum, increased compliance cost and greater expense to the operation of the Liquidation Trust.

There is a risk that the assignment or transfer of the Estate Causes of Action, claims and privileges to the Liquidation Trust as contemplated by the Plan could be subject to challenge that, if successful, could nullify the transfer of the Estate Causes of Action, in whole or in part, and result in the Liquidation Trust being unable to pursue those Estate Causes of Action or assert claims or privileges in connection therewith.

The Plan includes provisions that nothing in its provisions or the establishment of the Liquidation Trust and the transfer of Estate Causes of Action to the Liquidation Trust is intended to create or give rise to any claim of preclusion or estoppel in defense of any Estate Causes of Action.  Nevertheless, there is a risk that despite such intention and such provisions, there could be a determination that some act or event occurring in connection with the Plan, its implementation and the establishment and operation of the Liquidation Trust will be deemed to create such defenses.

There is a risk that the term of the Liquidation Trust will be inadequate to complete the full pursuit and resolution of the Estate Causes of Action.

The Plan and provisions regarding the establishment and operation of the Liquidation Trust require the selection of a Liquidation Trustee that is a Person designated by the Official Creditors’ Committee and subject to reasonable approval by the Debtors.  There is a risk, despite every effort to select a Person who is qualified to perform the tasks of the Liquidation Trustee, that the Person selected will be less effective than what might have been achieved by continued proceeding in the Chapter 11 Cases.

B.                                    DISCLOSURE STATEMENT DISCLAIMER

1.                                      The Information Contained Herein Is For Soliciting Votes Only

The information contained in this Disclosure Statement is for purposes of soliciting votes on the Plan and may not be relied upon for any other purposes.

2.                                      This Disclosure Statement Was Not Approved By The SEC

This Disclosure Statement has not been filed with the SEC or any state regulatory authority.  Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

3.                                      The Financial Information Contained In This Disclosure Statement Is Not Audited

The financial information contained in this Disclosure Statement has not been audited.  In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation.  Although the Debtors have used their reasonable good faith efforts to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without material inaccuracies.

4.                                      This Disclosure Statement Contains Forward Looking Statements

This Disclosure Statement contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “believe,” “predicts,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology.  The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements.  The liquidation analysis, Distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual Distributions to holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted.  Therefore, any analyses, estimates or recovery projections may or may not turn out to be accurate.

5.                                      No Legal Or Tax Advice Is Provided To You By This Disclosure Statement

This Disclosure Statement is not legal advice to you.  The contents of this Disclosure Statement should not be construed as legal, business or tax advice.  Each holder of a Claim or an Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

6.                                      No Admissions Are Made By This Disclosure Statement

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the holders of Claims or Interests or any other parties in interest.

7.                                      No Reliance Should Be Placed On Any Failure To Identify Causes of Action Or Projected Objections

No reliance should be placed on the fact that a particular Cause of Action or projected objection to a particular Claim or  Interest is, or is not, identified in this Disclosure Statement.  Except as otherwise provided in the Plan, the Confirmation Order or a Final Order, the Debtors before the Effective Date or the Liquidation Trust after the Effective Date may seek to investigate, file and prosecute any Estate Causes of Action or objections to Claims and Interests irrespective of whether the Disclosure Statement identifies such Estate Causes of Action or objections.

8.                                      Nothing Herein Constitutes A Waiver Of Any Right To Object To Claims Or Recover Transfers And Assets

The vote by a holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors, the Liquidation Trust or any party in interest, as the case may be, to object to that holder’s Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets made to such holder, regardless of whether any objections or Causes of Action are specifically or generally identified herein.

9.                                      The Information Used Herein Was Provided By The Debtors And Was Relied Upon By The Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement.  Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

10.                               The Potential Exists For Material Inaccuracies, And The Debtors Have No Duty To Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date.  While the Debtors have used their reasonable good faith efforts to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

11.                               No Representations Made Outside The Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Debtors, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision.  You should promptly report unauthorized representations or inducements to the counsel to the Debtors.

VIII.
CONFIRMATION AND CONSUMMATION OF THE PLAN OF REORGANIZATION

A.                                    SOLICITATION OF VOTES

This Disclosure Statement, including all appendices hereto, together with the related materials included herewith, are being furnished to the holders of General Unsecured Claims in Class 4, Senior Notes Claims in Class 5 and Subordinated Notes Claims in Class 6, which Classes are the only Classes entitled to vote on the Plan.  The process by which the Debtors will solicit votes on the Plan is summarized in Parts I and X of this Disclosure Statement.  All parties who are entitled to vote should read Parts I and X carefully to ensure that votes are properly and timely submitted such that they are counted as votes to accept or reject the Plan.

B.                                    CONFIRMATION PROCEDURES

Bankruptcy Code Section 1128(a) requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a plan of liquidation.  Notice of the Confirmation Hearing will be provided to all known creditors and equity holders or their representatives.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned or continued date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

Bankruptcy Code Section 1128(b) provides that any party in interest may object to confirmation of a plan.  Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objecting party against the Debtors’ Estates, the basis for the objection and the specific grounds therefor, and must be filed with the Bankruptcy Court, together with proof of service thereof, and served upon (i) the Office of the United States Trustee for the District of Delaware, attn: Mark Kenney, J. Caleb Boggs Federal Building, 844 N. King Street, Suite 2207, Lock Box 35, Wilmington, Delaware 19801 (ii) Latham & Watkins LLP, attn: Caroline A. Reckler, 233 S. Wacker Drive, Suite 5800, Chicago, IL 60606, (iii) Latham & Watkins LLP, attn: D. J. Baker, 885 Third Ave, New York, New York 10022, (iv) Richards, Layton & Finger, P.A., attn: Mark D. Collins, 920 N. King Street, Wilmington, DE 19801, (v) Brown Rudnick LLP, attn.: William Baldiga, Seven Times Square, New York, NY 10036, (vi) Saul Ewing LLP, attn.: Mark Minuti, 222 Delaware Avenue, Suite 1200, P.O. Box 1266, Wilmington, DE 19899, and (vii) such other parties as the Bankruptcy Court may order, so as to be actually received no later than the date and time designated in the notice of the Confirmation Hearing.

Rule 9014 of the Federal Rules of Bankruptcy Procedure governs objections to confirmation of the Plan.  UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.                                    STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

1.                                      General Requirements

At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of Bankruptcy Code Section 1129(a) have been satisfied with respect to the Plan.  The Debtors believe that:  (i) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code; (ii) the Debtors have complied or will have complied with all of the requirements of Chapter 11 of the Bankruptcy Code; and (iii) the Plan has been proposed in good faith.

2.                                      Best Interests Test

Often called the “best interests” test, Bankruptcy Code Section 1129(a)(7) requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or an equity interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor is liquidated under chapter 7 of the Bankruptcy Code as of the effective date of the plan.  To make these findings with respect to the Plan, the Bankruptcy Court must:  (a) estimate the Cash liquidation proceeds that a chapter 7 trustee would generate if the Debtors’ Chapter 11 Cases were converted to chapter 7 cases on the Effective Date of the Plan and the assets of the Debtors’ estate were liquidated; (b) determine the liquidation Distribution that each non-accepting holder of a Claim or an Interest would receive from such liquidation proceeds under the priority scheme dictated in Chapter 7; and (c) compare such holder’s liquidation Distribution to the Distribution that such holder would receive under the Plan if the Plan were confirmed.

In chapter 7 cases, creditors and equity interest holders of a debtor are paid from available assets generally in the following order, with no junior class receiving any payments until all amounts due to senior classes have been paid in full: (a) holders of secured claims (to the extent of the value of their collateral); (b) administrative creditors of the Chapter 7 case, (c) administrative creditors of the Chapter 11 case, (d) holders of priority claims; (e) holders of unsecured claims; (f) holders of debt expressly subordinated by its terms, by order of the bankruptcy court or by law; and (g) holders of equity interests.

Accordingly, the cash amount that would be available for satisfaction of claims (other than secured claims) would consist of the proceeds resulting from the disposition of the unencumbered assets of the debtors, augmented by the unencumbered cash held by the debtors at the time of the commencement of the liquidation.  Such cash would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the use of Chapter 7 for purposes of a liquidation.

As described in more detail in the Liquidation Analysis attached as Appendix C to this Disclosure Statement, the Debtors believe that confirmation of the Plan will provide each holder of an Allowed Claim or Allowed Interest in each Impaired Class with a recovery greater than or equal to the value of any Distributions if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code because, among other reasons, the liquidation under the Plan will be conducted with the continuing involvement of parties who have been involved in the Chapter 11 Cases and have historical knowledge that will result in efficiencies and economies not available with a new chapter 7 trustee.  In addition, distributions in a chapter 7 case may not occur for a longer period of time than Distributions under the Plan, thereby reducing the present value of such distributions.  In this regard, it is possible that distribution of the proceeds of a liquidation could be delayed for a significant period while the chapter 7 trustee and its advisors become knowledgeable about, among other things, the Chapter 11 Case and the Claims against the Debtors.

A table that compares the estimated recovery under the Plan to a chapter 7 liquidation for each Impaired Class is provided below.(9)  The estimated recovery set forth in this table for General Unsecured Claims in Class 4, Senior Notes Claims in Class 5 and Subordinated Notes Claims in Class 6 assumes aggregate amounts for such Classes based upon the amounts of Claims included in the Schedules plus the Face Amount of Proofs of Claim filed against the Debtors, excluding amounts for unliquidated and contingent Claims and excluding potential additional amounts for rejection damages or other Claims asserted in Proofs of Claim that may be subject to a later Bar Date.  The aggregate amount of Allowed Claims finally entitled to receive Distributions under the Plan may be higher or lower than the assumed aggregate amounts as a result of disallowances in whole or part of the Face Amounts of Proofs of Claim or the allowance of amounts for Proofs of Claim filed as unliquidated and/or contingent, including in either case the disallowance or allowance of Proofs of Claim that may be subject to a later Bar Date.  It should also be noted that certain Claims entitled to be paid in full ahead of Classes 4, 5 and 6, including Priority Tax Claims subject to the later Governmental Unit Bar Date, Administrative Claims subject to the Administrative Claims Bar Date, and postpetition Claims for taxes that are not subject to any Bar Date, may be asserted and Allowed in amounts that significantly diminish the amount of Available Cash that could be distributed to Classes 4, 5 and 6.  Thus, the final recovery for such Classes may be lower or higher than the estimated recovery set forth below.

Claim/Interest	Projected Recovery Under the Plan	Projected Recovery from Chapter 7 Liquidation
Class 4: General Unsecured Claims	[65.7 ]%	[63.7 ]%
Class 5: Senior Notes Claims	[100 ]%	[100 ]%
Class 6: Subordinated Notes Claims	[65.0 ]%	[63.0 ]%
Class 7: Subordinated Other Claims	0%	0%
Class 8: Subordinated Stock Claims	0%	0%
Class 9: A123 Interests	0%	0%
Class 10: Subsidiary Interests	0%	0%

3.                                      Feasibility

Bankruptcy Code Section 1129(a)(11) requires that the Plan is able to achieve its objectives, in that it is not likely to be followed by liquidation, or the need for further financial reorganization, of the debtor, unless such liquidation or reorganization is proposed in the plan.  Since the Plan proposes liquidation, there are no impediments to achieving a liquidation and the Liquidation

(9)                             In view of certain pending bar dates, estimated percentage recovery to be updated prior to the Disclosure Statement Hearing.

Trust will have sufficient Assets to make the Distributions required by the Plan, the Plan is feasible.  the Debtors be able to perform their obligations under the Plan.  For purposes of determining whether the Plan meets this requirement, the Debtors analyzed their ability to meet their obligations under the Plan.  The Debtors believe that they have adequate funding to be able to meet their obligations under the Plan.

4.                                      Acceptance By Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan accept the plan.  A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is “impaired” unless the plan either (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; or (b) cures any default, reinstates the original terms of such obligation and otherwise leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest.

Bankruptcy Code Section 1126(c) defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose counts only those creditors who actually vote to accept or to reject the plan.  Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.

Claims in Classes 1, 2 and 3 are Unimpaired under the Plan, and the holders of Claims in such Classes are deemed to accept the Plan.  Claims in Classes 4, 5 and 6 are Impaired under the Plan, and the holders of Claims in such Classes are entitled to vote on the Plan.  Claims in Classes 7, 8, 9 and 10 are Impaired under the Plan, and the holders of Claims in such are Classes not expected to receive any recovery under the Plan and are, thus, deemed to reject the Plan.

Pursuant to Bankruptcy Code Section 1129, all Classes of Claims or Interests must either have accepted the Plan or not be Impaired by the Plan for the Plan to be confirmed without application of the “fair and equitable test” to their Classes, and without considering whether the Plan “discriminates unfairly” with respect to such Classes, as both standards are described herein.

The Debtors will request confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code Section 1129(b) as more fully described below with respect to Classes 7, 8, 9 and 10 that are deemed to reject the Plan and any of Classes 4, 5 or 6 that vote against the Plan.

5.                                      Confirmation Without Acceptance By All Impaired Classes

Bankruptcy Code Section 1129(b) allows a bankruptcy court to confirm a plan even if less than all impaired classes entitled to vote on the plan have accepted it, provided that the plan has been accepted by at least one impaired class of claims.  Pursuant to Bankruptcy Code Section 1129(b), notwithstanding an impaired class’s rejection or deemed rejection of the Plan, the Plan can be confirmed, at the debtors’ request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” (as discussed below) and is “fair and equitable” (as discussed below) with respect to each class of claims or equity interests that is impaired under, and has not accepted, the Plan.

(a)                                 No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under a plan.  The test does not require that the treatment be the same or equivalent, but that such treatment not be “unfair.”  In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character).  Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors in a materially different manner without unfairly discriminating against either class.  This test only applies to classes that reject or that are deemed to have rejected a plan.

(b)                                 Fair And Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class.  This test only applies to classes that reject or that are deemed to have rejected the Plan.  Under this Plan, only Unsecured Claims and Interests have the potential to reject or be deemed to reject the Plan.  As to the rejecting class, the test sets different standards depending on the type of claims or equity interests in such class:

•                                          Unsecured Claims.  The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the following requirement that either:

•                                          the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or

•                                          the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property.

•                                          Equity Interests.  The condition that a plan be “fair and equitable” to a non-accepting class of equity interests includes the requirements that either:

•                                          the plan provides that each holder of an interest of such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or

•                                          the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.

The treatment of Unsecured Claims and Interests under the Plan satisfies the “fair and equitable” test.  Distributions are being made under the Plan only in accordance with legal priorities.  General Unsecured Claims in Class 4, Senior Notes Claims in Class 5 and Subordinated Notes Claims in Class 6 are entitled to Available Cash only after higher priority Claims are paid in full.  Holders of Subordinated Other Claims in Class 7 are entitled to any remaining Available Cash only after higher priority Claims in Classes 4, 5 and 6 are paid in full.  Holders of Subordinated Stock Claims and A123 Interests, which are on the same par under Bankruptcy Code Section 510(b), will receive nothing unless all higher priority Claims and all Claims in Class 4, 5 and 6 are paid in full, with postpetition interest.

D.                                    CONSUMMATION OF THE PLAN

The Plan will be consummated on the Effective Date.  If the Bankruptcy Court agrees to waive the stay under Bankruptcy Rule 3020(e), the Debtors expect consummation of the Plan to occur within several days after Confirmation of the Plan.  If the stay is not waived, consummation should occur within several days after the fourteen-day stay terminates.  For a more detailed discussion of the conditions precedent to the consummation of the Plan, see Article XI of the Plan.

IX.
ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan provides holders of Claims with the greatest possible value and earliest possible returns that can be realized on their respective Claims.  The Debtors also believe that the Plan is fair and reasonable in its treatment of all constituencies.  The alternatives to Confirmation of the Plan are (i) confirmation of an alternative Plan submitted by a party in interest in the Chapter 11 Cases; (ii) liquidation of the Assets, if necessary, and distribution under Chapter 7 of the Bankruptcy Code; and (iii) dismissal of the Chapter 11 Cases.  As discussed below, the Debtors believe that the alternatives will be less beneficial to holders of Claims than if the Plan is consummated.

A.                                    ALTERNATIVE PLAN

If the Plan is not confirmed, the Debtors or another party in interest in the Chapter 11 Cases will have an opportunity to file another Plan, but it does not appear that alternative plans are likely to succeed.  The Debtors believe that no other Plan would provide holders of Claims and Interests with a greater value or earlier recovery than they would be entitled to receive under the Plan.  The Debtors have been engaged in extensive negotiations with the Official Creditors’ Committee, and the Plan provides for Distributions to holders of Claims and Interests in a “waterfall” based on the relative seniority and legal priorities of the Classes.  The Debtors have no reason to believe that any further negotiations regarding a plan of liquidation would lead to any alternative plan that would provide greater recoveries that could be confirmed within a reasonable period of time and without protracted litigation and additional administrative expense.

B.                                    CHAPTER 7 LIQUIDATION

A Chapter 7 liquidation of the Debtors could be carried out with the anticipated results described above.  For the reasons set forth above, the Debtors believe that the Distributions to holders of Claims under the Plan will be greater and earlier than the distributions that might result after conversion of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code.

C.                                    DISMISSAL

Upon dismissal of the Chapter 11 Cases, the protections of the Bankruptcy Code would disappear, thereby resulting in costly, uncontrolled and protracted litigation in various jurisdictions among and between the parties in interest.  Therefore, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to Confirmation of the Plan.

THE DEBTORS AND THE OFFICIAL CREDITORS’ COMMITTEE BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES.  THEREFORE, THE DEBTORS AND THE OFFICIAL CREDITORS’ COMMITTEE RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

X.
THE SOLICITATION; VOTING PROCEDURES

A.                                    PARTIES ENTITLED TO VOTE

In general, a holder of a claim or interest may vote to accept or to reject a plan if (a) the claim or interest is “allowed,” which means generally that no party in interest has objected to such claim or interest and (b) the claim or interest is “impaired” by the plan and entitled to receive a recovery under the Plan.

Under Bankruptcy Code Section 1124, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan and, accordingly, holders of such claims and interests do not actually vote on the plan.  If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

B.                                    CLASSES ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN

Holders of Claims in Classes 4, 5 and 6 are entitled to vote to accept or reject the Plan.  By operation of law, each unimpaired Class of Claims is deemed to have accepted the Plan and each impaired Class of Claims or Interests that will receive nothing under the Plan is deemed to have rejected the Plan and, therefore, the holders of Claims or Interests in such Classes are not entitled to vote to accept or reject the Plan.  Consequently, Classes 1, 2 and 3 are deemed to have accepted the Plan and Classes 7, 8, 9 and 10 are deemed to have rejected the Plan and, therefore, none of the holder of Claims or Interests in such Classes are entitled to vote to accept or reject the Plan.

C.                                    WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of ballots will be determined by the Voting Agent and the Debtors (in consultation with the Official Creditors’ Committee) in their sole discretion, which determination will be final and binding. As indicated below under “Withdrawal of Ballots; Revocation,” effective withdrawals of ballots must be delivered to the Voting Agent prior to the Voting Deadline. The Debtors, in consultation with the Official Creditors’ Committee, reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right, in consultation with the Official Creditors’ Committee, to reject any and all ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors, in consultation with the Official Creditors’ Committee, further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular ballot. The interpretation (including the ballot and the respective instructions thereto) by the Voting Agent and the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine.  Neither the Debtors nor any other Person will be under any duty to provide notification of defects or irregularities with respect to deliveries of ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

D.                                    WITHDRAWAL OF BALLOTS; REVOCATION

Any party who has delivered a valid ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline. To be valid, a notice of withdrawal must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn, and (iv) be received by the Voting Agent in a timely manner at Logan & Company, Inc., Attention: A123 Systems, Inc., 546 Valley Road, Upper Montclair, New Jersey 07043. The Debtors intend to consult with the Voting Agent to determine whether any withdrawals of ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors, in consultation with the Official Creditors’ Committee, expressly reserve the absolute right to contest the validity of any such withdrawals of ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of ballots which is not received in a timely manner by the Voting Agent will not be effective to withdraw a previously cast ballot.  Any party who has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed ballot may revoke such ballot and change his or its vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed ballot is received, only the ballot which bears the latest date will be counted for purposes of determining whether the requisite acceptances have been received.

E.                                    SPECIAL INSTRUCTIONS FOR HOLDERS OF SUBORDINATED NOTES CLAIMS

If you are the holder of any Subordinated Notes Claim, or if you are acting on behalf of the holder of any of such Claims, please carefully review the special instructions that accompany your ballot.  The special instructions may not be consistent with the general instructions contained in this Disclosure Statement.  In the event of an inconsistency, you should follow the special instructions that accompany your ballot.

The Voting Record Date for determining which holders of Subordinated Notes are entitled to vote on the Plan is [           ], 2013.  The Subordinated Notes Indenture Trustee will not vote on behalf of the holders of such notes.  Holders must submit their own ballots.

1.                                      Beneficial Owners

A beneficial owner holding Subordinated Notes as record holder in its own name may vote using either a master ballot or a beneficial owner ballot.  The ballot must be completed, signed and returned to the Voting Agent on or before the Voting Deadline using the self-addressed envelope provided.

A beneficial owner holding Subordinated Notes in “street name” through a Nominee may vote on the Plan by one of the following two methods (as selected by such beneficial owner’s Nominee):

•                                          Complete and sign the beneficial owner ballot provided by the Nominee.  Return the ballot to the Nominee as promptly as possible and in sufficient time to allow such Nominee to process the ballot and return it to the Voting Agent by the Voting Deadline.  If no self-addressed envelope was provided by the Nominee, contact the Voting Agent for instructions; or

•                                          If the Nominee provides a pre-validated beneficial owner ballot (as described below), complete and sign the pre-validated ballot and return it to the Voting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.

Any beneficial owner ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan unless such Nominee properly completes and delivers to the Voting Agent either the beneficial owner ballot or a master ballot that reflects the vote of such beneficial owner.

If any beneficial owner owns Subordinated Notes through more than one Nominee, such beneficial owner may receive multiple mailings containing beneficial owner ballots.  The beneficial owner should execute a separate ballot for each block of Subordinated Notes that it holds through any particular Nominee and return each ballot to the respective Nominee in the envelope provided therewith.  Beneficial owners who execute multiple ballots with respect to Subordinated Notes held through more than one Nominee must indicate on each ballot the names of ALL such other Nominees and the additional amounts of such Subordinated Notes so held and voted.  If a beneficial owner holds a portion of the Subordinated Notes through a Nominee and another portion as a record holder, the beneficial owner should follow the procedures described in subparagraph (a) above to vote the portion held of record and the procedures described in subparagraph (b) above to vote the portion held through a Nominee.

2.                                      Nominees

A Nominee that on the Voting Record Date is the registered holder of Subordinated Notes for a beneficial owner can obtain the votes of the beneficial owners of such Subordinated Notes, consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

•                                          The Nominee may “pre-validate” a beneficial owner ballot by (i) signing the ballot; (ii) indicating on the ballot the name of the registered holder, the amount of Subordinated Notes held by the Nominee for the beneficial owner, and the account numbers for the accounts in which such Subordinated Notes are held by the Nominee; and (iii) forwarding such ballot, together with the Disclosure Statement, return envelope and other materials requested to be forwarded, to the beneficial owner for voting.  The beneficial owner must then complete the information requested in the ballot, review the certifications contained in the ballot, and return the ballot directly to the Voting Agent in the pre-addressed envelope so that it is RECEIVED by the Voting Agent before the Voting Deadline.  A list of the beneficial owners to whom “pre-validated” beneficial owner ballots were delivered should be maintained by Nominees for inspection for at least one year form the Voting Deadline; or

•                                          If the Nominee elects not to pre-validate the beneficial owner ballot, the Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned beneficial owner ballot, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forward.  Each such beneficial owner must then indicate his/her or its vote on the ballot, complete the information requested in the ballot, review the certifications contained in the ballot, execute the ballot, and return the ballot to the Nominee.  After collecting the beneficial owner ballot, the Nominee should, in turn, complete a master ballot compiling the votes and other information from the beneficial owner ballot, execute the master ballot, and deliver the master ballot to the Voting Agent so that it is RECEIVED by the Voting Agent before the Voting Deadline.  All beneficial owner ballots returned by beneficial owners should either be forwarded to the Voting Agent (along with the master ballot) or retained by Nominees for inspection for at least one year from the Voting Deadline.  EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BENEFICIAL OWNER BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT OT THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE

UNLESS THE BENEFICIAL OWNER BALLOT OR MASTER BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BENEFICIAL OWNER BALLOT OR MASTER BALLOT BE COUNTED. IN NO CASE SHOULD A BENEFICIAL OWNER BALLOT OR MASTER BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE NOMINEE OR THE VOTING AGENT.

3.                                      Delivery of Subordinated Notes

The Debtors are not at this time requesting the delivery of, and neither the Debtors nor the Voting Agent will accept, certificates representing any Subordinated Notes.

F.                                     VOTING RIGHTS OF DISPUTED CLAIMANTS

Holders of Disputed Claims in Classes 4, 5 and 6 whose Claims are (i) asserted as wholly unliquidated or wholly contingent in a timely Proof of Claim, (ii) asserted in an untimely Proof of Claim that has not been allowed by the Bankruptcy Court as timely on or before the Voting Record Date, (iii) asserted in a Proof of Claim as to which an objection to the entirety of the claim is pending as of the Voting Record Date or (iv) listed in the schedules of liabilities as contingent, unliquidated or disputed or as zero or unknown in amount, and not asserted in a timely Proof of Claim in a manner other than as wholly unliquidated or wholly contingent (collectively, the “Disputed Claimants”) are not permitted to vote on the Plan except as provided in the Solicitation Order. Pursuant to the procedures outlined in the Solicitation Order, Disputed Claimants may obtain a ballot for voting on the Plan only by filing a motion under Bankruptcy Rule 3018(a) seeking to have their Claims temporarily allowed for voting purposes only (a “Rule 3018 Motion”).  Any such Rule 3018 Motion must be filed with the Bankruptcy Court and served upon the Debtors’ counsel, Official Creditors’ Committee’s counsel, and the Voting Agent by no later than [             ], 2013 at [  ]:00 p.m. Eastern Time (the “Rule 3018 Motion Deadline”).  Any party timely filing and serving a Rule 3018 Motion will be provided a ballot and be permitted to cast a provisional vote to accept or reject the Plan.  If and to the extent that the Debtors and such party are unable to resolve the issues raised by the Rule 3018 Motion prior to the [                ], 2013 Voting Deadline established by the Bankruptcy Court, then at the Confirmation Hearing the Bankruptcy Court will determine whether the provisional ballot should be counted as a vote on the Plan. Nothing herein affects any party’s right to object to any Proof of Claim after the Voting Record Date. With respect to any such objection, the Debtors may request that any vote cast by the holder of the Claim subject to the objection be disallowed and not counted in determining whether the requirements of Bankruptcy Code Section 1126(c) have been met.

G.                                   FURTHER INFORMATION; ADDITIONAL COPIES

If you have any questions or require further information about the voting procedures for voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Voting Agent at:

Logan & Company, Inc.

Attention:  A123 Systems, Inc.

546 Valley Road

Upper Montclair, New Jersey  07043

Telephone: (973) 509-3190

Email: a123@loganandco.com

RECOMMENDATION

In the opinion of the Debtors and the Official Creditors’ Committee, the Plan is preferable to the alternatives described in this Disclosure Statement because it provides for a larger or equal distribution to the Debtors’ creditors than would otherwise result in liquidation under Chapter 7 of the Bankruptcy Code.  In addition, any alternative other than Confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to holders of Allowed Claims than that which is proposed under the Plan.  Accordingly, the Debtors and the Official Creditors’ Committee recommend that holders of Claims entitled to vote on the Plan cast their Ballots to accept the Plan and support confirmation of the Plan.

Dated: February 6, 2013

A123 SYSTEMS, INC.
A123 SECURITIES CORPORATION
GRID STORAGE HOLDINGS LLC

	By:	/s/ David Prystash

Title: Chief Financial Officer

LATHAM & WATKINS LLP
D. J. Baker
Rosalie Walker Gray
Adam S. Ravin
Annemarie V. Reilly
885 Third Avenue
New York, NY 10022-4834
(212) 906-1200

Caroline A. Reckler
Matthew L. Warren
Suite 5800
233 South Wacker Drive
Chicago, IL 60606
(312) 876-7700

RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins
Michael J. Merchant
920 N. King Street
Wilmington, DE 19801
(302) 651-7700

Counsel for Debtors

APPENDIX A

Plan of Liquidation

APPENDIX B

Organizational Chart

APPENDIX C

Liquidation Analysis